Exhibit 10.2

$250 MILLION REVOLVING CREDIT AGREEMENT

made and entered into

as of August 28, 2007

by and among

WHOLE FOODS MARKET, INC.,

a Texas corporation,

EACH OF THE FINANCIAL INSTITUTIONS WHICH IS

A SIGNATORY HERETO OR WHICH MAY FROM TIME TO

TIME BECOME A PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

ROYAL BANK OF CANADA,

as Syndication Agent,

WELLS FARGO BANK, N.A.,  LASALLE BANK MIDWEST, N.A., and

WACHOVIA BANK, N.A.,

as Co-Documentation Agents,

and

J. P.  MORGAN SECURITIES INC. AND RBC CAPITAL MARKETS(1),

as Joint Lead Arrangers and Joint Bookrunners

(1) RBC Capital Markets is a brand name for the investment banking activities of Royal Bank of Canada.

i

ii

EXHIBITS

A	—	Form of Note
B	—	Notice of Assumption
C	—	Officer’s Certificate
D	—	Request for Extension of Credit and Certificate of No Default
E	—	Rate Selection Notice
F	—	Form of Assignment and Acceptance
G-A	—	Form of Security Agreement A
G-B	—	Form of Security Agreement B
H		Form of Guaranty Agreement

SCHEDULES

1.1(a)	Disclosed Divestitures
1.1(b)	EBIT/EBITDA
1.1(c)	Guarantors
1.1(d)	Existing Letters of Credit
2.1(a)	Commitments
4.8	Subsidiaries
4.13	Assumed Names
4.16	Agreements
6.2(a)	Liens

iii

REVOLVING CREDIT AGREEMENT (this “Agreement”) dated as of August 28, 2007 among WHOLE FOODS MARKET, INC., a Texas corporation (the “Company”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Agent”) and collateral agent (together with any successor collateral agent appointed pursuant to Security Agreement A or Security Agreement B, as applicable, the “Collateral Agent”) for the lenders from time to time parties hereto (the “Lenders”), Royal Bank of Canada, as syndication agent, Wells Fargo Bank, N A, Wachovia Bank, N.A. and LaSalle Bank Midwest, N.A. as co-documentation agents, and J. P. Morgan Securities Inc. and RBC Capital Markets, as joint lead arrangers and joint bookrunners (in such capacities, the “Joint Lead Arrangers”).

PRELIMINARY STATEMENTS:

(1)           Pursuant to the agreement and plan of merger dated as of February 21, 2007 (as amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted hereunder, the “Merger Agreement”) among the Company, its wholly-owned subsidiary, WFMI Merger Co., a Delaware corporation (“Merger Sub”) and Wild Oats Markets, Inc., a Delaware corporation (the “Target”), the Company, through Merger Sub, has commenced an offer to purchase all the outstanding shares of the Target (the “Tender Offer”).  Following the successful consummation of the Tender Offer,  the Company, through Merger Sub, will acquire 100% of the outstanding shares of the Target and will merge with and into the Target (the “Merger”).

(2)           The Company has requested that the Lenders provide a $250,000,000 revolving line of credit to the Company to (i) finance the Tender Offer and the Merger Transactions and to pay related fees and expenses, and (ii) support new store development, other acquisitions, the issuance of standby letters of credit and other general corporate purposes, including but not limited to, the repurchase of stock and refinancing of existing Indebtedness of the Target, subject to the terms and conditions set forth herein.

(3)           The Lenders have indicated their willingness to lend such amount on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I - DEFINITIONS

Section 1.1  Certain Defined Terms.  Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in the Loan Documents have the meanings provided below.

“Additional Collateral” has the meaning specified in the Security Agreement B attached hereto as Exhibit G-B.

“Additional Collateral Trigger” shall mean the date on which (a) the Borrower’s corporate credit rating shall be (i) with respect to S&P’s corporate credit rating, equal to or lower than BB-, and (ii) with respect to Moody’s corporate rating system, equal to or lower than Ba3; or

(b) the Borrower’s corporate credit rating shall be less than (i) with respect to S&P’s corporate credit rating, BB-, or (ii) with respect to Moody’s corporate rating system, a rating of Ba3.

“Additional Security Period” shall mean the period, if any, beginning with the occurrence of the Additional Collateral Trigger until the Maturity Date.

“Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person; and with respect to an individual, “Affiliate” shall also mean any other individual related to such individual by blood or marriage.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

“Agent” shall have the meaning ascribed to it in the recital of parties hereto.

“Agent’s Account” means the Agent’s account specified by the Agent in writing to the Company and the Lenders from time to time.

“Aggregate Commitment” shall mean, on any day, the aggregate of all of the Commitments of the Lenders on such day.

“Agreement” shall have the meaning ascribed to it in the recital of parties hereto.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, an amount determined by the Agent equal to the amount, if any, (a) that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedging Agreement as if (i) such Hedging Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party” and (iii) the Agent was the sole party determining such payment amount (with the Agent making such determination pursuant to the terms of the governing documentation); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or any of its Subsidiaries party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement.

“Alternate Base Rate” shall mean for any day (a) the greater of (i) the Prime Rate, and (ii) the Federal Funds Rate plus 0.50% per annum, plus (b) the Applicable Margin in effect on such day.  For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate, respectively.  If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate plus the Applicable Margin.

“Alternate Base Rate Borrowing” shall mean that portion of the principal balance of the Loans at any time bearing interest at the Alternate Base Rate.

“Annual Audited Financial Statements” shall mean, with respect to each fiscal year of the Company, the Company’s 10-K Report filed with the Securities Exchange Commission for such fiscal year, prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants with an accounting firm of national standing and reputation, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with Generally Accepted Accounting Principles.

“Applicable Commitment Fee Percentage” shall mean with respect to any Loan on any date of determination, the applicable rate per annum for the corresponding rating of the Company’s corporate family ratings, and determined in accordance with the following grid:

Moody’s and S&P	Percentage (Per Annum)
BBB+ or Baa1	0.09%
BBB or Baa2	0.125%
BBB- and Baa3	0.15%
BBB- or Baa3	0.175%
BB+ and Ba1	0.20%
BB+ or Ba1	0.225%
BB and Ba2	0.25%
BB or Ba2	0.30%
Otherwise	0.35%

For purposes of determining the Applicable Commitment Fee Percentage in the case of split ratings, where applicable, (i) in the event of a single category split in ratings, the higher of the two ratings shall apply, (ii) in the event of a two-category split in ratings, the rating that is in the middle of the two ratings shall apply and (iii) in the event that there is more than a two-category split in ratings, the rating that is one category above the lower rating will apply.

“Applicable Margin” shall mean with respect to any Loan on any date of determination, the applicable rate per annum for the corresponding rating of the Company’s corporate family ratings, and determined in accordance with the following grid:

Moody’s and S&P	LIBOR Margin (Per Annum)	ABR Margin (Per Annum)
BBB+ or Baa1	0.375%	0.00%
BBB or Baa2	0.500%	0.00%
BBB- and Baa3	0.625%	0.00%
BBB- or Baa3	0.875%	0.00%
BB+ and Ba1	1.00%	0.00%
BB+ or Ba1	1.25%	0.25%
BB and Ba2	1.375%	0.375%
BB or Ba2	1.50%	0.50%
Otherwise	1.75%	0.75%

For purposes of determining the Applicable Margin in the case of split ratings, where applicable, (i) in the event of a single category split in ratings, the higher of the two ratings shall apply, (ii) in the event of a two-category split in ratings, the rating that is in the middle of the two ratings shall apply and (iii) in the event that there is more than a two-category split in ratings, the rating that is one category above the lower rating will apply.

“Applications” shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Borrowing” shall mean an Alternate Base Rate Borrowing or a LIBOR Rate Borrowing.

“Business Day” shall mean a day when the main office of the Agent is open for business and banks in New York, New York are generally open for business.

“Business Entity” shall mean corporations, partnerships, joint ventures, joint stock associations, business trusts and other business entities.

“Capital Lease Obligations” shall mean the obligations of the Company and its Subsidiaries on a consolidated basis to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its Subsidiaries under Generally Accepted Accounting Principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Generally Accepted Accounting Principles (including such Statement No. 13).

“Change of Control” shall mean any change so that any Unrelated Person (or any Unrelated Persons acting together which would constitute a Group) together with any Affiliate or Related Persons of such Unrelated Person or Unrelated Persons (in each case also constituting Unrelated Persons) shall at any time after the date hereof either (i) Beneficially Own more than fifty percent (50%) of the aggregate voting power of all classes of Voting Stock of the Company, or (ii) succeed in having enough of its or their nominees elected by the stockholders to the Board of Directors of the Company so as to constitute a majority of the Board of Directors of the Company.  As used herein, (a) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the “34 Act”) or any successor provision thereto; (b) “Group” shall mean a “group” for purposes of Section 13(d) of the 34 Act or any successor provision; (c) “Unrelated Person” shall mean any Person other than any trust for any employee stock ownership plan of the Company or any Subsidiary of the Company; (d) “Related Person” shall mean as to any Person, any other Person owning (1) five percent (5%) or more of the outstanding common stock of such Person or (2) five percent (5%) or more of the Voting Stock of such Person, and (e) “Voting Stock” shall mean as to any Person, the Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Collateral”  has the meaning specified in the Security Agreement A attached hereto as Exhibit G-A.

“Collateral Agent” shall have the meaning ascribed to it in the recital of parties hereto.

“Commitment” shall mean, as to any Lender, the obligation of such Lender to make Loans and incur liability for the Letters of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount set forth opposite such Lender’s name on Schedule 2.1(a) hereto under the caption “Commitment”, or as to any Lender that becomes a Party hereto by executing an Assignment and Acceptance, the amount set forth in such Assignment and Acceptance (in each case, as the same may be reduced from time to time pursuant to Section 2.2 hereof and increased from time to time pursuant to Section 2.16 hereof).

“Commitment Fee”, with respect to any Lender, shall have the meaning assigned to it in Section 2.2.

“Commitment Increase Agreement” shall have the meaning assigned to it in Section 2.16(c).

“Commitment Increase Notice” shall have the meaning assigned to it in Section 2.16(a).

“Commitment Percentage” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) such Lender’s Commitment to (b) the Aggregate Commitment.

“Confidential Information” means non-public information that any Loan Party furnishes to the Agent or any Lender, unless such information is or becomes (a) generally available to the public (other than as a result of a breach by the Agent or any Lender of its obligations hereunder) or that is or becomes available to the Agent or such Lender from a source other than the Loan Parties that is not, to the best of the Agent’s or such Lender’s knowledge, acting in violation of a confidentiality agreement with a Loan Party or (b) designated in writing by any Loan Party as non-confidential.

“Consequential Loss” shall mean, with respect to (a) the Company’s payment of principal of a LIBOR Rate Borrowing on a day other than the last day of the applicable LIBOR Interest Period, (b) the Company’s failure to borrow a LIBOR Rate Borrowing on the date specified by the Company for any reason, (c) the Company’s failure to make any prepayment of the Loans (other than Alternate Base Rate Borrowings) on the date specified by the Company, or (d) any cessation of the LIBOR Rate to apply to the Loans or any part thereof pursuant to Section 2.10 hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by any of the Lenders or the Agent, including any interest paid by any of the Lenders to lenders of funds borrowed by them to make or carry the Loans; a “Consequential Loss” shall mean, with respect to the termination or cancellation of any LIBOR Rate Borrowing pursuant to Section 2.10 hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by any of the Lenders or the Agent on account of any reduction resulting from such premature termination or cancellation of such borrowing in such Person’s margins or spreads between its cost of funds and the interest earned on the principal of the borrowing so terminated or canceled, including an amount equal to the excess (if any) of (x) interest that would have accrued on any such borrowing during the remainder of the applicable LIBOR Interest Period had such borrowing not been terminated or canceled early, over (y) the interest actually accrued on the principal amount of that terminated or canceled borrowing for such remainder of such LIBOR Interest Period.

“Consolidated Net Worth” shall mean, at any time, shareholder’s equity of the Company as set forth in the most recent consolidated Annual Audited Financial Statements of the Company and its Subsidiaries, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

“Contingent Obligations” shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including without limitation, any obligation of the Person for whom Contingent Obligations is being determined, whether or not contingent, (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligations” shall not include (x) endorsements of checks or other negotiable instruments in the ordinary course of business, (y) performance or payment guarantees by the Company of any Indebtedness of any of its Subsidiaries of the type permitted in Section 6.1(f) hereof, and (z) the obligations and liabilities of each Guarantor to the Agent and the Lenders under the Guaranties.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming the Person for whom Contingent Obligations is being determined is required to perform thereunder) as determined by the Agent in good faith.

“Contribution Agreement” shall mean that certain Contribution Agreement of even effective date herewith, by and among the Company and the Guarantors, as the same may have been or may hereafter be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

“Convertible Senior Debentures” shall mean those certain the 3.25% Convertible Senior Debentures due 2034 which are governed by that certain Indenture dated June 1, 2004, by and between Target and U.S. Bank National Association as trustee.

“Credit Facility Hedging Agreements” shall mean any Hedging Agreement now existing or hereafter entered into between the Company and any Lender and/or any of their respective Affiliates in connection with all or any portion of the Loans and/or any of the loans under the Term Loan Facility for purposes of hedging the risk of variable interest rate volatility or fluctuations of interest rates, as any such Hedging Agreement may be modified, supplemented and in effect from time to time.

“Current Sum” shall mean on any day, as to a particular Lender, the sum of (a) the then outstanding principal balance of such Lender’s Loans on such day plus (b) the product of (i) such Lender’s Commitment Percentage times (ii) the Letter of Credit Exposure Amount on such day.

“Current Sum Percentage” shall mean, with respect to any Lender, the ratio, expressed as a percentage of (a) such Lender’s Current Sum to (b) the aggregate Current Sum of all Lenders.

“Default” means any Event of Default or any other event or circumstance that with the passing of time or the giving of notice, or both, would constitute an Event of Default.

“Disclosed Divestitures” shall mean the proposed divestitures of the Company and its Subsidiaries set forth in Schedule 1.1(a) hereto.

“Discontinued Operations” shall mean, as of any day, operations of the Company or its Subsidiaries which have been discontinued, as reflected on the most recent Form 10-K or 10-Q for the Company filed with the Security and Exchange Commission, and which, as of such day, have been fully disposed of or liquidated.

“EBIT” shall mean for any period for which EBIT is calculated, Net Income of the Company and its Subsidiaries on a consolidated basis for such period plus, without duplication, (a) non-recurring, non-cash charges of the Company and its Subsidiaries on a consolidated basis for such period, (b) non-cash pre-opening rent expenses of the Company and its Subsidiaries on a consolidated basis for such period, (c) taxes of the Company and its Subsidiaries on a consolidated basis for such period, (d) interest expense of the Company and its Subsidiaries on a consolidated basis for such period and (e) non-cash stock compensation expense of the Company and its Subsidiaries on a consolidated basis for such period; provided that EBIT for the three quarters immediately prior to the Effective Date shall be as set forth in Schedule 1.1(b).  All components of EBIT shall be determined in accordance with Generally Accepted Accounting Principles, consistently applied.

“EBITDA” shall mean for any period for which EBITDA is calculated, Net Income of the Company and its Subsidiaries on a consolidated basis for such period plus, without duplication, (a) taxes of the Company and its Subsidiaries on a consolidated basis for such period (calculated after excluding any gain or loss attributable to Discontinued Operations as of such day), (b) depreciation, depletion, obsolescence and amortization of Property of the Company and its Subsidiaries on a consolidated basis for such period (calculated after excluding any depreciation, depletion, obsolescence and amortization applicable to Discontinued Operations as of such day), (c) interest expense of the Company and its Subsidiaries on a consolidated basis for such period (calculated after excluding any interest expense paid in connection with Discontinued Operations as of such day), (d) non-recurring, non-cash charges of the Company and its Subsidiaries on a consolidated basis for such period, (e) non-cash pre-opening rent expenses of the Company and its Subsidiaries on a consolidated basis for such period and (f) non-cash stock compensation expense of the Company and its Subsidiaries on a consolidated basis for such period; provided that EBITDA for the three quarters immediately prior to the Effective Date shall be as set forth in Schedule 1.1(b).  All components of EBITDA shall be determined in accordance with Generally Accepted Accounting Principles, consistently applied.

“Effective Date” has the meaning ascribed thereto in Section 3.2.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund or (d) any other Person (other than an individual) approved by the Agent and, except during the continuance of an Event of Default, the Company (each such consent not to be unreasonably withheld or delayed); it being understood that none of the Company nor any of its Affiliates shall, in any event, be an Eligible Assignee.

“Environmental Claim” shall mean any third party (including any Governmental Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges liability for (i) preservation, protection, conservation, pollution, contamination of, or releases or threatened releases of Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances or solid waste (as defined under the Resource Conservation and Recovery Act and its regulations, as amended from time to time); (iii) exposure to Hazardous Substances; (iv) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (v) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances.  An “Environmental Claim” includes a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

“Environmental Liabilities” shall mean all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including:  remedial, removal, response, abatement, restoration (including natural resources) investigative, or monitoring liabilities, personal injury and damage to property, natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorney’s fees and court costs.  Environmental Liability shall mean any one of them.

“Environmental Permit” shall mean any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of, wastes, pollutants, contaminants or Hazardous Substances.

“Equipment” shall have the meaning assigned to it in the Texas Business and Commerce Code in force on the date the document using such term was executed.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“Eurocurrency Liabilities” has the meaning specified in Regulation D.

“Event of Default” shall mean any of the events specified in Section 7.1 hereof or otherwise specified as an Event of Default in any other Loan Document, provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and Default shall mean any of such events, whether or not any such requirement has been satisfied.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds (provided that, for greater clarity and without limiting the foregoing, ordinary tax refunds on account of cash taxes actually paid would be considered ordinary course), pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean that certain fee letter dated as of March 16, 2007 among JPMorgan, J. P. Morgan Securities Inc., Royal Bank of Canada, and the Company.

“Fixed Charge Coverage Ratio” shall mean as of any day that the Fixed Charge Coverage Ratio is being calculated, the ratio of (a) EBIT plus Operating Lease Expense to (b) interest expense plus Operating Lease Expense.  All components of the Fixed Charge Coverage Ratio shall be computed for the Rolling Four Quarters as of such day and determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles, consistently applied; provided, that for purposes of determining interest expense and Operating Lease Expense in the Fixed Charge Coverage Ratio for the (a) fiscal quarter ended September 30, 2007, such interest expense and Operating Lease Expense for the measurement period then ended shall equal such items for such fiscal quarter multiplied by 52/13, (b) fiscal quarter ended January 20, 2008, such interest expense and Operating Lease Expense for the measuring period then ended shall equal such items for the two fiscal quarters then ended multiplied by 52/29, and (c) fiscal quarter ended April 30, 2008, such interest expense and Operating Lease Expense for the measuring period then ended shall equal such items for the three fiscal quarters then ended multiplied by 52/41; provided also that EBIT for the three quarters immediately prior to the Effective Date shall be as set forth in Schedule 1.1(b).

“Funded Indebtedness” shall mean (a) all Indebtedness of the Company and its Subsidiaries on a consolidated basis which by its terms matures more than one year after the applicable date of calculation of Funded Indebtedness (including without limitation, current maturities or scheduled principal payments of Funded Indebtedness for the applicable period for which Funded Indebtedness is being calculated), and any Indebtedness of the Company and its Subsidiaries on a consolidated basis maturing within one year from such date and (b) without duplication, Capital Lease Obligations of the Company and its Subsidiaries on a consolidated basis.  All components of Funded Indebtedness shall be determined in accordance with Generally Accepted Accounting Principles, consistently applied.

“Generally Accepted Accounting Principles” shall mean, as to a particular Person, those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board or successor organization, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Agent and the Lenders, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person.

“Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Agent, any of the Lenders or the Company, any of the Company’s Subsidiaries or their respective Property.

“Guaranties” shall mean that certain Guaranty, substantially in the form of Exhibit H hereto, by the Guarantors party thereto in favor of the Agent dated as of the date hereof, as the same may be amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time, and each and every other guaranty executed by any or all of the Guarantors from time to time; each a “Guaranty”.

“Guarantors” shall mean the Persons listed on Schedule 1.1(c) hereto, each Subsidiary that shall hereafter be required to execute and deliver a Guaranty pursuant to the terms of this Agreement and each and every other Person executing a guaranty from time to time guaranteeing the Indebtedness of the Company owing from time to time to the Lenders pursuant to this Agreement or the Notes.

“Hazardous Substance” shall mean any hazardous or toxic waste, substance or product or material defined or regulated from time to time by any applicable law, rule, regulation or order described in the definition of “Requirements of Environmental Law,” including solid waste (as defined under RCRA or its regulations, as amended from time to time), petroleum and any fraction thereof, any radioactive materials and waste.

“Hedging Agreements” shall mean any transaction (including an agreement with respect thereto) now or hereafter existing which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Incidental Liens” shall mean (i) Liens for taxes, assessments, levies or other governmental charges (but not Liens for clean up expenses arising pursuant to Requirements of Environmental Law) not yet due (subject to applicable grace periods) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (ii) carriers’, warehousemen’s, mechanics’, landlords’, vendors’, materialmen’s, repairmen’s, sureties’ or other like Liens (other than Liens for clean up expenses arising pursuant to Requirements of Environmental Law) arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or which are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect thereto are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) deposits not in excess at any time of $25,000,000 in the aggregate to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, licenses, franchises, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature incurred in the ordinary course of business and Liens to secure progress or partial payments made to the Company or any Subsidiary and other Liens of like nature made in the ordinary course of business; (v) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case singly or in the aggregate materially detract from the value or usefulness of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (vi) bankers’ liens arising by operation of law; (vii) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with any court proceeding the payment of which is covered in full (subject to customary deductibles) by insurance; (viii) inchoate Liens arising under ERISA to secure contingent liabilities of the Company; and (ix) rights of lessees and sublessees in assets leased by the Company or any Subsidiary not prohibited elsewhere herein.

“Indebtedness” shall mean, as to any Person, without duplication:  (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of Property or services; (b) any other indebtedness which is evidenced by a promissory note, bond, debenture or similar instrument; (c) any obligation under or in respect of outstanding letters of credit (including without limitation, the Letters of Credit), acceptances and similar obligations created for the account of such Person; (d) all Capital Lease Obligations of such Person; (e) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (f) net liabilities of such Person under Hedging Agreements (determined by reference to the Agreement Value thereof) and (g) all Contingent Obligations and Synthetic Indebtedness of such Person; provided, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Agent in trust for the payment thereof.

“Interest Option” shall have the meaning ascribed to it in Section 2.9(a) hereof.

“Interest Payment Dates” shall mean (a) for Alternate Base Rate Borrowings, (1) at all times while the Notes are outstanding, the last Business Day of each March, June, September and December, and (2) the Maturity Date; and (b) for LIBOR Rate Borrowings, (1) if the LIBOR Interest Period applicable to such LIBOR Rate Borrowing is equal to or less than three (3) months, the end of such LIBOR Interest Period, and (2) in all other cases, on that day which is three (3) calendar months following the first day of the applicable LIBOR Interest Period (or, if such day is not a Business Day, on the next succeeding day that is a Business Day) and at the end of such LIBOR Interest Period.

“Investment” shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

“Investment Grade” shall mean with respect to the Moody’s corporate credit rating system a rating of Baa3 or higher and with respect to the S&P corporate credit rating system a rating of BBB- or higher.

“Issuer” shall mean any Lender which is an issuer of a Letter of Credit. The initial Issuers will be JPMorgan and Bank of America, N.A; provided that Bank of America, N.A. shall only be an Issuer with respect to any outstanding Letters of Credit described in Schedule 1.1(d) issued by Bank of America, N.A., and as such Letters of Credit issued by Bank of America, N.A. expire and are required to be renewed or replaced, then subject to the applicable terms of this Agreement, such Letters of Credit will be replaced with Letters of Credit issued by JPMorgan.

“Joinder Agreement” shall mean any agreement, in Proper Form, executed by a Subsidiary of the Company from time to time, pursuant to which such Subsidiary joins in the execution and delivery of a Guaranty and the Contribution Agreement.

“Joint Lead Arrangers” shall have the meaning ascribed to such term in the recitals hereto.

“JPMorgan” shall have the meaning ascribed to it in the recital of parties hereto.

“Legal Requirement” shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

“Lenders” shall have the meaning ascribed to it in the recital of parties hereto.

“Letter of Credit Advances” shall mean all sums which may from time to time be paid by any and all of the Lenders pursuant to the Letters of Credit, or any of them, together with all other sums, fees, reimbursements or other obligations which may be due to any or all of the Lenders pursuant to the Letters of Credit, or any of them.

“Letter of Credit Exposure Amount” shall mean at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Advances for which the Lenders have not been reimbursed and which remain unpaid at such time.

“Letter of Credit Fee Payment Date” shall mean, with respect to any Letter of Credit, the date of issuance thereof and the last Business Day of each March, June, September and December which occurs after the date of issuance, but prior to the expiry date of said Letter of Credit.

“Letter of Credit Termination Date” shall mean a date which is three (3) months prior to the Maturity Date.

“Letters of Credit” shall mean (a) all irrevocable standby letters of credit and all commercial letters of credit issued by any Issuer pursuant to the terms set forth in this Agreement and (b) all outstanding letters of credit issued by JPMorgan or Bank of America, N.A. prior to the date hereof for the account of the Company or any of its Subsidiaries (including the Target) described as “Revolving Credit Facility Letters of Credits” on Schedule 1.1(d).

“Leverage Ratio” shall mean as of any day that the Leverage Ratio is calculated, the ratio of Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis as of such day to EBITDA of the Company and its Subsidiaries on a consolidated basis for the Rolling Four Quarters as of such day; provided that EBITDA for the three quarters immediately prior to the Effective Date shall be as set forth in Schedule 1.1(b).

“LIBOR Business Day” shall mean a Business Day on which transactions in United States Dollar deposits between banks may be carried on in the London, England interbank market.

“LIBOR Interest Period” shall mean, for each LIBOR Rate Borrowing, a period commencing:

(a)                                  on the date of such LIBOR Rate Borrowing, or

(b)                                 on the last day of the immediately preceding LIBOR Interest Period in the case of a rollover to a successive LIBOR Interest Period, and ending on the numerically corresponding day one, two, three or (as available) six months thereafter, as the Company shall elect in accordance herewith; provided, (w) any LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR

Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding LIBOR Business Day; (x) any LIBOR Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month; (y) no LIBOR Interest Period shall ever extend beyond the Maturity Date; and (z) LIBOR Interest Periods shall be selected by the Company in such a manner that the LIBOR Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

“LIBOR Rate” means, for any LIBOR Interest Period for all LIBOR Rate Borrowings comprising part of the same Borrowing, (a) an interest rate per annum equal to the rate per annum obtained by dividing (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBOR 01 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such LIBOR Interest Period for a period equal to such LIBOR Interest Period (provided that, if for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Interest Period for all LIBOR Rate Borrowings comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR 01 as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such LIBOR Interest Period for a term comparable to such LIBOR Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR 01, the applicable rate shall be the arithmetic mean of all such rates) by (ii) a percentage equal to 100% minus the LIBOR Reserve Percentage for such LIBOR Interest Period plus (b) the Applicable Margin from time to time in effect during such term.

“LIBOR Rate Borrowing” shall mean each portion of the principal balance of the Loans at any time bearing interest at the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

“Loan Documents” shall mean this Agreement, the Notes, the Guaranties, the Contribution Agreement, the Joinder Agreements, Letters of Credit, the Applications, the Fee Letter, Security Agreement A, Security Agreement B, the Credit Facility Hedging Agreement, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent and/or the Lenders pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

“Loan Party” means the Company or any Guarantor.

“Loans” shall mean the advances of funds described in Section 2.1 hereof.  Loan shall mean any one of the Loans.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means a material adverse effect on the validity or enforceability of any material provision of the Loan Documents, on the ability of the Company to consummate the Transactions, on the financial condition of the Company (either individually or taken as a whole with its Subsidiaries), or on the property, business, operations or liabilities of the Company (either individually or taken as a whole with its Subsidiaries).

“Maturity Date” shall mean the earlier of (a) August 28, 2012 and (b) the date specified by the Agent pursuant to Section 7.1 hereof.

“Merger” shall have the meaning ascribed to it in the Preliminary Statements hereto.

“Merger Agreement” shall have the meaning ascribed to it in the Preliminary Statements hereto.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Income” shall mean gross revenues and other proper income credits, less all proper income charges, including taxes on income, all determined in accordance with Generally Accepted Accounting Principles; provided, that there shall not be included in such revenues (i) any income representing the excess of equity in any Subsidiary at the date of acquisition over the investment in such Subsidiary, (ii) any equity in the undistributed earnings of any Person which is not a Subsidiary, (iii) any earnings of any Subsidiary for any period prior to the date such Subsidiary was acquired, except as may be permitted under Generally Accepted Accounting Principles in connection with the pooling of interest method of accounting, and (iv) any gains resulting from the write-up of assets.  Net Income shall be determined on a consolidated basis.

“Net Proceeds” shall mean:

(a)                                  with respect to any sale, lease, transfer or other disposition of any asset of the Company or any of its Subsidiaries (except in the case of Disclosed Divestitures listed in part A of Schedule 1.1(a)), the excess, if any, of (i) the sum of cash and Permitted Investment Securities received in connection with such sale, lease, transfer or other disposition (including any cash or Permitted Investment Securities received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) less (ii) the sum of (A) the principal amount of any Indebtedness (other than Indebtedness under the Loan Documents) that is required to be repaid in connection with such sale, lease, transfer or other disposition thereof, (B) the reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Company or its Subsidiaries, (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith and (D) a reasonable reserve for any purchase price adjustment or any indemnification payments (fixed and contingent) attributable to the seller’s obligations to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such sale, lease, transfer or other disposition; provided, however, that Net Proceeds shall not include any such amounts to the extent such amounts are reinvested or contracted to be so reinvested in capital assets used or useful in the business of the Company and its Subsidiaries within 270 days after the date of receipt thereof or the date such contact is entered into; and

(b)                                 with respect to any Extraordinary Receipt that is not otherwise included in clause (a) above, the sum of the cash and Permitted Investment Securities received in connection therewith (including any cash or Permitted Investment Securities received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) less fees, costs, out of pocket expenses and commissions incurred in connection with the receipt thereof; provided, however, that Net Proceeds shall not include any such amounts from Extraordinary Receipts (other than in respect of Customer Penalties) to the extent such amounts are reinvested or contracted to be so reinvested in capital assets used or useful in the business of the Company and its Subsidiaries within 270 days after the date of receipt thereof or the date such contract is entered into.

“New Lender” shall have the meaning assigned to it in Section 2.16(b).

“New Lender Agreement” shall have the meaning assigned to it in Section 2.16(b).

“Non-Consenting Lender” means, in the event that the Required Lenders have agreed to any consent, waiver or amendment pursuant to Section 9.10 that requires the consent of one or more Lenders in addition to the Required Lenders, any Lender who is entitled to agree to such consent, waiver or amendment but who does not so agree.

“Non-Guarantor Subsidiaries” means (a) Subsidiaries of the Company organized under the laws of a jurisdiction located outside of the United States, (b) prior to consummation of the Merger, the Target and its Subsidiaries, and (c) any one or more Subsidiaries of the Company designated by the Company in writing to the Agent from time to time that do not represent, in the aggregate, (i) five percent (5%) or more of the consolidated EBITDA of the Company and its Subsidiaries or (ii) five percent (5%) or more of the consolidated tangible assets of the Company and its Subsidiaries; provided, that no Subsidiary of the Company shall be a Non-Guarantor Subsidiary to the extent that such Subsidiary guaranties any other Indebtedness of the Company.

“Notes” shall mean the promissory notes, each substantially in the form of Exhibit A attached hereto, of the Company evidencing the Loans, payable to the order of the respective Lenders in the amount of the sum of said Lender’s Unused Commitment and the Current Sum owing to said Lender, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor.  Note shall mean any one of them.

“Notice of Assumption” shall mean a Notice of Assumption in favor of the Agent, substantially in the form of Exhibit B attached hereto and otherwise in Proper Form.

“Officer’s Certificate” shall mean a certificate substantially in the form of Exhibit C attached hereto.

“Operating Lease Expense” shall mean for any period for which Operating Lease Expense is calculated, the aggregate amount of fixed and contingent rentals (exclusive of payments of Capital Lease Obligations) payable by the Company and its Subsidiaries for such period with respect to leases of Property.  Operating Lease Expense shall be determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles, consistently applied.

“Organizational Documents” shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Agent.

“Parties” shall mean all Persons, other than the Agent, any Lender or any Issuer, executing any Loan Document.

“Past Due Rate” shall mean, on any day, the Alternate Base Rate plus two percent (2%).

“Permitted Asset Dispositions” shall have the meaning attributed to such terms in Section 6.4(z) hereof.

“Permitted Investment Securities” shall mean:  (1) readily marketable securities issued or fully guaranteed by the United States of America or any agency or wholly owned corporation thereof; (2) commercial paper rated “Prime 1” by Moody’s Investors Service, Inc.  or A-1 by Standard and Poor’s Corporation with maturities of not more than one hundred eighty (180) days and short term notes payable of any Business Entity where said notes are rated at least “Prime 1” by Moody’s Investors Service, Inc.  or “A-1” by Standard & Poor’s Corporation with maturities of not more than ninety (90) days; (3) certificates of deposit or repurchase certificates issued by any Lender or any other financial institution acceptable to the Agent, all of the foregoing not having a maturity of more than one (1) year from the date of issuance thereof; (4) securities issued by municipalities rated AA or better by Standard & Poor’s Corporation not having a maturity of more than one (1) year from the date of issuance thereof; and (5) money market mutual funds having capital surplus of at least $1,000,000,000 and deemed acceptable by the Agent, substantially all of the assets of which are comprised of securities, commercial paper, certificates of deposit or repurchase certificates of the type described in subclauses (1) through (4) above.

“Permitted Stock Dispositions” shall have the meaning attributed to such terms in Section 6.4(z) hereof.

“Person” shall mean any individual, corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Plan” shall mean any plan subject to Title IV of ERISA and maintained for employees of the Company or of any member of a “controlled group of corporations”, as such term is defined in the Code, of which the Company or any of its Subsidiaries it may acquire from time to time is a part, or any such plan to which the Company or any of its Subsidiaries it may acquire from time to time is required to contribute on behalf of its employees.

“Prime Rate” shall mean, for any day, the prime rate as determined from time to time by JPMorgan as being its prime rate for that day.  Without notice to the Company or any other Person, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which said Prime Rate fluctuates, with each change to be effective as of the date of each change in said Prime Rate.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer, and JPMorgan disclaims any statement, representation, or warranty to the contrary.  JPMorgan may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Proper Form” shall mean in form and substance satisfactory to the Agent and, in the case of any Application, the applicable Issuer.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Quarterly Unaudited Financial Statements” shall mean, with respect to each fiscal quarter of the Company (except for the last fiscal quarter), the Company’s 10-Q Report filed with the Securities Exchange Commission for such fiscal quarter.  All of the Quarterly Unaudited Financial Statements of the Company are to be prepared in accordance with Generally Accepted Accounting Principles and certified as true and correct by a Responsible Officer of the Company.

“Rate Selection Date” shall mean that Business Day which is (a) in the case of Alternate Base Rate Borrowings, the Business Day of such borrowing or (b) in the case of LIBOR Rate Borrowings, the date three (3) Business Days preceding the first day of any proposed LIBOR Interest Period.

“Rate Selection Notice” shall have the meaning ascribed to it in Section 2.9(b)(i) hereof.

“Re-Allocation Date” shall have the meaning assigned to it in Section 2.16(e).

“Register” shall have the meaning assigned to such term in Section 9.11(e).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulatory Change” shall mean, with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of banks including such Lender under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

“Request for Extension of Credit and Certificate of No Default” shall mean a written request for extension of credit substantially in the form of Exhibit D attached hereto.

“Required Lenders” shall mean two (2) or more Lenders having a majority or greater of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, the aggregate Current Sum for all Lenders.

“Requirements of Environmental Law” shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any Governmental Authority now or hereafter in effect which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste or Hazard Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (iv) exposure of Persons or property to Hazardous Substances; (v) the safety or health of employees or other Persons or (vi) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment.  Requirement of Environmental Law shall mean any one of them.

“Responsible Officer” shall mean the chief executive officer, chief financial officer,

president of a Loan Party and the general counsel of the Company.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Rolling Four Quarters” shall mean the then most recently ended four (4) consecutive fiscal quarters of the Company for which, as of such day, financial statements are required to have been given to the Agent and Lenders pursuant to this Agreement.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Security Agreement  A”  means a security and pledge agreement substantially in the form of Exhibit G-A hereto.

“Security Agreement B”  means a security and pledge agreement substantially in the form of Exhibit G-B hereto.

“Solvent” and “Solvency” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value (taken on a going concern basis) of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value (taken on a going concern basis) of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.  In determining the Solvency of any Loan Party the contribution rights that such Loan Party will have against the other Loan Parties and the subrogation rights that each Guarantor will have against the Company shall be taken into account.

“Stock” shall mean as to a Business Entity, all capital stock or other indicia of equity rights issued by such Business Entity from time to time.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Synthetic Indebtedness” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person (excluding operating leases) but which upon the insolvency or bankruptcy of such Person, to the extent functioning as debt for borrowed money, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” shall have the meaning ascribed to it in the Preliminary Statements hereto.

“Target Representations” shall mean the representations and warranties made by or on behalf of the Target and its Subsidiaries and contained in the Merger Agreement and the representations and warranties of the Company with respect to the Target and its Subsidiaries set forth in Sections 4.1, 4.3, 4.14, 4.15, 4.18 and 4.19

“Target Representation Limitations” means that, on the date of the initial Borrowing hereunder until the earlier of the date of consummation of the Merger and the Commitment Termination Date (as defined in the Term Loan Facility), the representations and warranties of the Company set forth in Article IV in respect of the Target and its Subsidiaries shall be limited to the Target Representations.

“Taxes” shall have the meaning ascribed to it in Section 2.10(b) hereof.

“Tender Offer” shall have the meaning ascribed to it in the Preliminary Statements hereto.

“Term Loan Facility” shall mean the senior term loan facility of the Company dated as of the date hereof among the Company, the financial institutions from time to time parties thereto, and Royal Bank of Canada, as administrative agent, as the same may be amended from time to time in accordance with the terms of this Agreement.

“Transactions” means the consummation of the Merger and the entering into and borrowings under this Agreement.

“Uncommitted Money Market Borrowings” shall mean any Indebtedness for borrowed funds advanced by any lender to the Company under any “discretionary guidance,” “bid line” or other type of uncommitted money market loan facility.

“Unsecured Borrowed Debt” shall mean all Indebtedness resulting from borrowings of the Company (exclusive of intercompany borrowings) from time to time owing to Persons which is not secured by any Liens (other than borrowings from trade creditors in the ordinary course of business).

“Unused Commitment” shall mean, as to a particular Lender, the difference of such Lender’s Commitment on such day less the Current Sum applicable to such Lender on such day.

Section 1.2  Accounting Terms and Determinations.

Except where specifically otherwise provided:

(a)           The symbol “$” and the word “dollars” shall mean lawful money of the United States of America.

(b)           Any accounting term not otherwise defined shall have the meaning ascribed to it under Generally Accepted Accounting Principles.

(c)           Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a consolidated basis, and financial measurements shall be computed without duplication.

(d)           Wherever the term “including” or any of its correlatives appears in the Loan Documents, it shall be read as if it were written “including (by way of example and without limiting the generality of the subject or concept referred to)”.

(e)           Wherever the word “herein” or “hereof” is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used.

(f)            References in any Loan Document to Section numbers are references to the Sections of such Loan Document.

(g)           References in any Loan Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Loan Document, and they shall be deemed incorporated into such Loan Document by reference.

(h)           Any term defined in the Loan Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; provided that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Loan Documents.

(i)            All times of day used in the Loan Documents mean local time in New York, New York.

(j)            Defined terms may be used in the singular or plural, as the context requires.

ARTICLE II - — LOANS; ETC.

Section 2.1  Loans.

(a)           Subject to the terms and conditions hereof, each Lender severally agrees to make  Loans to the Company from time to time prior to the Maturity Date, in an aggregate principal amount at any one time outstanding (including its liability for the Letter of Credit Exposure Amount at such time) up to but not exceeding such Lender’s Commitment on such date.  Loans repaid prior to the Maturity Date may be reborrowed pursuant to the terms of this Agreement.  Each Loan which is not made to repay a Letter of Credit Advance pursuant to Section 2.4 hereof shall be in an amount of at least (i) $5,000,000 or (ii) the Unused Commitment of the Lenders, whichever is less.  Each repayment of the Loans shall be in an amount of at least $5,000,000 or, if less, the Current Sum.

(b)           The Company shall give the Agent notice of a request for a Loan in accordance with Section 3.1 hereof.  Upon receipt of each such notice, the Agent shall promptly give each of the Lenders notice of receipt thereof, which notice may be by telephone or facsimile.  Not later than 1:30 P.M. (New York Time) on the date specified for the making of such Loan, each Lender shall make available to the Agent, at the Agent’s Account, such Lender’s Commitment Percentage of such Loan in immediately available funds for the account of the Company.  The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing same, in immediately available funds, in an account designated by the Company maintained with the Agent or with another financial institution reasonably acceptable to the Agent.  If a requested Loan shall not occur on any date specified by the Company as set forth in the applicable Request for Extension of Credit and Certificate of No Default because all of the conditions for such Loan set forth herein or in any of the other Loan Documents shall have not been met, the Agent shall return the amounts so received from the Lenders in respect of such requested Loan to the applicable Lenders as soon as practicable; provided, however, if and to the extent that the Agent fails to return any such amounts to any applicable Lender by the Business Day following the date that the requested Loan was to have been made, the Agent shall pay interest on such unreturned amounts for each date from such date that the requested Loan was to have been made, to the date that such unreturned amounts are returned to such Lender, such interest to accrue at the Federal Funds Rate and to be payable upon written request from such Lender.

(c)           Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s ratable portions of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.1 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Company severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Company, the interest rate applicable at such time under Section 2.9 to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate.  If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of such Borrowing for all purposes.

(d)           The obligations of the Lenders hereunder are several and not joint; therefore, notwithstanding anything herein to the contrary, (i) no Lender shall be required to make Loans at any one time outstanding in excess of such Lender’s Commitment, (ii) if a Lender fails to make a Loan as and when required hereunder and the Company subsequently makes a repayment on the Loans, such repayment shall be split among the non-defaulting Lenders in accordance with their respective Current Sum Percentages until each Lender has its Commitment Percentage of all of the outstanding Loans, then the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Commitment Percentages (it being understood that any such repayment to a defaulting Lender shall not be deemed to relieve such defaulting Lender from any liability to the Company resulting from such defaulting Lender’s failure to make a Loan as and when required hereunder) and (iii) the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (provided, that no Lender shall be responsible for the failure of any other Lender to make a Loan such other Lender is obligated to make hereunder).

(e)           Notwithstanding anything to the contrary contained in this Section 2.1 or any other provision of this Agreement, the Company covenants and agrees that in no event shall the aggregate amount of the Loans and the Letter of Credit Exposure Amount outstanding on any day ever exceed the amount of the Aggregate Commitment then in effect as of such day less the aggregate amount of Uncommitted Money Market Borrowings then outstanding as of such day.

Section 2.2  Commitment Fees; Termination and Reductions.  In consideration of each Lender’s Unused Commitment, the Company agrees to pay to the Agent for the account of each Lender a commitment fee (each a “Commitment Fee”) (computed on the basis of the actual number of days elapsed in a year composed of 360 days) in an amount equal to the product of (A) the Applicable Commitment Fee Percentage in effect for the period for which the Commitment Fee is being computed times (B) such Lender’s Unused Commitment.  The Commitment Fee shall be due and payable in arrears on the last Business Day of each March, June, September and December prior to the Maturity Date and on the Maturity Date, with each Commitment Fee to commence as of the date hereof and to be effective as to any reduction in the Commitment or change in the Applicable Commitment Fee Percentage as of the date of any such decrease or change, and each Commitment Fee shall cease to accrue (except with respect to past due interest on any unpaid portion thereof) on the Maturity Date.  All past due Commitment Fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Agent.  The Aggregate Commitment may be permanently terminated or reduced as follows, which such reductions shall be applied pro rata:

(a)           the Company may, upon three (3) Business Days’ prior written notice to the Agent, permanently terminate or reduce the Aggregate Commitment in an amount of at least $10,000,000 or the amount of the Aggregate Commitment at such time, whichever is less; and

(b)           any prepayment of the Loans and Letter of Credit Advances in accordance with the provisions of Section 2.3 hereof shall permanently and automatically reduce the Aggregate Commitment in an amount equal to any such prepayment.

Section 2.3  Mandatory Prepayments; Commitment Reduction.

(a)           If the Current Sum applicable to a Lender at any time exceeds such Lender’s Commitment, the Agent shall notify the Company in writing of the deficiency by overnight priority delivery service provided by a nationally recognized delivery service or, if the officer of the Agent providing such notice to the Company is located in Austin, Texas, by hand delivery confirmed by written receipt. Within three Business Days after the actual receipt of such notice, the Company shall make a prepayment on such Lender’s Note or otherwise reimburse the Agent for Letter of Credit Advances or cause the one or more Letters of Credit to be canceled and surrendered in an amount sufficient to reduce such Current Sum to an amount no greater than such Commitment.

(b)           The Company shall, not later than five Business Days following the date of receipt of any Net Proceeds by any Loan Party or any of its Subsidiaries, by notice to the Agent, prepay the Indebtedness outstanding under the Term Loan Facility and the Loans in an amount equal to the amount of such Net Proceeds, to be applied in the following order:  (i) first, to be applied against the Indebtedness outstanding under the Term Loan Facility; and (ii) second, the balance of such Net Proceeds, if any, shall be applied against the aggregate principal amount of the Loans, such prepayment to be applied to the Loans on a pro rata basis; provided that this subsection shall not apply to the first $10,000,000 of Net Proceeds received by the Company and its Subsidiaries in any fiscal year of the Company.

(c)           The Company shall, on the date that is 90 days following the Effective Date, prepay an aggregate principal amount of the Indebtedness outstanding under the Term Loan Facility in an amount equal to the excess above $10,000,000 of the aggregate principal amount of the Target’s Convertible Senior Debentures outstanding on such date.

Section 2.4  Payments.  All sums payable by the Company to the Agent hereunder or pursuant to Notes for its own account or the account of the Lenders shall be payable in United States dollars in immediately available funds not later than 12:00 noon on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind.  Any such payment received and accepted by the Agent or any Issuer after such time shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day.  All such payments shall be made to the Agent at the Agent’s Account.  If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension.

Section 2.5  Prepayments of Loans.

(a)           In addition to the mandatory prepayments required by Section 2.3 hereof, the Company shall have the right, at its option, to prepay the Loans in whole at any time or in part from time to time, without premium or penalty, except as provided in this Section or subsections (a), (b) or (c) of Section 2.10 hereof.  Each partial prepayment under this subsection shall be a principal amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.  Each prepayment under this subsection shall be applied to the prepayment of the aggregate unpaid principal amount of the Notes.  Prepayments under this Agreement shall be subject to the following additional conditions:

i.              In giving notice of prepayment as hereinafter provided, the Company shall specify, for the purpose of paragraphs (ii) and (iii) immediately following, the manner of application of such prepayment as between any outstanding Alternate Base Rate Borrowings and LIBOR Rate Borrowings; provided, that in no event shall any LIBOR Rate Borrowing be partially prepaid.

ii.             Prepayments applied to any LIBOR Rate Borrowing may be made on any LIBOR Business Day, provided, that (A) the Company shall have given the Agent at least two (2) LIBOR Business Days’ prior irrevocable written or facsimile notice of such prepayment, specifying the principal amount of the LIBOR Rate Borrowing to be prepaid, the particular LIBOR Rate Borrowing to which such prepayment is to be applied and the prepayment date; and (ii) if such prepayment is made on any day other than the last day of the LIBOR Interest Period corresponding to the LIBOR Rate Borrowing to be prepaid, the Company shall pay directly to the Agent for the account of the Lenders, on the last day of such LIBOR Interest Period, the Consequential Loss as a result of such prepayment.

iii.            Prepayments applied to any Alternate Base Rate Borrowing may be made on any Business Day, provided that the Company shall have given the Agent at least five (5) Business Days prior irrevocable written notice or notice by telephone or facsimile (which is to be promptly confirmed in writing) of such prepayment, specifying the principal amount of the Alternate Base Rate Borrowing to be prepaid and the prepayment date.

(b)           Notice of any prepayment having been given, the principal amount specified in such notice, together with (in the case of any prepayment of a LIBOR Rate Borrowing) interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

(c)           Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Rate Borrowing by causing a branch, foreign or otherwise, or Affiliate of such Lender to make such Loans and may transfer and carry such Loans at, to or for the account of any branch office or Affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loans shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loans shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such portions of the Loan, for the account of such branch or affiliate.

(d)           Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained its portion of each LIBOR

Rate Borrowing during each LIBOR Interest Period for the Loans through the purchase of deposits having a maturity corresponding to such LIBOR Interest Period and bearing an interest rate equal to the London Interbank Rate for such LIBOR Interest Period.

(e)           The Company’s obligation to pay increased costs and Consequential Loss with regard to each LIBOR Rate Borrowing as specified in this Section 2.5 hereof shall survive termination of this Agreement.

Section 2.6  Application of Payments and Prepayments.  Prepayments of the Loans shall be applied first to the principal amount thereof, with the balance to accrued interest.  Regularly scheduled  payments of the Loans shall be applied first to accrued interest, the balance to the principal.  If the Agent receives funds on a date when payments of the Loans are due and such funds are not sufficient to pay all of the obligations of the Company hereunder then due, or if the Agent receives any payments or other amounts owing to Agent or any Lender under any Loan Document, including without limitation, proceeds obtained from the enforcement of the Guaranties, then such funds shall be applied (a) first, to fees or expenses of the Agent then due hereunder or any other Loan Document which are to be paid by the Company or the applicable Guarantor, (b) second, to fees or expenses of the Lenders then due hereunder or any other Loan Document (other than fees or expenses owing under Credit Facility Hedging Agreements) which are to be paid by the Company or the applicable Guarantor, including without limitation, Commitment Fees to the extent then due, (c) third, to the accrued interest on and, to the extent then due, principal of the Loans and any Letter of Credit Advances then outstanding, and (d) fourth, to amounts owing under Credit Facility Hedge Agreements.  Each payment received by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds.  If the Agent fails to send to any Lender the product of such Lender’s Current Sum Percentage times the aggregate amount of any such payment timely received by the Agent for the account of all the Lenders by the close of business on the Business Day following the date such payment was received by the Agent, the Agent shall pay to such Lender interest on such Lender’s pro-rata portion of such payment timely received by the Agent from such date of receipt by the Agent to the date that such Lender receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Rate and to be payable upon written request from such Lender.

Section 2.7  Pro Rata Treatment.  Except to the extent otherwise provided herein:  (a) each borrowing from the Lenders under Section 2.1 hereof shall be made, each payment of commitment fees shall be made and applied for the account of the Lenders, and each termination or reduction of the Unused Commitments of the Lenders under Section 2.2 hereof shall be applied, pro rata, according to each Lender’s Commitment Percentage; (b) each payment by the Company of principal of or interest on Loans shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective Current Sum Percentage of the Lenders; (c) each Letter of Credit will be issued for the account of the Lenders severally and ratably among the Lenders in accordance with their respective Commitment Percentages, and (d) the Lenders (other than the applicable Issuer) shall purchase from any Issuer participations in the Letters of Credit issued by such Issuer, to the extent of their respective Commitment Percentages.

Section 2.8  Payment Dates on the Loans.  Accrued interest on the unpaid balance of the Loans shall be payable on the Interest Payment Dates and at the Maturity Date, commencing with the first of such dates to occur after the date hereof.  After the Maturity Date, accrued interest on the Loans shall be payable on demand.  On the Maturity Date, the outstanding principal balance of the Loans shall be fully due and payable.

Section 2.9  Interest Options for Loans.

(a)           Options Available.  The Loans shall bear interest at the Alternate Base Rate; provided, that (1) all past due principal and interest shall bear interest at the Past Due Rate which shall be payable on demand, and (2) subject to the provisions hereof, the Company shall have the option of having all or any portion of the outstanding principal amount of the Loans bear interest until their respective maturities at a rate per annum equal to the LIBOR Rate (together with the Alternate Base Rate, individually herein called an “Interest Option” and collectively called “Interest Options”).  The records of the Agent with respect to Interest Options, LIBOR Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error.  Interest on the Loans shall be calculated at the Alternate Base Rate except where it is expressly provided pursuant to this Agreement that the LIBOR Rate is to apply.

(b)           Designation and Conversion.  The Company shall have the right to designate or convert its Interest Options in accordance with the provisions hereof.  Provided no Event of Default has occurred and is continuing and subject to the provisions of the last sentence of Subsection 2.09(a) hereinabove and of Section 2.10 hereof, the Company may elect to have the LIBOR Rate apply or continue to apply to all or any portion of the outstanding principal balance of the Loans.  Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion alone shall not change the outstanding principal amount of the Loans.  The Interest Options shall be designated or converted in the manner provided below:

i.              The Company shall give the Agent notice by telephone or facsimile promptly confirmed by written notice (the “Rate Selection Notice”) substantially in the form of Exhibit E hereto.  Each such telephone or facsimile and written notice shall specify the amount and type of borrowings which are the subject of the designation, if any; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Rate Borrowings, shall be the last day of the LIBOR Interest Period applicable thereto) and the LIBOR Interest Period or Periods, if any, selected by the Company.  Such notice by telephone or facsimile shall be irrevocable and shall be given to the Agent no later than the applicable Rate Selection Date.  If (a) a new Loan is to be a LIBOR Rate Borrowing, (b) an existing LIBOR Rate Borrowing is maturing at the time that a new Loan is being requested and the Company is electing to have such existing portion of the outstanding principal balance of the Loans going forward bear interest at the same Interest Option and for the same LIBOR Interest Period as the new Loan, or (c) a portion of an Alternate Base Rate Borrowing is to be converted so as to bear interest at the same Interest Option and for the same LIBOR Interest Period as the new Loan, then the Rate Selection Notice shall be included in the Request for Extension of Credit and Certificate of No Default applicable to the new Loan, which shall be given to the Agent no later than the applicable Rate Selection Date.

ii.             No more than five (5) LIBOR Interest Periods shall be in effect at any one time.  Each LIBOR Rate Borrowing shall be in the amount of at least $5,000,000.

iii.            Principal included in any borrowing shall not be included in any other borrowing which exists at the same time.

iv.            Each designation or conversion shall occur on a Business Day (and, for LIBOR Rate Borrowings, on a LIBOR Business Day).

v.             Except as provided in Section 2.10 hereof, no LIBOR Rate Borrowing shall be converted on any day other than the last day of the applicable LIBOR Interest Period.

(c)           Computations.  Interest based on the Alternate Base Rate, to the extent determined by reference to the Prime Rate, will be computed on the basis of 365 (or 366) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.  All other interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

Section 2.10  Special Provisions Applicable to LIBOR Rate Borrowings.

(a)           Options Unlawful.  If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Rate Borrowing, the commitment of the Lenders to establish or maintain the LIBOR Rate affected by such adoption or change shall forthwith be canceled and the Company shall forthwith, upon demand by the Agent to the Company, (1) convert the LIBOR Rate with respect to which such demand was made to the Alternate Base Rate; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate the Agent and the Lenders for any additional cost or expense which the Agent or any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which the Agent or any Lender may incur as a result of such conversion to the Alternate Base Rate.  If, when the Agent so notifies the Company, the Company has given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected LIBOR Interest Period or LIBOR Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Rate Selection Notice shall bear interest at the Alternate Base Rate until a different available Interest Option shall be designated in accordance herewith.

(b)           Increased Cost of Borrowings.  If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Loans being maintained on the basis of the LIBOR Rate:

i.              subject any Lender (or make it apparent that any Lender is subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee (collectively, “Taxes”), or any deduction or withholding for any Taxes on or from the payment due under any LIBOR Rate Borrowing or other amounts due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

ii.             change the basis of taxation of payments due from the Company to the Agent or any Lender under any LIBOR Rate Borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Agent or any Lender); or

iii.            impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the Eurocurrency Reserve Requirement, special deposit requirement or similar requirement (including state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by the Agent or any Lender, or against deposits or accounts in or for the account of the Agent or any Lender, or against loans made by the Agent or any Lender, or against any other funds, obligations or other Property owned or held by the Agent or any Lender; or

iv.            impose on the Agent or any Lender any other condition regarding any LIBOR Rate Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the LIBOR Rate, or reduce the amount of principal or interest received by any Lender, then, upon demand by the Agent, the Company shall pay to the Agent, from time to time as specified by the Agent, additional amounts which shall compensate such Lender for such increased cost or reduced amount.  The Agent will promptly notify the Company in writing of any event, upon becoming actually aware of it, which will entitle any Lender to additional amounts pursuant to this paragraph.  The Agent’s determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof is set forth in reasonable detail in such notice.

The Company shall have the right, if it receives from the Agent any notice referred to in the preceding paragraph, upon three (3) Business Days’ notice to the Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Rate in effect with respect to such borrowing to the Alternate Base Rate; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate the appropriate Lender or Lenders for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion.

(c)           Inadequacy of Pricing and Rate Determination.  If for any reason with respect to any LIBOR Interest Period the Agent shall have determined (which determination shall be conclusive and binding upon the Company, and, in the case of clause (2) below, shall be presumed to be made upon notice from such Lender) that:  (1) the Agent is unable through its customary general practices to determine a rate at which the Agent is offered deposits in United States dollars by prime banks in the interbank market in London, England in the appropriate amount for the appropriate period, or by reason of circumstances affecting the interbank market in London, England, generally, prime banks are not being offered deposits in United States dollars in the interbank market in London, England, for the applicable LIBOR Interest Period and in an amount equal to the amount of the LIBOR Rate Borrowing requested by the Company, or (2) the LIBOR Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining any LIBOR Rate Borrowing hereunder for any proposed LIBOR Interest Period, then the Agent shall give the Company notice thereof and thereupon, (A) any Rate Selection Notice previously given by the Company designating a LIBOR Rate which has not commenced as of the date of such notice from the Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the Agent shall notify the Company that the circumstances giving rise to such notice from the Agent no longer exist, each Rate Selection Notice requesting a LIBOR Rate Borrowing shall be deemed a request for an Alternate Base Rate Borrowing, and each outstanding LIBOR Rate Borrowing then in effect shall be converted, without any notice to or from the Company, upon the termination of the LIBOR Interest Period then in effect, to an Alternate Base Rate Borrowing.

(d)           Indemnification.  The Company shall indemnify the Agent and each of the Lenders against and hold each of them harmless from any loss or expense which they may incur or sustain as a consequence of any untimely payment (mandatory or optional) or default by the Company in the payment of any principal amount of or interest on the Loans, or any failure by the Company to convert or to borrow any LIBOR Rate Borrowing on the date specified by the Company, in each case including any interest payable by any Lender to the lenders of the funds obtained by it in order to make or maintain any LIBOR Rate Borrowing (or any portion thereof), and, to the extent not covered above, any Consequential Loss.  This agreement shall survive the payment of the Loans.  A certificate as to any additional amounts payable pursuant to this paragraph submitted by the Agent or any Lender to the Company shall be conclusive and binding upon the Company, absent manifest error, provided the calculation thereof is set forth in reasonable detail in such notice.

Section 2.11  Payment Dates.  Whenever any payment to be made hereunder in respect of the Loans shall be stated to be due on a day which is neither a Business Day nor a LIBOR Business Day, such payment may be made on the next succeeding Business Day, or, subject to the definition of LIBOR Interest Period in the case of any payment of the Loans to which the LIBOR Rate applies, on the next succeeding LIBOR Business Day, and such extension of time shall in each such case be included in computing interest and commitment fees in connection with such payment.

Section 2.12  Sharing of Payments, Etc.  The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Lender may otherwise have, upon the occurrence and during the continuance of any Event of Default, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Company at any of its offices against any principal of or interest on any of such Lender’s Loans to the Company hereunder, such Lender’s Commitment Percentage of the Letter of Credit Exposure Amount or any other obligation of the Company hereunder, which is not paid (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof.  If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, any Letter of Credit Exposure Amount or other obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or lien granted under Section 9.18 hereof), banker’s lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made by, the Letter of Credit Exposure Amount of, or the other obligations of the Company hereunder of, the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with their respective Commitment Percentages.  To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Company agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made by, Letter of Credit Exposure Amount of, or other obligations hereunder of, the other Lenders may exercise, upon the occurrence and during the continuance of any Event of Default, all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of said Loans, Letter of Credit Exposure Amount or other obligations in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

Section 2.13  Use of Proceeds.  The proceeds of the Loans shall be used solely (i) to finance the Transactions, (ii) to refinance certain existing Indebtedness of the Target, (c) to pay costs and expenses relating to the Transactions, and (d) to support new store development, other acquisitions, the issuance of standby Letters of Credit and other general corporate purposes, including but not limited to, the repurchase of Stock.

Section 2.14  Evidence of Debt.  (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.  The Company agrees that upon notice by any Lender to the Company (with a copy of such notice to the Agent) to the effect that a Note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of enforcement or otherwise) the Loans owing to, or to be made by, such Lender, the Company shall promptly execute and deliver to such Lender Party, with a copy to the Agent, a Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender.  All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b)           The Register maintained by the Agent pursuant to Section 9.11(e) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Loans comprising such Borrowing and, if appropriate, the LIBOR Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.

(c)           Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Company to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Section 2.15  Letters of Credit.

(a)           Subject to the terms and conditions contained herein, the Company shall have the right to utilize the Aggregate Commitment from time to time prior to the Letter of Credit Termination Date, by obtaining from any Issuer one or more Letters of Credit for the account of the Company or any of its Subsidiaries (with the Company being jointly and severally liable under the terms of the applicable Application for any Letter of Credit issued for the account of any of the Company’s Subsidiaries) in such amounts and in favor of such beneficiaries as the Company from time to time shall request; provided, that in no event shall any Issuer have any obligation to issue any Letter of Credit if (i) the face amount of such Letter of Credit plus the Letter of Credit Exposure Amount at such time would exceed $200,000,000, (ii) the face amount of such Letter of Credit plus the aggregate of each Lender’s Current Sum at such time, would exceed the Aggregate Commitment, (iii) such Letter of Credit would have an expiry date later than the Maturity Date, (iv) either such Letter of Credit is not in such form and does not contain such terms as shall be satisfactory to the Agent in its sole and absolute discretion or the Company has not executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have requested or (v) an event has occurred and is continuing which constitutes a Default as provided in Section 7 of this Agreement.  The Company promises to pay to the order of an Issuer the amount of all Letter of Credit Advances made by such Issuer, together with accrued interest thereon (if any).  Each Letter of Credit Advance shall be considered for all purposes as a demand obligation owing by the Company to the applicable Issuer of the Letter of Credit to which it relates, and each Letter of Credit Advance shall bear interest from the date thereof at the Past Due Rate, without notice of presentment, demand, protest or other formalities of any kind (said past due interest on such Letter of Credit Advance being payable on demand).  To effect repayment of any such Letter of Credit Advance and any interest accrued thereon, the Agent may, but shall not be obligated to, at any time deem that the

Company has requested an additional Loan as an Alternate Base Rate Borrowing under this Agreement to be made to satisfy such Letter of Credit Advance and any interest accrued thereon (if any), and if the Agent deems that the Company has requested an additional Loan as an Alternate Base Rate Borrowing to be made under this Agreement to satisfy such Letter of Credit Advance and any interest accrued thereon (if any), the Lenders shall satisfy such Letter of Credit Advance and any interest accrued thereon (if any) by (subject to the terms and conditions of Section 2.1 hereof) making an additional Loan as an Alternate Base Rate Borrowing  under this Agreement, if such Letter of Credit Advance is (and such Loan is to be) made prior to the Maturity Date.  Each Issuer will pay to each Lender such Lender’s Commitment Percentage of all amounts received from the Company by such Issuer, if any, for application, in whole or in part, against the Letter of Credit Advances or Loans made by such Lender in respect to any Letter of Credit, but only to the extent such Lender has made its full pro rata payment of each drawing under the Letter of Credit to which such Letter of Credit Advance relates.  All rights, powers, benefits and privileges of this Agreement with respect to the Loans, all security therefor and guaranties thereof (including the Guaranties) and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Company contained in this Agreement with respect to the Loans shall apply to each such Letter of Credit Advance.

(b)           In consideration of the issuance of each Letter of Credit pursuant to the provisions of this Section 2.15, the Company agrees to pay to the applicable Issuer a letter of credit fee in arrears on each Letter of Credit Fee Payment Date equal to the product of (A) the Applicable Margin then in effect for LIBOR Rate Borrowings times (B) the amount available for drawings under such Letter of Credit issued by such Issuer on such Letter of Credit Fee Payment Date times (C) the number of days from, but not including, such Letter of Credit Fee Payment Date through and including the next to occur Letter of Credit Fee Payment Date (or expiry date, if sooner) applicable to such Letter of Credit divided by 360; provided, that in no event shall the fee to be paid on any Letter of Credit Fee Payment Date for any such Letter of Credit ever be less than $500.  In addition, with respect to each Letter of Credit, the Company shall pay to the applicable Issuer, for the benefit of such Issuer only, a fronting fee, in advance, on such Letter of Credit, which shall be due and payable on each Letter of Credit Fee Payment Date.  The fronting fee amount so payable shall be equal to the product of (A) one-eighth of one percent (1/8%) times (B) the amount available for drawings under such Letter of Credit on such Letter of Credit Fee Payment Date times (C) the number of days from, but not including, such Letter of Credit Fee Payment Date through and including the next to occur Letter of Credit Fee Payment Date (or expiry date, if sooner) applicable to such Letter of Credit divided by 360.

(c)           Each Issuer will pay to each Lender, as soon as practicable after receiving any payment of letter of credit fees (other than any fronting fee payable only for the benefit of such Issuer), an amount equal to the product of (A) such Lender’s Commitment Percentage times (B) the amount of such fees received (other than any fronting fee payable only for the benefit of such Issuer).  If any Issuer fails to send to any Lender such Lender’s pro-rata portion of any payment of letter of credit fees timely received by such Issuer hereunder by the close of business on the Business Day such payment was received by such Issuer, such Issuer shall pay to such Lender interest on such Lender’s pro-rata portion of the letter of credit fees timely received by such Issuer from such date of receipt by such Issuer to the date that such Lender receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Rate and to be payable upon written request from such Lender.  The obligations of the Company under this Agreement in respect of the Letters of Credit and Letter of Credit Advances shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

(1)           any lack of validity or enforceability of this Agreement, any Letter of Credit or any Loan Document;

(2)           any amendment or waiver of default under or any consent to departure from the terms of this Agreement or any Letter of Credit without the express prior written consent of the Agent and the Issuer of such Letter of Credit;

(3)           the existence of any claim, set-off, defense or other right which any beneficiary or any transferee of any Letter of Credit (or any entities for whom any such beneficiary or any such transferee may be acting), or any Person (other than the Agent or the Lenders) may have, whether in connection with this Agreement, the Letters of Credit, the transactions contemplated hereby or any unrelated transaction;

(4)           any statement, draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; provided that each Issuer will examine each document presented under each Letter of Credit issued by such Issuer to ascertain that such document appears on its face to comply with the terms thereof; and

(5)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

In the event that any restriction or limitation is imposed upon or determined or held to be applicable to the Agent, any Lender, any Issuer or the Company by, under or pursuant to any Legal Requirement now or hereafter in effect or by reason of any interpretation thereof by any Governmental Authority, which in the respective sole judgment of the Agent, any Lender or any Issuer would prevent any Lender or Issuer from legally incurring liability under a Letter of Credit issued or proposed to be issued hereunder, then the Agent shall give prompt written notice thereof to the Company, whereupon the Lenders and the Issuers shall have no obligation to issue any additional Letters of Credit then or at any time thereafter.  In addition, if as a result of any Regulatory Change which imposes, modifies or deems applicable (x) any tax, reserve, special deposit or similar requirement against letters of credit issued by any Issuer or participated in by any Lender; (y) any fee, expense or assessment against Letters of Credit issued by any Issuer, the Agent or any Lender for deposit insurance, or (z) any other charge, expense or condition which increases the actual cost to any Issuer, the Agent or any Lender of issuing or maintaining the Letters of Credit, or reduces any amount receivable by the Agent, any Lender or any Issuer hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Issuer’s, the Agent’s or such Lender’s reasonable allocation of the aggregate of such increases or reductions resulting from such event), then the Company shall pay to such Issuer, the Agent or such Lender, upon demand and from time to time, amounts sufficient to compensate such Person for each such increase from the effective date of such increase to the date of demand therefor.  Each such demand shall be accompanied by a certificate setting forth in reasonable detail the calculation of the amount then being demanded in accordance with the preceding sentence and each such certificate shall be conclusive absent manifest error.

(d)           THE COMPANY HEREBY INDEMNIFIES AND HOLDS HARMLESS EACH ISSUER, EACH LENDER AND THE AGENT FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH SUCH ISSUER, SUCH LENDER OR THE AGENT MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST SUCH ISSUER, SUCH LENDER OR THE AGENT BY ANY PERSON WHATSOEVER) IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, INCLUDING ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH SUCH ISSUER, THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, MAY INCUR (WHETHER INCURRED AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) BY REASON OF OR IN CONNECTION WITH THE FAILURE OF

ANY OTHER LENDER (WHETHER AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) TO FULFILL OR COMPLY WITH ITS OBLIGATIONS TO SUCH ISSUER, THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, HEREUNDER (BUT NOTHING HEREIN CONTAINED SHALL AFFECT ANY RIGHTS THE COMPANY MAY HAVE AGAINST SUCH DEFAULTING LENDER); PROVIDED, THAT THE COMPANY SHALL NOT BE REQUIRED TO INDEMNIFY ANY ISSUER, ANY LENDER OR THE AGENT FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY (I) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR (II) SUCH ISSUER’S, SUCH LENDER’S OR THE AGENT’S (AS THE CASE MAY BE) FAILURE TO PAY UNDER ANY LETTER OF CREDIT AFTER THE PRESENTATION TO IT OF A REQUEST REQUIRED TO BE PAID UNDER APPLICABLE LAW.  NOTHING IN THIS SECTION 2.4(C) IS INTENDED TO LIMIT THE OBLIGATIONS OF THE COMPANY UNDER ANY OTHER PROVISION OF THIS AGREEMENT.

(e)           The Company shall give the Agent the Application for a Letter of Credit in accordance with the terms of Section 3.1 hereof.  Upon receipt of any such Application (which such Application, when so received by the Agent, shall be deemed received by JPMorgan in its capacity as an Issuer if JPMorgan will be the Issuer of the applicable Letter of Credit), the Agent shall promptly notify each Lender that a Letter of Credit has been requested in the amount reflected in such Application and inform such Lender of the amount of its pro-rata portion of such proposed Letter of Credit (based upon such Lender’s Commitment Percentage).

(f)            If at any time any Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under any Letter of Credit issued by such Issuer, each other Lender will pay to such Issuer immediately upon demand by the Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the Company, an amount equal to the product of (A) such Lender’s Commitment Percentage times (B) the amount of such payment made by such Issuer to a beneficiary under such Letter of Credit, together with interest on such amount for each day from the date of demand by such Issuer for such payment (or, if such demand is made after 11:00 a.m. on such date, from the next succeeding Business Day) to the date of payment by such Lender to such Issuer of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.  Nothing herein shall be deemed to require any Lender to pay to any Issuer any amount as reimbursement for any payment made by any Issuer to acquire (discount) for its own account prior to maturity thereof any acceptance created under a Letter of Credit.

(g)           Simultaneously with any Issuer’s issuance and delivery of any Letter of Credit, such Issuer shall be deemed, without further action, to have sold to each other Lender, and such other Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuer, a participation interest equal to such other Lender’s Commitment Percentage at such time in such Letter of Credit and all of the Letter of Credit Exposure Amount related to such Letter of Credit; provided, that no such Lender shall be obligated to participate in a particular Letter of Credit if such Letter of Credit was issued or honored solely as a result of such Issuer’s gross negligence or willful misconduct.

Section 2.16  Increase of Commitments.

(a)           At any time, provided that no Event of Default shall have occurred and be continuing, the Company may request from time to time one or more increases of the Aggregate Commitment by notice to the Agent in writing of the amount of each such proposed increase (each such notice, a “Commitment Increase Notice”).  Any such Commitment Increase Notice must offer each Lender the opportunity to subscribe for its pro rata share of the requested increase in the Aggregate

Commitment, and the Agent shall promptly provide to each Lender a copy of any Commitment Increase Notice received by the Agent. Within 10 days after receipt by the Agent of the applicable Commitment Increase Notice, each Lender wishing to subscribe for its pro rata share of the requested increase in the Aggregate Commitment must deliver written notice of such fact to the Agent.  If any portion of the requested increase in the Aggregate Commitment is not subscribed for by the Lenders within such 10-day period, the Company may, in its sole discretion, but with the consent of the Agent as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld or delayed so long as such Person is an Eligible Assignee), offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the requested increase in the Aggregate Commitment pursuant to Section 2.16 (b) or (c) below, as applicable;

(b)           Any additional bank or financial institution that the Company selects to offer a participation in the unsubscribed portion of the increased Aggregate Commitment, and that elects to become a party to this Agreement and obtain a Commitment, shall execute an agreement (a “New Lender Agreement”), in Proper Form, with the Company and the Agent, whereupon such bank or financial institution (a “New Lender”) shall become a Lender for all purposes hereunder to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to add the name of such New Lender and Schedule 2.1(a)  attached hereto shall be deemed amended to add the name and Commitment of such New Lender, provided that the Commitment of any such New Lender shall be in an amount not less than $5,000,000;

(c)           Any Lender that accepts an offer by the Company to increase its Commitment pursuant to this Section 2.16 shall, in each case, execute a commitment increase agreement (a “Commitment Increase Agreement”), in Proper Form, with the Company and the Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 2.1(a) attached hereto shall be deemed to be amended to reflect such increase in the Commitment of such Lender;

(d)           The effectiveness of any New Lender Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Agent of such corporate resolutions of the Company and legal opinions of counsel to the Company, if any, as the Agent shall reasonably request with respect thereto, in each case in Proper Form;

(e)           If any bank or financial institution becomes a New Lender pursuant to Section 2.16(b) or if any Lender’s Commitment is increased pursuant to Section 2.16(c), additional Loans and additional liability for the Letter of Credit Exposure Amount made or incurred on or after the effectiveness thereof (the “Re-Allocation Date”) shall be made pro rata based on each Lender’s (including each New Lender’s) respective Commitment Percentage in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings or incurring of liability would result in any Lender making an aggregate principal amount of Loans and incurring liability for the Letter of Credit Exposure Amount in excess of its Commitment, in which case such excess amount will be allocated to, and made or incurred by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitment Percentages), and continuations of LIBOR Rate Borrowings outstanding on such Re-Allocation Date shall be effected by repayment of such LIBOR Rate Borrowings on the last day of the LIBOR Interest Period applicable thereto and the extension of new LIBOR Rate Borrowings pro rata based on the Lenders’ respective Commitment Percentages in effect on and after such Re-Allocation Date.  In the event that on any such Re-Allocation Date there are Alternate Base Rate Borrowings outstanding, the Company shall make prepayments thereof and borrow new Alternate Base Rate Borrowings so that, after giving effect thereto, the Alternate Base Rate Borrowings outstanding are held pro rata based on the Lenders’ respective Commitment Percentages in effect on and after such Re-Allocation Date.  In the event that on any such Re-Allocation Date there are LIBOR Rate Borrowings outstanding, such LIBOR Rate Borrowings shall remain outstanding with the respective holders thereof until the expiration of their respective LIBOR Interest Periods (unless the Company elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such LIBOR Rate Borrowings will be paid thereon to the respective Lenders holding such LIBOR Rate Borrowings pro rata based on the respective principal amounts thereof outstanding;

(f)            Notwithstanding anything to the contrary in this Section 2.16, (i) no Lender shall have any obligation to increase its Commitment under this Section 2.16 unless it agrees in writing to do so in its sole discretion, (ii) no Lender shall have any right to decrease the amount of its Commitment as a result of any requested increase of the Aggregate Commitment pursuant to this Section 2.16, (iii) neither the Agent nor any Lender shall have any obligation to find or locate any New Lender to participate in any unsubscribed portion of any increase in the Aggregate Commitment requested by the Company, (iv) each increase in the Aggregate Commitment requested by the Company shall not be less than $10,000,000, (v) after giving effect to any increase in the Aggregate Commitment pursuant to this Section 2.16, the Aggregate Commitment shall not exceed $350,000,000, and (vi) in the event of any reduction in the Aggregate Commitment pursuant to Section 2.2 or any other provision of this Agreement, the ability of the Company to request increases in the Aggregate Commitment pursuant to this Section 2.16 shall automatically terminate; and

(g)           The Company shall execute and deliver to the Agent (for delivery by the Agent to each applicable Lender) a new Note payable to each applicable Lender (including each New Lender) participating in any increase of the Aggregate Commitment in the original principal amount of such Lender’s Commitment after giving effect to any increase of the Aggregate Commitment.

ARTICLE III -  — CONDITIONS

Section 3.1  All Loans.  The obligation of each Lender to make any Loan or of any Issuer to issue any Letter of Credit (including without limitation, any extension of the expiry date of any Letter of Credit or increase in the face amount of any Letter of Credit) is subject to the accuracy of all representations and warranties of the Company on the date of such Loan or issuance of such Letter of Credit, to the performance by the Company of its obligations under the Loan Documents and to the satisfaction of the following further conditions:

(a)           the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) in the case of a Loan, other than a Loan to be made to repay a Letter of Credit Advance pursuant to Section 2.4 hereof,:

i.              by no later than 12:00 noon (New York City time) on the applicable Rate Selection Date, notice by telephone or facsimile from the Company of the proposed date and amount of such Loan, and

ii.             no later than 2:00 p.m. (New York City time) on the applicable Rate Selection Date, a Request for Extension of Credit and Certificate of No Default, signed by a Responsible Officer;

or, in the case of issuance of a Letter of Credit, a completed Application (as may be required by the Agent or the applicable Issuer) signed by a Responsible Officer of the Company by 10:00 a.m. five (5) Business Days prior to the proposed date of issuance of such Letter of Credit and payment of the first quarterly letter of credit fee as and by the time required in Section 2.15(b) of this Agreement, along with, in each case, such financial information as the Agent may reasonably require to substantiate compliance with all financial covenants contained herein by the Company;

and (2) such other Applications, certificates and other documents as the Agent may reasonably require;

(b)           no Default shall have occurred and be continuing, or would result therefrom;

(c)           the representations and warranties contained in the Loan Documents are true and correct on and as of such date (except any representation and warranty that expressly indicates that it is being made as of a specific date, and then as of such date);

(d)           the making of such Loan or the issuance of such Letter of Credit, shall not be prohibited by, or subject the Agent, the applicable Issuer or any Lender to any penalty or onerous condition under, any Legal Requirement; and

(e)           the Company shall have paid all legal fees and expenses of the type described in Section 9.8 hereof through the date of such Loan or the issuance of such Letter of Credit.

Section 3.2  First Loan.  In addition to the matters described in Section 3.1 hereof, the obligation of any Lender to make the initial Loan or of any Issuer to issue the first Letter of Credit on the date thereof (the “Effective Date”) is subject to the satisfaction of the following conditions precedent:

(a)           The Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in Proper Form and (except for the Notes) in sufficient copies for each Lender:

i.              Counterparts to this Agreement executed by the Company and each Lender;

ii.             The Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms hereof;

iii.            The Guaranty and the Contribution Agreement duly executed and delivered by each Guarantor as of the Effective Date;

iv.            Certified copies of the resolutions of the board of directors (or equivalent body) of each Loan Party approving the Transaction and each Loan Document to which it is or is to be a party.

v.             A security agreement in substantially the form of Exhibit G-A authorized and executed by the parties thereto.

vi.            Copies of proper financing statements in respect of all the Loan Parties, together with evidence that such financing statements have been presented for filing on or before the Effective Date in all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement A, covering the Collateral described therein.

vii.           A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the Effective Date certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s charter on file in such Secretary’s office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

viii.          A certificate of each Loan Party signed on behalf of such Loan Party by its secretary or any assistant secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.2(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.2(a)(iv) were adopted and on the Effective Date, (C) the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date, (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing hereunder, that constitutes a Default, and (F) certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

ix.            A certificate, in form and substance reasonably satisfactory to the Lenders, attesting to the Solvency of the Company and its Subsidiaries, on a consolidated basis, both before and after giving effect to the Transactions, from its chief financial officer.

x.             Audited annual financial statements of the Company and the Target for the three fiscal years most recently ended and interim financial statements for the fiscal quarters ended thereafter and prior to the Effective Date and for the most recent quarter for which financial statements are available, pro forma financial statements as to the Company and its Subsidiaries giving effect to the Transactions, and forecasts prepared by management of the Company, each in form and substance reasonably satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on an annual basis for each year following the Effective Date until the Termination Date.

xi.            A favorable opinion of counsel for the Loan Parties, in form and substance reasonably satisfactory to the Lenders.

(b)           The Tender Offer shall have been consummated, or shall be consummated substantially concurrently with the initial Borrowing hereunder, on substantially the terms and conditions set forth in the Merger Agreement, without any amendment or waiver of any material term thereof that is adverse, in any material respect, to the interests of the Lenders, and the Company shall have acquired not less than a majority of the capital stock of the Target.

(c)           The Target’s existing credit and letter of credit facilities with Bank of America, N.A. shall have been terminated and all loans, if any, outstanding thereunder, as well as all accrued interest and fees thereunder, if any, shall have been paid in full.

(d)           There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of the Loan Parties or any of their Subsidiaries, threatened before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect on the legality, validity or enforceability of any Loan Document or the consummation of the Transactions.

(e)           All governmental authorizations and third-party consents and approvals required to be obtained under the Merger Agreement in connection with the Transactions shall have been obtained

(without the imposition of any conditions that materially and adversely impair the rights and remedies of the Lenders under the Loan Documents) and shall remain in effect.

(f)            The Company shall have paid all accrued fees and expenses of the Agent that are due and payable in accordance herewith (including the accrued fees and expenses of counsel to the Agent and fees due and payable to the Joint Lead Arrangers pursuant to the Fee Letter).

Section 3.3  Determinations Under Section 3.2.  For purposes of determining compliance with the conditions specified in Section 3.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing hereunder specifying its objection thereto and shall not have made available to the Agent such Lender’s ratable portion of such Borrowing.

ARTICLE IV — REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement, subject to the Target Representation Limitations, the Company represents and warrants to the Agent and the Lenders as follows:

Section 4.1  Organization.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in each and every state in the United States of America where its business requires such qualification, except where failure to qualify could not reasonably be expected to have a Material Adverse Effect.

Section 4.2  Financial Statements.  The financial statements of the Company and its Subsidiaries on a consolidated basis delivered to the Agent and the Lenders in connection with this Agreement fairly present, in accordance with Generally Accepted Accounting Principles, the financial condition and the results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated.  Since the date of the last audited financial statements of the Company, no event, development or circumstance has occurred or exists that could reasonably be expected to have a Material Adverse Effect.

Section 4.3  Enforceable Obligations; Authorization.  The Loan Documents are legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors rights generally and by general equitable principles.  The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Company and the Guarantors; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Company or any Guarantors; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Company or any Guarantors or any of their respective Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of the Company or any Guarantors except as expressly contemplated therein.  All necessary permits, registrations and consents for the execution, delivery and performance by the Company and its Subsidiaries of the Loan Documents have been obtained.

Section 4.4  Other Debt.  Neither the Company nor any of its Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party, the result of which has, would or could reasonably be expected to have a Material Adverse Effect.

Section 4.5  Litigation.  There is no litigation or administrative proceeding pending or, to the knowledge of the Company, threatened against, nor any outstanding judgment, order or decree affecting, the Company or any of its Subsidiaries before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined, could reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in default with respect to any material judgment, order or decree of any Governmental Authority.

Section 4.6  Title.  Each of the Company and its Subsidiaries has good and marketable title to its Property (other than negligible assets not material to the operations of the Company or any of its Subsidiaries), free and clear of all Liens except for Incidental Liens.

Section 4.7  Taxes.  Each of the Company and its Subsidiaries has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and except for those which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with Generally Accepted Accounting Principles.

Section 4.8  Subsidiaries.  As of the date hereof, the Company has no Subsidiaries other than as listed on Schedule 4.8 attached hereto.  Except as expressly indicated on Schedule 4.8 attached hereto, each of the Company’s Subsidiaries is wholly owned by the Company.

Section 4.9  Representations by Others.  All representations and warranties made by or on behalf of the Company or any of its Subsidiaries in any Loan Document shall constitute representations and warranties of the Company hereunder.

Section 4.10  Permits, Licenses, Etc.  The Company and each of its Subsidiaries possess all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business, and which the failure of the Company or any of its Subsidiaries to so possess would or could reasonably be expected to have a material adverse affect on the financial condition or operations of the Company and its Subsidiaries on a consolidated basis.

Section 4.11  ERISA.  No Reportable Event (as defined in Section 4043(b) of ERISA but excluding those events as to which the 30-day notice period is waived by applicable regulations) has occurred with respect to any Plan.  Each Plan complies in all material respects with all applicable provisions of ERISA, and the Company and each of its Subsidiaries have filed all reports required by ERISA and the Code to be filed with respect to each Plan.  The Company has no knowledge of any event which could result in a liability of the Company or any of its Subsidiaries to the Pension Benefit Guaranty Corporation other than for applicable premiums.  No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan.  No event has occurred and no condition exists that might reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to any Property of the Company or any of its Subsidiaries.  No event has occurred and no condition exists that might reasonably be expected to cause the lien provided under Section 302 of ERISA or Section 412 of the Code to attach to any Property of the Company or any of its Subsidiaries.

Section 4.12  Condition of Property.  The Property used or to be used in the continuing operations of the Company and its Subsidiaries, when taken as a whole, is in good repair, working order and condition.

Section 4.13  Assumed Names.  Neither the Company nor any of its Subsidiaries is currently conducting its business under any assumed name or names, except as set forth on Schedule 4.13 attached hereto.

Section 4.14  Investment Company Act.  Neither the Company nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

Section 4.15  Margin Stock.  The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, other than in respect of the Transaction.

Section 4.16  Agreements.  Schedule 4.16 attached hereto is a complete and correct list of (i) all credit agreements for borrowed money (other than the indebtedness governed hereby), indentures and capitalized leases and all Property subject to any Lien securing such Indebtedness or lease obligation, (ii) each letter of credit and guaranty for which the liability or potential liability of the Company and its Subsidiaries on a consolidated basis is in excess of $250,000, (iii) all other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any indebtedness for borrowed money of the Company or any of its Subsidiaries (other than the Indebtedness hereunder and Indebtedness secured by Incidental Liens), and (iv) all obligations of the Company or any of its Subsidiaries to issuers of appeal bonds issued for account of the Company or any of its Subsidiaries.  The Company shall, upon request by the Agent, deliver to the Agent and the Lenders a complete and correct copy of all such credit agreements, indentures, capitalized leases, letters of credit, guarantees and other instruments or leases described in Schedule 4.16 or arising after the date hereof, including any modifications or supplements thereto, as in effect on the date hereof.

Section 4.17  Environmental Matters.  No activity of the Company or any of its Subsidiaries requires any Environmental Permit which has not been obtained and which is not now in full force and effect, except to the extent failure to have any such Environmental Permit could not reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit, except where failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries (and, to the best knowledge of the Company, each of the prior owners or operators and predecessors in interest with respect to any of its or its Subsidiaries’ Property) (i) have obtained and maintained in effect all Environmental Permits, the failure to obtain which could reasonably be expected to have a Material Adverse Effect, (ii) along with their respective Property have been and are in compliance with all applicable Requirements of Environmental Law and Environmental Permits where such failure to comply therewith could reasonably be expected to have a Material Adverse Effect, (iii) along with their Property are not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a Material Adverse Effect, and (iv) have not received individually or collectively any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective Property which could reasonably be expected to have a Material Adverse Effect.  The present and future liability (including any Environmental Liability and any other damage to Persons or Property), if any, of the Company and with respect to the Property of any of the Company or any of its Subsidiaries which is reasonably expected to arise in connection with Requirements of Environmental Law, Environmental Permits and other environmental matters will not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis.

Section 4.18  Solvency.  The Company and its Subsidiaries are, on a consolidated basis, Solvent.

Section 4.19  Target Representations.  As to any date of determination prior to the consummation of the Merger, the Company makes the Target Representations, except where the failure of any Target Representation to be true and correct on such date would not be material and adverse to the interests of the Lenders.

ARTICLE V — AFFIRMATIVE COVENANTS

The Company covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will do, cause each of its Subsidiaries to do, and if necessary cause to be done, each and all of the following:

Section 5.1  Taxes, Existence, Regulations, Property, Etc.  At all times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or property, unless and only to the extent that the same shall be contested in good faith and reserves deemed adequate by the Agent have been established therefor; (b) do all things necessary to preserve its corporate existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable; (c) comply in all material respects with all applicable Legal Requirements (including all applicable Requirements of Environmental Laws) in respect of the conduct of its business and the ownership of its Property; and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

Section 5.2  Financial Statements and Information.  Furnish to the Agent and each Lender copies of each of the following:  (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, Annual Audited Financial Statements of the Company and its Subsidiaries, prepared on a consolidated basis; (b) as soon as available and in any event within forty-five (45) days after the end of each quarter (excluding the fourth quarter) of each fiscal year of the Company, Quarterly Unaudited Financial Statements of the Company and its Subsidiaries, prepared on a consolidated basis; (c) concurrently with the financial statements provided for in clauses (a) and (b) hereof, an Officer’s Certificate which shall include such schedules, computations and other information, in reasonable detail, as may be reasonably required by the Agent or any Lender to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified as true, correct and complete by a Responsible Officer of the Company; (d) promptly upon their becoming available, all financial statements (other than the Annual Audited Financial Statements and Quarterly Unaudited Financial Statements), registration statements, reports and proxy statements which the Company or any of its Subsidiaries may file with the Securities and Exchange Commission, and (e) such other information relating to the financial condition and affairs of the Company and any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender.  In addition to the financial information and reports to be delivered in accordance with the prior sentence, if the most recent Annual Audited Financial Statements or Quarterly Unaudited Financial Statements of

the Company, as applicable, demonstrate that the financial condition of the Company and its Subsidiaries, on a consolidated basis, has been negatively impacted as at the end of the immediately preceding fiscal quarter or fiscal year represented by such Annual Audited Financial Statements or Quarterly Unaudited Financial Statements, as applicable, for one or more reasons (said determination of negative impact to be made by the Agent in its reasonable discretion), upon the periodic request of the Agent (until the conditions attributable to such negative impact have been addressed and rectified to the reasonable satisfaction of the Agent), the Company agrees that it shall promptly provide the Agent and the Lenders with additional information relating to the financial condition and affairs of the Company and its Subsidiaries as may be reasonably requested by the Agent, including, but not limited to, reports setting out in sufficient detail the financial performance of each retail location for any and all stores and operations maintained by the Company and/or any of its Subsidiaries.

Notwithstanding the foregoing, information required to be delivered pursuant to clauses (a), (b) and (d) of this Section 5.2 shall be deemed to have been delivered if such information shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov and the Company shall have notified the Agent of the availability of all such financial information; provided, that the Company shall deliver paper copies of such information to the Agent or any Lender that reasonably requests such delivery.  Information required to be delivered pursuant to this Section 5.2 (other than a Notice of Default) may also be delivered by electronic means pursuant to Section 9.2(b).

Section 5.3  Financial Tests.  (a) Have at all times a FIXED CHARGE COVERAGE RATIO of not less than 1.50 to 1.00; and (b) have at all times a LEVERAGE RATIO of not more than 3.00 to 1.00.

Section 5.4  Inspection.  Permit the Agent and the Lenders to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as the Agent or any Lender may reasonably desire; provided that, in the absence of an Event of Default, no more than one such visit shall be permitted at the expense of the Company in any fiscal year.

Section 5.5  Further Assurances.  Promptly execute and deliver any and all other and further instruments which may be requested by the Agent or any Lender to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the Company’s agreements set forth in the Loan Documents or so intended to be.

Section 5.6  Books and Records.  Maintain books of record and account in accordance with Generally Accepted Accounting Principles.

Section 5.7  Insurance.  Maintain at all times insurance with such insurers, on such of its Property, officers, directors and employees, in such amounts and against such risks as is customarily maintained by other Persons of similar size and engaged in businesses substantially similar to its businesses, and furnish the Agent satisfactory evidence thereof promptly upon request.

Section 5.8  ERISA.  At all times:  (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA; (b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan for which no administrative or statutory exemption exists or (ii) any “prohibited transaction”, as such term is defined in Section 4975 of the Code, in connection with any Plan, that could result in the imposition of material damages or a material excise tax on the Company, furnish the Agent a statement executed by a Responsible Officer of the Company setting forth the details thereof and the action which the Company or any such Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto; (c) notify the Agent promptly upon receipt by the Company or any of its Subsidiaries of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan by the Pension Benefit Guaranty Corporation and furnish the Agent with copies of such notice; (d) pay when due all required premium payments to the Pension Benefit Guaranty Corporation; (e) furnish the Agent with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Agent requests such report; (f) furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due all installment contributions required under Section 302 of ERISA or Section 412 of the Code or within 10 days of a failure to make any such required contributions furnish the Agent with written notice of such failure.

Section 5.9  Use of Proceeds.  Subject to the terms and conditions contained herein, use the proceeds of the Loans (a) to finance the Tender Offer and the Merger, (b) to refinance certain existing Indebtedness of the Target, (c) to pay costs and expenses relating to the Transactions, and (d) support new store development, other acquisitions, the issuance of standby Letters of Credit and other general corporate purposes, including but not limited to, dividend payments and the repurchase of Stock.  No proceeds of the Loans shall be used in violation of Regulation U of the Board of Governors of the Federal Reserve System or any successor regulation thereof or of any other rule, statute or regulation governing Margin Stock from time to time.

Section 5.10   Additional Guaranties.  Notify the Agent promptly upon creation or acquisition by the Company or any of its Subsidiaries of any additional Subsidiary of the Company after the date hereof, and in connection therewith, furnish the Agent with the Organizational Documents of such newly acquired or created Subsidiary and sufficient information to disclose to the Agent in reasonable detail the ownership structure and capitalization of such Subsidiary, and, except with respect to a Non-Guarantor Subsidiary, promptly cause such newly created or acquired Subsidiary of the Company to execute and deliver to the Agent, for the ratable benefit of the Lenders and the lenders under the Term Loan Facility, a Joinder Agreement, together with such related certificates, opinions, and documents as the Agent or any Lender may reasonably require.

Section 5.11  Notice of Events.  Notify the Agent immediately upon acquiring knowledge of the occurrence of, or if the Company or any of its Subsidiaries causes or intends to cause, as the case may be:  (1) the institution of any lawsuit or administrative proceeding affecting the Company or any of its Subsidiaries, the adverse determination under which could reasonably be expected to have a Material Adverse Effect; (2) the occurrence of any Material Adverse Effect; (3) any Event of Default or any Default, together with a detailed statement by an appropriate officer or other responsible party acceptable to the Agent on behalf of the Company of the steps being taken to cure the effect of such Event of Default or Default; (4) the occurrence of a default or event of default by the Company or any of its Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could reasonably be expected to have a Material Adverse Effect; and (5) any material change in the accuracy of the representations and warranties of the Company or any of its Subsidiaries in this Agreement or any other Loan Document.  The Company will notify, or cause each Guarantor to notify, the Agent in writing within 30 days prior to the date that the Company or any Guarantor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.  Any notice of a name change delivered to the Agent shall be accompanied by such certificates of Governmental Authorities as the Agent or any Lender may require substantiating such name change.

Section 5.12  Environmental Matters.  Without limiting the generality of Section 5.1(c) hereof, (a) comply in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit; (b) obtain and maintain in effect all Environmental Permits, the failure to obtain which could reasonably be expected to have a Material Adverse Effect; and (c) keep its Property free of any Environmental Claims or Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect.

Section 5.13  End of Fiscal Year.  The Company shall cause each of its fiscal years and each of its Subsidiaries’ fiscal years to end on the last Sunday of each September.

Section 5.14  Consummation of Merger.  The Company shall use commercially reasonable efforts to consummate the Merger within 90 days following the Effective Date.

Section 5.15  Maintenance of Ratings.  The Company shall use commercially reasonable efforts to maintain corporate family (or equivalent) ratings from each of Moody’s and S&P.

Section 5.16  Covenant to Guarantee Obligations and Give Security.i.       Except in connection with the Disclosed Divestitures listed in part A of Schedule 1.1(a), the Loan Parties will upon (x) the request of the Agent, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any material property by any Loan Party, in each case at the Loan Parties’ expense:

 (a)          grant to the Collateral Agent, for the ratable benefit of the Lenders and the lenders under the Term Loan Facility, and upon the terms and conditions set forth in the Security Agreement A, a security interest in, each Loan Party’s right, title and interest in and to the Collateral pursuant to the terms of the Security Agreement A.

(b)           within 15 days after such request, formation or acquisition, (i) cause each such Subsidiary to duly execute and deliver to the Agent such guaranties or guaranty supplements so as to cause each such Subsidiary to guarantee all Guaranteed Obligations, as defined in the Guaranties, (ii) duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent, pledges, assignments, security agreement supplements and other security agreements, covering the Collateral and as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and the Term Loan Facility and constituting Liens on all Collateral, or (iii) take whatever action, including to file Uniform Commercial Code financing statements, as may be necessary or advisable in the opinion of the Agent, to vest in the Collateral Agent (or its designee), valid and subsisting Liens in the Collateral as provided in this Section 5.16(b).

(c)           within 60 days after such request, formation or acquisition, deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Agent as to the matters contained in clause (b) above, as to such guaranties, guaranty supplements, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (b)(iii) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such Collateral to the extent a Lien can be created by filing under the Uniform Commercial Code, and as to such other matters as the Agent may reasonably request, in each case to the extent that such Collateral has a value in excess of $10,000,000.

(d)           The Loan Parties will, upon the incurrence of inter-company debt not included in Part II of Schedule I to Security Agreement A on the Effective Date, promptly cause each Subsidiary payee under such inter-company debt to execute and deliver to the Collateral Agent, pledges, assignments, and security agreement supplements and other security agreements covering such Collateral and as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and the Term Loan Facility and constituting Liens on all such Collateral.

(e)           at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, security agreement supplements and security agreements in the Collateral.

Section 5.17  Covenant to Give Additional Security.  At any time during the Additional Security Period, the Loan Parties will upon (x) the request of the Agent, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any material property by any Loan Party, then the Loan Parties shall, in each case at the Loan Parties’ expense:

(a)           grant to the Collateral Agent for the ratable benefit of the Lenders and the lenders under the Term Loan Facility, and upon the terms and conditions set forth in the Security Agreement B, a security interest in, each Loan Party’s right, title and interest in and to the Additional Collateral pursuant to the terms of the Security Agreement B.

(b)           within 15 days after such request, formation or acquisition, (i)  duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent, a supplement to Security Agreement B, securing payment of all the obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and the Term Loan Facility and constituting Liens on all such properties, provided that no real property (or any interest therein) shall be subjected to a security interest in favor of the Agent for the benefit of the Lenders, or (ii) take whatever action contemplated by Security Agreement B, including to file Uniform Commercial Code financing statements, as may be necessary or advisable in the opinion of the Agent to vest in the Collateral Agent (or its designee) valid and subsisting Liens as provided in this Section 5.17(b).

(c)           within 60 days after such request, formation or acquisition, deliver to the Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Agent as to the matters contained in clauses (a) and (b) above, as the Agent may reasonably request, in each case to the extent that such Additional Collateral has a value in excess of $10,000,000.

(d)           at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action contemplated under the Security Agreement B as the Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

ARTICLE VI — NEGATIVE COVENANTS

The Company covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following:

Section 6.1  Indebtedness.  Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following:

(a)           Indebtedness pursuant hereto, the Guaranties and any other Loan Document;

(b)           Indebtedness under the Term Loan Facility in an aggregate principal amount (as to the loans thereunder) not to exceed at any time outstanding the difference between $700,000,000 and the aggregate amount of all principal payments and prepayments made under the Term Loan Facility after the date hereof;

(c)           in addition to and cumulative of any other Indebtedness permitted in this Section 6, in the case of the Company only, Unsecured Borrowed Debt; provided that, immediately before and immediately after the incurrence of such Unsecured Borrowed Debt, the Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 5.3 hereof;

(d)           Indebtedness secured by Liens permitted by Section 6.2 hereof;

(e)           secured Indebtedness of the Company and Indebtedness of any one or more of the Company’s Subsidiaries, provided, that the aggregate amount of all such Indebtedness outstanding at any time (exclusive of Indebtedness permitted in Section 6.1(i) hereof) may not exceed five percent (5%) of Consolidated Net Worth;

(f)            other liabilities existing on the date of this Agreement and set forth on Schedule II attached hereto, and all renewals and extensions (but not increases) thereof, provided that there shall be no material change in the obligors thereunder;

(g)           current accounts payable and unsecured current liabilities, not the result of borrowings, to vendors, suppliers and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Company or any of its Subsidiaries in the ordinary course of its business;

(h)           agreements of intent to acquire a Person issued by the Company or any of its Subsidiaries in anticipation of acquiring such Person if such acquisition is permitted under the terms and conditions of this Agreement;

(i)            the Indebtedness of any Subsidiary of the Company to the Company or to any Guarantor, as permitted in Section 6.7(f) of this Agreement;

(j)            guarantees by the Company or any of its Subsidiaries of the Indebtedness of any of their respective Subsidiaries permitted to be incurred, created or existing pursuant to Section 6.3, provided, that such guarantees are not directly or indirectly secured by any Liens;

(k)           current and deferred taxes;

(l)            any obligation under or in respect of outstanding letters of credit (including without limitation, the Letters of Credit), acceptances and similar obligations created for the account of the Company or any of its Subsidiaries, and any Hedging Agreements (other than Credit Facility Hedging Agreements) entered into by the Company and its Subsidiaries in the ordinary course; provided that the sum of (i) the aggregate amount of such Indebtedness and (ii) the aggregate amount of Contingent Obligations outstanding at any time for the Company and its Subsidiaries, on a consolidated basis, may not exceed five percent (5%) of Consolidated Net Worth;

(m)          Indebtedness or other obligations of the Company under Capital Lease Obligations for equipment for use in new retail locations hereafter opened and operated by the Company or any of its Subsidiaries, so long as the capitalized amount of such obligations hereafter entered into does not exceed five percent (5%) of Consolidated Net Worth in the aggregate, together with guaranties of such obligations by any or all Subsidiaries of the Company now or hereafter existing;

(n)           Indebtedness evidenced by those certain zero coupon convertible subordinated debentures of the Company due 2018 which are governed by that certain Indenture dated March 2, 1998, by and among the Company and Chase Bank of Texas, National Association, Trustee, outstanding on the date hereof; and

(o)           Indebtedness of Target under its Convertible Senior Debentures.

(p)           any obligation under or in respect of outstanding letters of credit (excluding the Letters of Credit) or other workers’ compensation coverage payment or reimbursement obligations secured by cash or cash equivalents created for the account of the Company or any of its Subsidiaries as fiscal security for, or otherwise in connection with, workers’ compensation coverage secured for the Company and/or any of its Subsidiaries (it being agreed that any letters of credit or other such payment or reimbursement obligations issued in accordance with the provisions of this Section 6.1(o) shall not be included within letters of credit for purposes of determining compliance with Section 6.1(l) hereof or included within Contingent Obligations for purposes of determining compliance with Section 6.3 hereof).

The Company, the Agent, the Lenders and each Guarantor (by its execution of a Guaranty or a Joinder Agreement) agree that, notwithstanding anything contained in this Section 6.1, in Section 6.7(f) or in any other provision contained in this Agreement which may appear to be to the contrary, any and all Indebtedness of (i) the Company from time to time owed to any Subsidiary of the Company or of (ii) any Subsidiary of the Company from time to time owed to the Company or to any Guarantor (together with any and all Liens from time to time securing the same as permitted by Section 6.2(f) hereof) is hereby made and at all times hereafter shall be inferior and subordinate in all respects to the Indebtedness from time to time owing to the Agent or any Lender pursuant hereto and to any Lien, if any, from time to time hereafter securing any of such Indebtedness pursuant to the terms hereof.

Section 6.2  Liens.  Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or contract rights; provided, however, that the Company and its Subsidiaries (or any of them) may create or suffer to exist:

(a)           Liens in effect on the date hereof and which are described on Schedule 6.2(a) attached hereto, provided, that the Property covered thereby does not increase either in quantity or value;

(b)           Liens securing any Indebtedness otherwise permitted pursuant to Sections 6.1(e) and (l) hereof, provided that the aggregate amount of all such secured Indebtedness outstanding at any time may not exceed five percent (5%) of Consolidated Net Worth;

(c)           Liens in favor of the Collateral Agent pursuant to the terms of Security Agreement A and/or Security Agreement B, as applicable;

(d)           Incidental Liens;

(e)           purchase money security interests and liens in Equipment and/or real property of the Company or any of its Subsidiaries in favor of the seller or sellers of such Equipment and/or real property or their successors and assigns, or purchase money security interests and liens in favor of any third-party lender which loaned the money to purchase any such Equipment and/or real property to the Company or such Subsidiary, provided, that neither the sales price of, nor the amount of any loan made to acquire any of, such Equipment and/or real property is greater than the fair value of such Equipment and/or real property so acquired;

(f)            Liens in favor of the Company or any Guarantor securing any Indebtedness owed by a Subsidiary of the Company permitted pursuant to Section 6.1(i) hereof;

(g)           informational filings of financing statements against the Company or any of its Subsidiaries by lessors under any operating lease or any permitted Capital Lease Obligation now or hereafter entered into by the Company or any of its Subsidiaries with any lessor, so long as the applicable financing statement covers only the asset or assets leased pursuant to the applicable operating lease or Capital Lease Obligation; and

(h)           Liens against cash or cash equivalents of the Company and/or any of its Subsidiaries securing the obligations of, under or in respect of outstanding letters of credit or other workers’ compensation coverage payment or reimbursement obligations otherwise permitted pursuant to Section 6.1(o) hereof.

provided, however, that, notwithstanding anything contained above in this Section 6.2 to the contrary, in no event may the Company or any Subsidiary of the Company ever create or suffer to exist any Lien upon any of the Stock of any of its Subsidiaries, directly or indirectly, in favor of any Person other than the Agent for the benefit of the Lenders and, subject to subsection (d) above, under the Term Loan Facility, create or suffer to exist any agreement, whether oral or in writing, with any Person other than the Agent and the Lenders pursuant to this Section 6.2, and, subject to subsection (d) above, under the Term Loan Facility, which would or could prohibit the Company or any of its Subsidiaries from creating or permitting to exist any Lien in favor of the Agent or the Lenders for the benefit of all of the Lenders for Indebtedness from time to time arising under this Agreement.

Section 6.3  Contingent Obligations.  Except for guaranties by Subsidiaries of the Company which are otherwise permitted by Sections 6.1(l) and 6.1(m) hereof, and the Guaranties, create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations if such Contingent Obligations would cause the sum of (a) the aggregate amount of Contingent Obligations outstanding for the Company and its Subsidiaries, and (b) the aggregate amount of outstanding Indebtedness permitted by Section 6.1(l), on a consolidated basis, to exceed five percent (5%) of Consolidated Net Worth.

Section 6.4  Mergers, Consolidations and Dispositions and Acquisitions of Assets.  In any single transaction or series of related transactions, directly or indirectly:

(a)           Wind up its affairs, liquidate or dissolve;

(b)           Be a party to any merger or consolidation (other than the Merger) and except as permitted under Section 6.4(e);

(c)           Sell, convey, lease or otherwise dispose of all or any material part of the assets (except for the sale of inventory in the ordinary course of business) of the Company and/or its Subsidiaries, or agree to take any such action, if such sale, lease or conveyance of assets is not otherwise permitted for the applicable fiscal year by Section 6.4(z) hereof;

(d)           Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or any Indebtedness or obligations of any character of any of its Subsidiaries, or permit any such Subsidiary so to do with respect to any Stock of any other Subsidiary or any Indebtedness or obligations of any character of the Company or any of its other Subsidiaries, or permit any of its Subsidiaries to issue any additional Stock other than (i) to the Company or any of its Subsidiaries or (ii) to purchase or acquire for a consideration any Stock of the Company or any of its other Subsidiaries to the extent permitted under Section 6.11(a) hereof; or

(e)           Take any action with a view toward dissolution, liquidation or termination;

provided, however, that:

(x)            Any of the Company’s Subsidiaries may merge or consolidate with any one or more of the Company’s other Subsidiaries, or with any other Business Entity or Business Entities; provided that each surviving Business Entity after any such merger or consolidation shall be a wholly-owned Subsidiary of the Company or of a wholly-owned Subsidiary of the Company, and, provided, further, that the surviving Business Entity shall simultaneously with such merger, execute and deliver to the Agent a Notice of Assumption, appropriately completed;

(y)           Any of the Company’s Subsidiaries may (i) sell, transfer or otherwise dispose of any Stock of the Company or any of its Subsidiaries to the Company or another Subsidiary of the Company or (ii) sell, lease, transfer or otherwise dispose of any of its assets to another Subsidiary of the Company; provided that if all or substantially all of the transferring Subsidiary’s assets are being sold, leased, transferred or otherwise disposed of, then the Subsidiary to whom the sale, lease, transfer or disposition was made must, unless it is already a Guarantor, simultaneously execute and deliver to the Agent a Notice of Assumption.  If such transferring Subsidiary is a wholly-owned Subsidiary of the Company, it may wind up its affairs, liquidate or dissolve following the consummation of any such sale, lease, transfer or disposal of all or substantially all of its assets; and

(z)            Subject to the limitations set forth below, (i) (A) a proposed sale, lease or conveyance of assets of one or more of the Subsidiaries of the Company (a “Permitted Asset Disposition”) or (B) a proposed sale of the Stock of one or more Subsidiaries of the Company (a “Permitted Stock Disposition”), in a single transaction or series of related transactions, to a Person or Persons which is not or are not an Affiliate or Affiliates of the Company or any of its Subsidiaries, on an arms-length basis, may occur in any fiscal year of the Company so long as the aggregate consideration paid by such acquiring Person or Persons (inclusive of the fair value of any non-cash Property received as consideration) from all Permitted Asset Dispositions and all Permitted Stock Dispositions which occur during such fiscal year does not exceed five percent (5%) of Consolidated Net Worth and (ii) the Company may consummate the Disclosed Divestitures; provided, however, that no Permitted Asset Disposition (other than a Disclosed

Divestiture) or Permitted Stock Disposition may occur if a Default shall have then occurred and is then continuing or would be caused by such proposed Permitted Asset Disposition or Permitted Stock Disposition, in each case if consummated; provided further that the ability to consummate such Disclosed Divestiture shall not constitute a waiver of any such Default.

Section 6.5  Nature of Business.  Materially change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged; provided, however, that vertical integration within the natural foods industry shall not be deemed to be a violation of this Section 6.5.

Section 6.6  Transactions with Related Parties.  Enter into any transaction, contract or agreement of any kind with any officer, director or holder of any of the outstanding Stock of the Company or any of its Subsidiaries (or any Affiliate of such Person), unless such transaction, contract or agreement is made upon terms and conditions not less favorable to such Person than those which could have been obtained from wholly independent and unrelated sources.  Other than pursuant to agreements of the Target in effect on the date hereof, the Company will not permit the compensation of any officer, stockholder, director, partner or proprietor of the Company or any of its Subsidiaries to be excessive, taking into consideration the financial circumstances of the Company or such Subsidiary and the position and qualifications of such Person.

Section 6.7  Loans and Investments.  Make, directly or indirectly, any loan or advance to or have any Investment in any Person, or make any commitment to make such loan, advance or Investment, except:

(a)           Stock of any Subsidiary, subject to the terms of Section 6.7(h) as to Investments in internet strategy lines of business;

(b)           Permitted Investment Securities;

(c)           Stock received in the settlement of debts (created in the ordinary course of business);

(d)           travel advances in the ordinary course of business to officers and employees;

(e)           customer obligations and receivables owing to the Company and arising out of sales or leases made or the rendering of services by the Company in the ordinary course of business;

(f)            so long as no Default shall have occurred and is then continuing, and subject to the terms of Section 6.1 hereof, loans by the Company or any Guarantor to any Subsidiary of the Company;

(g)           so long as no Default has occurred and is then continuing or would result therefrom, loans to any Person which is not a Subsidiary of the Company or of any of the Company’s Subsidiaries, provided, that the aggregate of all of such loans does not exceed at any time five percent (5%) of Consolidated Net Worth; and

(h)           so long as no Default shall have occurred and is then continuing or would result therefrom, Investments by the Company and/or any Guarantor in internet strategy lines of business.

Section 6.8  ERISA Compliance.  At any time permit any Plan to engage in any “prohibited transaction” as defined in ERISA; incur any “accumulated funding deficiency” as defined in

ERISA; or be terminated in a manner which could result in the imposition of a Lien on any Property of the Company or any of its Subsidiaries pursuant to ERISA.

Section 6.9  Credit Extensions.  Extend credit other than normal and prudent extensions of credit to customers for goods and services in the ordinary course of business.

Section 6.10  Change in Accounting Method.  Make any material change in accounting method except as may be required by Generally Accepted Accounting Principles as they are from time to time in effect.

Section 6.11  Redemption, Dividends and Distributions.  At any time (1) each of the Company’s Moody’s and S&P rating  have been downgraded below Investment Grade, or (2) either of the Company’s Moody’s or S&P rating has been downgraded by at least two categories below Investment Grade:

(a)           Redeem, retire or otherwise acquire, directly or indirectly, any shares of its Stock if such redemption or repurchase would cause the sum of (A) and (B) below to exceed the sum of (i) $150,000,000, plus (ii) fifty percent (50%) of the aggregate of Net Income, depreciation, amortization and non-cash stock compensation expense of the Company and its Subsidiaries, on a consolidated basis, for each fiscal quarter of the Company ending after August 28, 2007 (said amount to not be adjusted or changed for a particular fiscal quarter if the aggregate Net Income, depreciation, amortization and non-cash stock compensation expense of the Company and its Subsidiaries, on a consolidated basis, for such fiscal quarter is negative):  (A) the aggregate cost paid by the Company for such Stock so redeemed or repurchased on or after July 1, 2007, as shown on the consolidated financial statements of the Company and its Subsidiaries to be delivered pursuant to Sections 5.2(a) and (b) hereof; and (B) the aggregate cash dividends paid by the Company to owners of Stock in the Company on or after July 1, 2007;

(b)           Pay any dividend except (i) dividends paid to the Company or any Subsidiary of the Company which is a direct parent of the Subsidiary paying a dividend, (ii) dividends payable in Stock or in rights or warrants to purchase Stock, or (iii) cash dividends paid by the Company to owners of Stock in the Company if the aggregate amount of such cash dividends payable by the Company to owners of Stock in the Company on or after August 28, 2007, together with the aggregate cost paid by the Company for Stock redeemed or repurchased on or after July 1, 2007 (as shown on the consolidated financial statements of the Company and its Subsidiaries to be delivered pursuant to Sections 5.2(a) and (b) hereof), does not exceed (i) $150,000,000 plus (ii) fifty percent (50%) of the aggregate of Net Income, depreciation, amortization and non-cash stock compensation expense of the Company and its Subsidiaries, on a consolidated basis, for each fiscal quarter of the Company ending after July 1, 2007 (said amount to not be adjusted or changed for a particular fiscal quarter if the aggregate Net Income, depreciation, amortization and non-cash stock compensation expense of the Company and its Subsidiaries, on a consolidated basis, for such fiscal quarter is negative); or

(c)           Make any other distribution of any Property or cash to stockholders as such, except as permitted under Section 6.4(e)(y).

ARTICLE VII — EVENTS OF DEFAULT AND REMEDIES

Section 7.1  Events of Default.  If any of the following events shall occur, then the Agent may, unless directed to the contrary by the Required Lenders in writing actually received by the Agent prior to the Agent doing so (and, if directed by the Required Lenders, shall), do any or all of the following:  (1) without notice to the Company or any other Person, declare the Loans and the Notes then outstanding to be, and thereupon the Loans and the Notes shall forthwith become, immediately due and payable, together with all accrued interest thereon, the Commitment Fees and all other amounts then payable hereunder, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, or other notice of any kind all of which are hereby expressly WAIVED by the Company; (2) without notice to the Company, terminate the Commitments and thereupon each Issuer and all of the Lenders shall be relieved of any obligation to issue any additional Letters of Credit or make any additional Loans; (3) by notice in writing to the Company, accelerate the Maturity Date to a date as early as the date of the notice, (4) demand that the Company and the Guarantors provide the Agent, for the ratable benefit of the Lenders, and the Company and the Guarantors jointly and severally agree upon such demand to, provide cash collateral in an amount equal to the aggregate Letter of Credit Exposure Amount then outstanding, on terms and pursuant to documents and agreements satisfactory in all respects to the Agent, and (5) exercise any and all other rights pursuant to the Loan Documents:

(a)           The Company shall fail to pay or prepay any principal of or interest of any Loan, the Commitment Fees or any other obligation hereunder or under any Applications as and when due and, solely in respect of interest, fees and obligations other than principal, such failure remains uncured after three (3) Business Days, in the case of interest, and five (5) Business Days, in the case of fees and such other obligations, in each case from such due date; or

(b)           The Company or any of its Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation in excess of $20,000,000 in principal amount (unless such payment is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor), (ii) shall otherwise be in default under the provisions of any instrument or document evidencing, securing or guaranteeing any other borrowed money obligation of the Company or any of its Subsidiaries, including, without limitation, in respect of the Term Loan Facility, in excess of $20,000,000 in principal amount if such default continues beyond any applicable grace or curative period, if any, and such default would entitle the holder of such borrowed money obligation to declare such obligation to be due prior to its stated maturity, or (iii) is in default under or in violation of any Legal Requirement, which failure could or does have a Material Adverse Effect; or

(c)           Any representation or warranty made in connection with any Loan Document shall prove to have been materially incorrect, false or misleading when made or deemed to have been made; or

(d)           Default shall occur in the punctual and complete performance of (i) any of the affirmative covenants contained in Section 5 (other than Section 5.3) and such default shall not be cured within ten (10) days after the Agent has given written notice to the Company that such default has occurred (or immediately in the case of Sections 5.14, 5.16, or 5.17), (ii) any of the negative covenants contained in Section 6, or (iii) any covenant contained in Section 5.3 or any other covenant of the Company or any other Person contained in any Loan Document; or

(e)           Any judgments or orders in the aggregate for the payment of money in excess of $20,000,000 shall be rendered against the Company or any of its Subsidiaries at any time, regardless of whether the same is being appealed or reserves established therefor or paid in full;  provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 7.1(e) if and for so long as the amount of such judgment or order is covered by a valid and binding policy of insurance in favor of the Company or any of its Subsidiaries as to which coverage in respect of such claim has not been disputed; or

(f)            The Company or any Subsidiary of the Company shall claim, or any court shall find or rule, that the Agent for the benefit of the Lenders does not have a valid Lien on any Collateral or Additional Collateral, as the case may be, having a value in the aggregate in excess of $5,000,000 which may have been provided to secure the Indebtedness arising pursuant hereto from time to time by the Company or any of its Subsidiaries; or

(g)           Any order shall be entered in any proceeding against the Company or any of its Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for thirty (30) days; provided, however, the provisions of this subparagraph (g) shall not apply to any divestiture by the Company or any of its Subsidiaries of any Subsidiary acquired after the effective date of this Agreement as a result of anti-trust issues or concerns; or

(h)           The occurrence of an event of default or default under any Loan Document other than this Agreement; or

(i)            The Company or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(j)            A change shall occur in the assets, liabilities, financial condition, business or affairs of the Company or any of its Subsidiaries which, in the reasonable opinion of the Required Lenders, would or does have a Material Adverse Effect; provided, however, the occurrence of any such Material Adverse Effect shall not be deemed to be an Event of Default hereunder until the Agent shall have provided the Company with written notice that the Required Lenders have determined that such a Material Adverse Effect has occurred; or

(k)           A Change of Control shall occur.

In addition to the actions permitted to be taken by the Agent under the terms of the initial paragraph of this Section 7.1, if any of the following events shall occur, then the Loans and the Notes together with all accrued interest thereon, the Commitment Fees and all other amounts then payable hereunder (including contingent obligations with respect to Letters of Credit) shall automatically, without demand, presentment, protest, notice of intent to accelerate, notice of acceleration or other notice to any Person of any kind, all of which are hereby expressly WAIVED by the Company, become immediately due and payable and all Commitments shall be immediately and automatically terminated and the Maturity Date shall immediately and automatically be accelerated to the date of such occurrence:

(x)            The Company or any of its Subsidiaries shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

(y)           Any such petition or application shall be filed or any such proceeding shall be commenced against the Company or any of its Subsidiaries and the Company or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein which shall not have been dismissed within 60 days, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the Company or any of its Subsidiaries or granting relief to the Company or any of its Subsidiaries or approving the petition in any such proceeding and such order shall remain in effect for more than 60 days; or

(z)            The Company or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due or fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy.

Section 7.2  Remedies Cumulative.  No remedy, right or power conferred upon the Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

ARTICLE VIII — THE AGENT AND THE ISSUERS

Section 8.1  Authorization and Action.  (a)  Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto.  Each Lender hereby irrevocably appoints and authorizes each Issuer to act as its agent under the Letters of Credit which such Issuer has issued with such powers as are specifically delegated to such Issuer by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the obligations of the Company or any Guarantor), neither Agent nor any Issuer shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders, and all holders of Notes, and the Agent agrees to request from the Company any information that is reasonably requested by any Lender; provided, however, that neither the Agent nor any Issuer shall be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law.

(a)           The Agent, the Collateral Agent and/or any Issuer may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.

(b)           Each of the Lenders hereby appoints and authorizes the Collateral Agent to take such action as collateral agent on its behalf and to exercise such powers under the Security Agreement A and Security Agreement B as are specifically delegated to the Collateral Agent by the terms of such Loan Documents, together with such other powers as are reasonably incidental thereto.

Section 8.2  Agents’, Collateral Agent’s and Issuers’ Reliance, Etc.  Neither the Agent nor the Collateral Agent nor any Issuer nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Agent and any Issuer each:  (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.3  JPMorgan and Affiliates.  With respect to its Commitments and its Letter of Credit Exposure, the Loan made by it and any Note issued to it, JPMorgan shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though each were not an Agent or an Issuer; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include JPMorgan in its individual capacity.  JPMorgan and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, act as a counterparty to any Hedging Agreements and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if JPMorgan were not the Agent or an Issuer and without any duty to account therefor to the Lenders.  No Agent or Issuer shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Agent or an Issuer, respectively.

Section 8.4  Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Issuer or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Issuer or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 8.5  Indemnification.  (a)  Each Lender severally agrees to indemnify the Agent and any Issuer (to the extent not promptly reimbursed by the Company) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent or any Issuer in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent or any Issuer under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s or any Issuer’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.  Without limitation of the foregoing, each Lender agrees to reimburse the Agent and any Issuer promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 9.8, to the extent that the Agent or any Issuer is not promptly reimbursed for such costs and expenses by the Company.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.5 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

For purposes of this Section 8.5, each Lender’s ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Loans and Letter of Credit Exposure outstanding at such time and owing to such Lender and (ii) the aggregate Unused Commitments at such time. The failure of any Lender to reimburse the Agent or any Issuer promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent or any Issuer as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuer for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuer for such other Lender’s ratable share of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.6 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Section 8.6  Successor Agents.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Company.  Upon any such resignation, the Lenders (in consultation with the Company) shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  If within 30 days after written notice is given of the retiring Agent’s resignation under this Section 8.6 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 30th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Lenders appoint a successor Agent as provided above.  After any retiring Agent’s resignation or removal hereunder as Agent as to the Facility shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 8.7  Other Agents; Arrangers and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner,” or “lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than to the extent expressly set forth herein and, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX — MISCELLANEOUS

Section 9.1  No Waiver.  No waiver of any Default shall be deemed to be a waiver of any other Default.  No failure to exercise and no delay on the part of the Agent or any Lender in exercising any right or power under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or the abandonment or discontinuance of steps to enforce any such right or power, preclude any further or other exercise thereof or the exercise of any other right or power.  No course of dealing between the Company and the Agent or any Lender shall operate as a waiver of any right or power of the Agent or any Lender.  No amendment, modification or waiver of any provision of this Agreement or any other Loan Document nor any consent to any departure therefrom shall be effective unless the same is in writing and signed by the Person against whom it is sought to be enforced, and then it shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Company or any other Person shall entitle the Company or any other Person to any other or further notice or demand in similar or other circumstances.

Section 9.2  Notices.

(a)           All notices and other communications provided for hereunder shall be either (x) in writing (including facsimile or electronic communication) and mailed, faxed or delivered or (y) as and to the extent set forth in Section 9.2(b) and in the proviso to this Section 9.2(a), in an electronic medium and delivered as set forth in Section 9.2(b), if to any Loan Party, to the Company at its address at 550 Bowie Street, Austin, Texas 78703, Attention:  Glenda Chamberlain and Chief Financial Officer, Faxed to: 512-482-7205, with copy to the General Counsel’s Office at the same address and faxed to 512-482-7217; if to any initial Lender party to this Agreement on date hereof, at the address specified for such Lender on Schedule 2.1(a) hereto; if to any other Lender, at the address specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Agent, at its address at  221 W. 6th Street, 2nd Floor, Austin, Texas 78701, Mail Code TX3-8229, Attention:  Manager, Commercial Lending Group, Fax: 512-479-2814; or, as to any Party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 9.2(b) shall be delivered to the Agent in accordance with the provisions thereof or as otherwise specified to the Company by the Agent.  Except as otherwise provided herein, all notices, consents, certificates, waivers, documents and other communications required or permitted to be delivered to any party under the terms of any Loan Document (a) must be in writing, (b) must be personally delivered, transmitted by a recognized courier service or transmitted by facsimile, and (c) must be directed to such party at its address or facsimile number set forth above or on Schedule 2.1(a) hereto.  Except as provided in subsection (b) below, all notices will be deemed to have been duly given and received on the date of delivery if delivered personally, three (3) days after delivery to the courier if transmitted by courier, or the date of transmission during normal business hours with confirmation if transmitted by facsimile, whichever occurs first, except that notices and communications to the Agent or the Collateral Agent pursuant to Article II, III or VII shall not be effective until received by the Agent.  Any party may change its address or facsimile number for purposes hereof by notice to all other parties.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes shall be effective as delivery of an original executed counterpart thereof.

(b)           The Company hereby agrees that it will provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing (including any election of an interest rate or LIBOR Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) comprises original executed counterparts, original governmental certificates , in each case, required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Agent to an electronic mail address specified by the Agent to the Company.  In addition, the Company agrees to continue to provide the

Communications to the Agent in the manner specified in the Loan Documents but only to the extent requested by the Agent.  The Company further agrees that the Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”); provided that, unless otherwise indicated by the Company, all such information so made available to the Lender Parties shall be treated by the Agent as confidential information.

(c)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE COMPANY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE COMPANY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF THE AGENT OR THE COLLATERAL AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)           The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.  Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.3  Jurisdiction; Governing Law; Etc.

(a)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b)           EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d)           EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 9.4  Survival; Parties Bound.  All representations, warranties, covenants and agreements made by or on behalf of the Company in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Company and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders, provided that the undertaking of the Lenders hereunder to make Loans to the Company and to issue Letters of Credit for the account of the Company shall not inure to the benefit of any successor or assign of the Company.  The term of this Agreement shall be until the final maturity of each Note and the payment of all amounts due under the Loan Documents.

Section 9.5  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.6  Survival.  The obligations of the Company under Sections 2.5(e), 2.10(b), 2.10(d), 2.15(d), 9.8, 9.9, 9.16 and 9.17 hereof shall survive the repayment of the Loans and the termination of the Commitments and the Letters of Credit.

Section 9.7  Captions.  The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

Section 9.8  Expenses, Etc.  Whether or not any Loan is ever made or any Letter of Credit ever issued, the Company shall pay or reimburse on demand each of the Lenders and the Agent for paying:  (a) the reasonable fees and expenses of Locke Liddell & Sapp LLP, counsel to the Agent or any other legal counsel engaged by the Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement, any of the Letters of Credit or any other Loan Document made as a result of any request by the Company; (b) all reasonable costs and expenses (including reasonable attorneys’ fees) of the Lenders and the Agent in connection with the enforcement of this Agreement, the Letters of Credit or any other Loan Document; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority after the effective date hereof in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) all costs, expenses, taxes, assessments and other charges incurred after the effective date hereof in connection with any filing, registration, recording or perfection of any security interest contemplated by Section 5.10 of this Agreement; and (e) expenses of mutually agreed due diligence and syndication.

Section 9.9  Indemnification.  The Company shall indemnify the Agent, the Lenders, each Issuer and each Affiliate thereof and their respective directors, officers, employees, counsel and agents from, and hold each of them harmless against, any and all losses, liabilities (including Environmental Liabilities), claims (including Environmental Claims) or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any (a) actual or proposed use by the Company of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Lender or any Issuer hereunder, (b) breach by the Company of this Agreement or any other Loan Document, (c) violation by the Company or any of its Subsidiaries of any law, rule, regulation or order including any Requirements of Environmental Law, (d) Liens or security interests granted on any Property pursuant to or under the Loan Documents, to the extent resulting from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in, on or under any such property, (e) ownership by the Lenders or the Agent of any Property following foreclosure under the Loan Documents, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in, on or under such Property, including losses, liabilities, claims or damages which are imposed upon Persons under laws relating to or regulating Hazardous Substances, petroleum, petroleum products or petroleum wastes solely by virtue of ownership, (f) any Lender or the Agent being deemed an operator of any such Property by a court or other regulatory or administrative agency or tribunal or other third party, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in on or under such Property, (g) the making of the extensions of credit hereunder and the consummation of any of the transactions contemplated in the Loan Documents or (h) investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing, and the Company shall reimburse the Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees, counsel and agents, upon demand for any expenses (including legal fees) incurred in connection with any such investigation or proceeding, AND WHETHER ANY SUCH LOSS, LIABILITY, CLAIM OR DAMAGE RESULTS FROM THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON; but excluding any such losses, liabilities, claims, damages or expenses incurred by a Person or any Affiliate thereof or their respective directors, officers, employees, counsel or agents by reason of the gross negligence or willful misconduct of such Person, affiliate, director, officer, employee or agent.  Promptly after receipt by an indemnified person of notice of any claim or the commencement of any action, such indemnified person shall, if any claim in respect thereof is to be made against the Company under this Section 9.10, notify the Company in writing of the claim or the commencement of that action.  The Company shall not be liable for any settlement of any such claim or action involving the payment of monetary damages effected without its written consent not to be unreasonably withheld.  If any such claim or action shall be brought against an indemnified person and it shall notify the Company thereof, the Company shall be entitled to participate in the joint defense thereof.

Section 9.10  Amendments, Etc.  No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document (except for the Credit Facility Hedging Agreements), nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by each Lender, do any of the following:  (a) increase any Commitment of any of the Lenders or subject the Agent or any of the Lenders to any additional obligations, other than as increased pursuant to the terms of Section 2.16; (b) reduce the principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee hereunder; (c) waive or postpone any scheduled date fixed for any payment of principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee or other sum to be paid hereunder; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans, any Letter of Credit Exposure Amount, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.4, 2.7, 9.8 or 9.9 hereof or this Section 9.10 or Sections 9.15 or 9.18 hereof; (f) release all or any substantial part of the security for the obligations of the Company under this Agreement, any Application or any Note; (g) release any Guarantor from any Guaranty (except for Guarantors sold by the Company or any of its Subsidiaries pursuant to the terms of Section 6.4(y) hereof); (h) change the definition of “Required Lenders” contained herein (i) modify the requirement of unanimous written approval by the Lenders of any unilateral reduction by the Lenders of the Aggregate Commitment as provided for in Section 2.2; or (j) waive or postpone any prepayment required by Section 2.3 hereof.  Anything in this Section 9.10 to the contrary, no amendment, waiver or consent shall be made with respect to Section 8 without the consent of the Agent, and anything in this Section 9.10 to the contrary, no amendment, waiver or consent shall be made with respect to any provisions regarding the rights and obligations of an Issuer hereunder without the consent of the applicable Issuer(s).

Section 9.11  Successors and Assigns.

(a)           This Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the Issuers and the Lenders and their respective successors and assigns.  The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders.

(b)           Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes, the Letter of Credit Exposure Amount or Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of Sections 2.12, 9.09, 9.15 and 9.16 shall inure to the benefit of each purchaser of a participation and the pro rata treatment of payments, as described in Section 2.9, shall be determined as if such Lender had not sold such participation.  In the event any Lender shall sell any participation, (i) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender’s rights and obligations under the Loan Documents (including the Note held by such selling Lender), (ii) such Lender shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Loans and Letter of Credit Exposure Amount, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than (and then only if expressly permitted by the applicable participation agreement) amendments, modifications or waivers with respect to (A) any fees payable hereunder to the Lenders and (B) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and other sums to be paid to the Lenders hereunder, and (iii) the Company agrees, to the fullest extent it may effectively do so under applicable law, that any participant of a Lender may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans if such Lender has previously given notice of such participation to the Company and such participant agrees to be bound by Section 2.12 as if it were a Lender.

(c)           Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the related Loan at the time owing to it and its Letter of Credit Exposure Amount) (a “Ratable Assignment”); provided, however, that, (i) the aggregate amount of the Commitment, Loan and Letter of Credit Exposure Amount (without duplication) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 (unless all of the assigning Lender’s Commitment, Loan and Letter of Credit Exposure Amount is being assigned); and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, an Assignment and Acceptance in the form of Exhibit F attached hereto (each an “Assignment and Acceptance”) with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (for which the Company shall have no liability, and provided that only one such fee shall be required in the case of simultaneous assignments to related entities).  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, unless a shorter period of time may be agreed to by the Agent in its sole and absolute discretion, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(d)           By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company of any of its obligations hereunder; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements of the Company previously delivered in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

(e)           The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a record of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and the Letter of Credit Exposure Amount of, each Lender from time to time (the “Register”).  The entries in the register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each person the name of which is recorded therein as a Lender hereunder for all purposes of the Loan Documents.  Such records shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f)            Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the Note, if any, subject to such assignment, the written consent to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the Lenders.  Contemporaneously with the receipt by the Company of such Assignment and Acceptance, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note payable to the order of such assignee in an amount equal to the Commitment, Loan and Letter of Credit Exposure Amount (without duplication) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, Loan and/or Letter of Credit Exposure hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment, Loan and/or Letter of Credit Exposure retained by it hereunder.  Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note.  Thereafter, such surrendered Note shall be marked canceled and returned to the Company.

(g)           Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Lender by or on behalf of the Company.

(h)           Each Lender agrees that, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11, the Company will not be responsible for the accuracy and completeness of any written materials furnished by such Lender to any actual or prospective assignee or participant, other than copies of (i) documents furnished to such Lender pursuant to clause (a), (b), (c) or (d) of Section 5.2 hereof, and (ii) any other documents which are prepared by the Company for use in such connection and which contain a statement to such effect.

(i)            Notwithstanding anything herein to the contrary, each Lender may pledge and assign all or any portion of its rights and interests under the Loan Documents to any Federal Reserve Bank.

Section 9.12  Release of Collateral.  Upon the sale, lease, transfer or other disposition of any item of Collateral or Additional Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral or Additional Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral or Additional Collateral from the assignment and security interest granted under the Security Agreements A or B, as applicable in accordance with the terms of the Loan Documents

Section 9.13  Entire Agreement.  This Agreement embodies the entire agreement and understanding among the Company, the Agent and the Lenders relating to the subject matter hereof and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof.  The

Company certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in this Agreement and the other Loan Documents of even date herewith.

Section 9.14  Severability.  If any provision of any Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

Section 9.15  Disclosures.  Every reference in the Loan Documents to disclosures of the Company to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner concurrently with the execution hereof.

Section 9.16  Capital Adequacy.

(a)           If after the date of this Agreement, any Issuer or Lender shall have determined that the adoption or effectiveness (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuer or Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of increasing the cost of, or reducing the rate of return on the capital of such Issuer or Lender (or any holding company of which such Issuer or Lender is a part) as a consequence of its obligations hereunder or under any Letter of Credit or its Note to a level below that which such Issuer, Lender or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Issuer or Lender to be material, then from time to time, upon written demand to the Company by such Issuer or Lender (with a copy to the Agent), the Company shall pay to such Issuer or Lender, but only with respect to periods arising after such demand by such Issuer or Lender and applicable periods prior to such demand by such Issuer or Lender if such adoption, change or compliance is retroactive in application, such additional amount or amounts as will compensate such Issuer, Lender or holding company for such reduction.

(b)           The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in Subsection 9.15(a) above (and setting forth the calculation thereof in reasonable detail) shall be delivered as soon as practicable to the Company and shall be conclusive and binding, absent manifest error.  The Company shall pay such Lender the amount shown as due on any such certificate within five days after such Lender delivers such certificate.  In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

Section 9.17  Withholding Tax.

(a)           As used in this Section 9.17, the following terms shall have the following meanings:

i.              “Indemnifiable Tax” means any Tax, but excluding, in any case, any Tax that (a) would not be imposed in respect of a payment to a Lender under this Agreement, under the Notes held by such Lender or under any of the other Loan Documents except for a present or former connection between the jurisdiction of the Governmental Authority imposing such Tax and such holder (or a shareholder or other Person with an interest in such holder), including a connection arising from such holder’s (or shareholder of such holder or such other Person) being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such holder having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any other Loan Documents, or (b) is imposed under United States federal income tax law.

ii.             “Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest thereon and penalties and additions thereto) that is imposed by any Governmental Authority in respect of a payment to a Lender under this Agreement or under any of the other Loan Documents.

(b)           If the Company is required by any applicable Legal Requirement to make any deduction or withholding for or on account of any Tax from any payment to be made by it under this Agreement in respect of the Loans or under any other Loan Documents, then the Company shall (i) promptly notify the applicable Lender hereunder that is entitled to such payment of such requirement to so deduct or withhold such Tax, (ii) pay to the relevant authorities the full amount required to be so deducted or withheld, (iii) promptly forward to such Lender an official receipt (or certified copies thereof), or other documentation reasonably acceptable to such Lender, evidencing such payment to such Governmental Authorities and (iv) if such Tax is an Indemnifiable Tax, pay, to the extent permitted by law, to such holder, in addition to whatever net amount of such payment is paid to such Lender, such additional amount as is necessary to ensure that the total amount actually received by such Lender (free and clear of Indemnifiable Tax) will equal the full amount of the payment such Lender would have received had no such deduction or withholding been required.  If the Company pays any additional amount to a Lender pursuant to the preceding sentence and such Lender shall receive a refund of an Indemnifiable Tax with respect to which, in the good faith opinion of such Lender, such payment was made, such Lender shall pay to the Company the amount of such refund promptly upon receipt thereof.

(c)           In the event that any Governmental Authority notifies the Company that it has improperly failed to withhold or deduct any Tax from a payment received by any Lender under this Agreement, the Company shall timely and fully pay such Tax to such Governmental Authority and such Lender shall, upon receipt of written notice of such payment, immediately pay to the Company, an amount necessary in order that the amount of such payment to the Company after payment of all Taxes with respect to such payment, shall equal the amount that the Company paid to such Governmental Authority pursuant to this clause (c).

(d)           Each Lender shall, upon request by the Company, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Company under this Agreement or under any other Loan Documents if such measures can, in the sole and absolute opinion of such Lender, be taken without such Lender suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such Lender shall be required to designate a funding office that is not located in the United States of America).

Section 9.18  Waiver of Claims.  The Company hereby waives and releases the Agent and all Lenders from any and all claims or causes of action which the Company may own, hold or claim in respect of any of them as of the date hereof.

Section 9.19  Right of Setoff.  Upon the occurrence and during the continuance of any Event of Default, the Lenders each are hereby authorized at any time and from time to time, without notice to the Company or any of the Guarantors (any such notice being expressly waived by the Company and by the Guarantors by their execution of a Guaranty or a Joinder Agreement), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Company or any such Guarantor against any and all of the Indebtedness arising in connection with this Agreement irrespective of whether or not such Lender will have made any demand under this Agreement, the Notes or any other Loan Document.  Each of the Company and the Guarantors (by their execution of a Guaranty or a Joinder Agreement) also hereby grants to each of the Lenders a security interest in and hereby transfers, assigns, sets over, and conveys to each of the Lenders, as security for payment of all Loans and Letter of Credit Exposure Amount, all such deposits, funds or property of the Company or any such Guarantor or Indebtedness of any Lender to the Company or any such Guarantor.  Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the Company pro rata in accordance with their respective Commitment Percentages.  Each Lender agrees to promptly notify the Company and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application.  The rights of the Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Lenders may have.  This Section is subject to the terms and provisions of Section 2.12 hereof.

Section 9.20  USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub.  L.  107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the Act, and such notice is sufficient as to each such Lender.  The Company shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with the Act.

Section 9.21  Non-Consenting Lenders; Other Lenders.  If at any time, any Lender becomes a Non-Consenting Lender or makes a demand for increased costs or a withholding tax gross-up under Section 2.10 or Section 9.17, then the Company may, at its sole cost and expense, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 9.11 all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Agent nor any Lender shall have any obligation to the Company to find a replacement Lender or other such Person; provided, further, that such Non-Consenting Lender or other Lender shall be entitled to receive the full outstanding principal amount of Loans so assigned, together with accrued interest and fees payable in respect of such Loans as of the date of such assignment and any other costs payable to such Lender under this Agreement.

Section 9.22  Confidentiality.  Neither the Agent nor any Lender shall disclose any Confidential Information to any Person without the prior written consent of the Company, other than (a) to such Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, provided that to the extent practicable and permitted by applicable law, the party requested to disclose any information will provide prompt written notice of such request to the Company, will allow the Company a reasonable opportunity to seek appropriate protective measures prior to disclosure (at the Company’s sole cost and expense), (c) as requested or required by any state, federal or foreign authority or examiner (including the National

Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) to the extent reasonably necessary after consultation with counsel, in connection with any litigation or proceeding to which the Agent or such Lender or any of its Affiliates may be a party, provided that, to the extent reasonably practicable, the party requested to disclose any such information will provide prompt written notice of such request to the Company and will allow the Company a reasonable opportunity to seek appropriate protective measures prior to such disclosure) or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document.

Section 9.23  Termination of Existing Revolving Credit Facility.    Reference is hereby made to that certain Third Amended and Restated Credit Agreement dated effective October 1, 2004 by and between the Borrower, the Agent and the financial institutions that are parties thereto as a “Lender” (collectively the “Existing Facility Lenders”), as previously amended pursuant to the terms of that certain First Amendment of Third Amended and Restated Credit Agreement dated effective November 7, 2005, executed by and among the Borrower, the Agent and the Existing Facility Lenders, and that certain Second Amendment of Third Amended and Restated Credit Agreement dated effective December 15, 2006, executed by and among the Borrower, the Agent and the Existing Facility Lenders (said Third Amended and Restated Credit Agreement, as now or hereafter amended, modified, restated, and supplemented from time to time, shall hereinafter be collectively referred to as the “Existing Facility Credit Agreement”).   By their execution and delivery of this Agreement, the Borrower, the Agent and the Existing Facility Lenders agree that (a) as of the Effective Date, the Aggregate Commitment (as defined in the Existing Facility Credit Agreement) has been permanently terminated, (b) the Agent and the Existing Facility Lenders have no further commitments or other obligations under the terms of the Existing Facility Credit Agreement, and (c) except for indemnification obligations that survive the termination of the Existing Facility Credit Agreement, the Borrower has no further obligations under the terms of the Existing Facility Credit Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

WHOLE FOODS MARKET, INC., as the Company

By:
	Name:	Glenda Chamberlain
	Title:	Exec. Vice President

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

JPMORGAN CHASE BANK, N.A., as the Agent

By:
	Name:	Joe E. Holt
	Title:	Chairman – Austin Region

JPMORGAN CHASE BANK, N.A., as Lender

By:
	Name:	Joe E. Holt
	Title:	Chairman – Austin Region

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

Wells Fargo Bank, N.A., as Lender

By:
	Name:	Susan L. Coulter
	Title:	Vice President

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

LaSalle Bank Midwest
National Association, as Lender

By:
	Name:	Matthew R. Klein
	Title:	Assistant Vice President

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

Wachovia Bank, N.A., as Lender

By:
	Name:	Beth Rue
	Title:	Vice President

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

Fortis Capital, as Lender

By:
	Name:	Gill Dickson
	Title:	Director

By:
	Name:	Timothy Streb
	Title:	Managing Director

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

US Bank, N.A., as Lender

By:
	Name:	Patrick McGraw
	Title:	Vice President

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

Bank of America, N.A., as Lender

By:
	Name:	Thomas J. Kane
	Title:	Senior Vice President

Whole Foods Market, Inc. – Revolving Credit Agreement Signature Page

EXHIBIT A

FORM OF

REVOLVING NOTE

$ ,	, 2007

FOR VALUE RECEIVED, WHOLE FOODS MARKET, INC. (herein called “Company”), a Texas corporation, promises to pay to the order of                                      (herein called “Payee”), at the account specified by the Payee or at such other place as the Payee may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of                            Dollars ($                       ) (or the unpaid balance of all principal advanced against this Revolving Note, if that amount is less), together with interest on the unpaid principal balance of this Revolving Note from time to time outstanding until maturity at the rate or rates provided for in the Revolving Credit Agreement referred to below and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate.

This Revolving Note has been issued pursuant to the terms of, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of [                      ], 2007 (as the same may be amended, restated, modified or supplemented from time to time, the “Revolving Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (in such administrative capacity, the “Agent”), JPMorgan Chase Bank, N.A., as collateral agent, Royal Bank of Canada , as syndication agent, Payee and certain other signatory financial institutions named therein or which may be a party thereto from time to time, to which reference is made for all purposes.  Advances against this Revolving Note by Payee or other holders hereof, payments and prepayments hereunder and acceleration hereof shall be governed by the Revolving Credit Agreement.  Capitalized words and phrases used herein and not defined herein and which are defined in the Revolving Credit Agreement shall have the same meanings herein as are ascribed to them in the Revolving Credit Agreement.

The unpaid principal balance of this Revolving Note at any time shall be the total of all principal lent or advanced against this Revolving Note less the sum of all principal payments and permitted prepayments made on this Revolving Note by or for the account of Company.  All Loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this Revolving Note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Company’s obligations or any holder’s rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Company’s entitlement to credit for that payment as of the date received by the holder.

Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.  Each such person agrees that his, her or its liability on or with respect to this Revolving Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

This Revolving Note shall be governed by, and construed in accordance with, the laws of the State of New York.

WHOLE FOODS MARKET, INC.
a Texas corporation

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

NOTICE OF ASSUMPTION

Reference is made to that certain Revolving Credit Agreement dated as of                       , 2007 (as the same may have heretofore been amended, restated, modified and supplemented from time to time, the “Revolving Credit Agreement”), by and among Whole Foods Market, Inc., certain financial institutions from time to time a party thereto, JPMorgan Chase Bank, N.A., in its capacity as administrative agent on behalf of said financial institutions (in such capacity, the “Agent”), JPMorgan Chase Bank, N.A., as collateral agent, and Royal Bank of Canada, as syndication agent.  Terms used herein and not defined herein shall have the same meanings herein as are ascribed to them in the Revolving Credit Agreement.

[Pursuant to Section 6.4(x) of the Revolving Credit Agreement, the undersigned Subsidiary hereby gives notice to the Agent that [the entities listed on Exhibit A attached hereto and incorporated herein by reference (the “Merged Guarantors”) have] [                   (the “Merged Guarantor”), a                      corporation, has] been merged into the undersigned Subsidiary effective as of                      , 20       and the undersigned Subsidiary is the surviving Business Entity.  The undersigned Person is liable for, and does hereby assume all of, the obligations of the Merged Guarantor[s] under the Guaranties and the Contribution Agreement and shall be a “Guarantor” thereunder for all purposes.]

[Pursuant to Section 6.4(y) of the Revolving Credit Agreement, the undersigned Subsidiary (the “Transferor Subsidiary Guarantor”) hereby gives notice to the Agent that the undersigned has acquired, purchased, leased or received all of the Stock and/or assets of [                                    ] (the “Transferee Subsidiary Guarantor”) effective as of                      , 20      .  The undersigned does hereby assume and is hereby liable for, all of the obligations of the Transferor Subsidiary Guarantor under the Guaranties and the Contribution Agreement and shall be a “Guarantor” thereunder for all purposes.]

EXECUTED the      day of                     , 20      .

By:
Name:
Title:

[Attachment: Exhibit A - List of Merged Guarantors]

EXHIBIT C

OFFICER’S CERTIFICATE

Date:

JPMorgan Chase Bank, N.A.

221 W. 6th Street, Austin, Texas 78701

Mail Code TX3-8229

Fax: 512-479-2814

Attention:  Manager, Commercial Lending Group

Re:       Financial Statements Required under Revolving Credit Agreement (as the same may have been amended, modified and restated from time to time, the “Revolving Credit Agreement”) dated as of                                 , 2007, by and among Whole Foods Market, Inc., the financial institutions or party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and Royal Bank of Canada, as Syndication Agent.

Ladies and Gentlemen:

Reference is made to the above referenced Revolving Credit Agreement.  Capitalized words and phrases used herein and not defined herein and defined in the Revolving Credit Agreement are used herein with the same meanings as are assigned to them in the Revolving Credit Agreement.

The undersigned hereby certifies, warrants and represents to the addressee named above that:

(1)  He or she is the duly appointed and acting(1)                      of the Company;

[Use following paragraph 1 for fiscal year-end financial statements]

(2)  This Certificate is delivered in conjunction with the Annual Audited Financial Statements of the Company and its Subsidiaries for the fiscal year of the Company ended as of                                 , 20      , together with the annual audit report and opinion of an independent certified public accountant for such fiscal year that are required to be delivered by Section 5.2(a) of the Revolving Credit Agreement.  Each such document referred to herein is currently available on the website of the Securities and Exchange Commission at http://www.sec.gov.

[Use following paragraph 1 for fiscal quarter-end financial statements]

(2)  This Certificate is delivered in conjunction with the consolidated Quarterly Unaudited Financial Statements of the Company and its Subsidiaries required by Section 5.2(b) of the Revolving Credit Agreement for the fiscal quarter of the Company ended as of the above date.  Each such document referred to herein is currently available on the website of the Securities and Exchange Commission at http://www.sec.gov.

(3)  Based on my knowledge, the financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the financial statements.

(1)  Must be the chief executive officer, president, chief operating officer or chief financial officer of the Company.

(4)  As of the end of the period covered by the attached financial statements:

(a)  LEVERAGE RATIO:

(i)	Funded Indebtedness: $

(ii)	EBIT of the Company and its Subsidiaries for the Rolling Four Quarters:	$

(iii)	Depreciation, depletion, obsolescence and amortization of the Company and its Subsidiaries for the Rolling Four Quarters:	$

(iv)	EBITDA for the Rolling, Four Quarters (the sum of (ii) plus (iii)):	$

(v)	Required Leverage Ratio (not more than):	3.00 to 1.00

(vi)	Actual Leverage Ratio: ((i) to (iv))	to 1.00

(b)  FIXED CHARGE COVERAGE RATIO:

(i)	EBIT for the Rolling Four Quarters (see a(ii) above)	$

(ii)	Operating Lease Expense for the Rolling Four Quarters:(2)	$

(iii)	(i) plus (ii) =	$

(2)

For the fiscal quarter ended (i) September 30, 2007, such amount shall equal such item for such fiscal quarter multiplied by 52/13, (ii) January 20, 2008, such amount to equal such item for such fiscal quarter multiplied by 52/29, and (iii) April 30, 2008, such amount to equal such item for such fiscal quarter multiplied by 52/41.

(iv)	Interest expense for the Rolling Four Quarters:(3)	$

(v)	Operating Lease Expense for the Rolling Four Quarters (see b(ii)):	$

(vi)	Fixed Charge Coverage Ratio for the applicable period (iii) to the sum of (iv) and (v):	to 1.00

(vii)	Required Fixed Charge Coverage Ratio for the Applicable period (not less than):	1.50 to 1.00

(c)  RESTRICTED PAYMENTS:

(i)	Aggregate cost paid by Company for Stock redeemed or repurchased on or after [ , 2007]:		$

(ii)	Aggregate cash dividends paid by Company to owners of Stock on or after [ , 2007]:		$

(iii)	Amount of permitted “restricted payments” described in (i) & (ii) (See Section 6.11):

	(A)	Initial threshold — $[150,000,000]

(B)

[50]% of the aggregate of Net Income, depreciation, amortization and non-cash stock compensation expense of the Company and its Subsidiaries, on a consolidated basis, for each fiscal quarter of the Company ending after [                        , 2007] — $

	(C)	Sum of (A) & (B):	$ .

(4)  (Check either (a) or (b) )

(3)

For the fiscal quarter ended (i) September 30, 2007, such amount shall equal such item for such fiscal quarter multiplied by 52/13,  (ii) January 20, 2008, such amount to equal such item for such fiscal quarter multiplied by 52/29, and (iii) April 30, 2008, such amount to equal such item for such fiscal quarter multiplied by 52/41.

(a)                    The Company has kept, observed, performed and fulfilled each and every one of its covenants and obligations under the Revolving Credit Agreement during the period covered by the attached financial statements and no Default or Event of Default has occurred and is continuing.

(b)                   The Company has kept, observed, performed and fulfilled each and every one of the covenants and obligations under the Revolving Credit Agreement during the period covered by the attached financial statements except for the following matters: [Describe all such defaults, specifying the nature, duration and status thereof and what action the Company has taken or proposes to take with respect thereto].

(5)  The representations and warranties of the Company contained in Article IV of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Officer’s Certificate, the representations and warranties contained in Section 4.2 of the Revolving Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) and (b), respectively, of Section 5.2 of the Revolving Credit Agreement, including the statements in connection with which this Officer’s Certificate is delivered.

Name:
Title:

EXHIBIT D

[Company Letterhead]

REQUEST FOR EXTENSION OF CREDIT

Date:

JPMorgan Chase Bank, N.A.

221 W. 6th Street, Austin, Texas 78701

Mail Code TX3-8229

Fax: 512-479-2814

Attention:  Manager, Commercial Lending Group

Re:          Loan under Revolving Credit Agreement dated as of               , 2007, by and among Whole Foods Market, Inc., a Texas corporation, the financial institutions a party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Agent”), JPMorgan Chase Bank, N.A., as Collateral Agent, and Royal Bank of Canada, as Syndication Agent (as the same may have been amended, modified and/or restated from time to time, the “Revolving Credit Agreement”).

Ladies and Gentlemen:

Reference is made to the above referenced Revolving Credit Agreement.  Capitalized words and phrases used herein but not defined herein which are defined in the Revolving Credit Agreement are used herein with the same meanings as are ascribed to them in the Revolving Credit Agreement.

The Company requests that a Loan be made under the Revolving Credit Agreement in the amount of $[        ],000,000  and that such Loan be made on                 , 2007, which is a Business Day, or in the case of a LIBOR Rate Borrowing, a LIBOR Business Day (unless this request for a Loan is received by the Agent after 12:00 noon in which case, then on the next to occur Business Day, or in the case of a LIBOR Rate Borrowing, the next to occur LIBOR Business Day, hereafter).

The Loan is to be an (check one) [  ] Alternate Base Rate Borrowing [  ] LIBOR Rate Borrowing.  If the Loan is to be a LIBOR Rate Borrowing, the LIBOR Interest Period is to be (check one) [  ] one [  ] two [  ] three [  ] six months.

The proceeds of the advances should be disbursed to the following account:

[Bank]

[Bank Address]

[Account Name]

[Account Number]

[ABA#]

Very truly yours,

WHOLE FOODS MARKET, INC., a Texas corporation

By:
Name:
Title:

EXHIBIT E

RATE SELECTION NOTICE

Whole Foods Market, Inc., a Texas corporation, certain financial institutions signatory thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for and on behalf of the Lenders, JPMorgan Chase Bank, N.A., as Collateral Agent and Royal Bank of Canada, as Syndication Agent executed and delivered that certain Revolving Credit Agreement (as amended, supplemented and restated, the “Revolving Credit Agreement”) dated as of                     , 2007.  Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Revolving Credit Agreement.

In accordance with the Revolving Credit Agreement, the Company hereby notifies the Agent of the exercise of an Interest Option.

A.	Current borrowing

	1.	Interest Option now in effect:

	2.	Amount:		$

	3.	Expiration of current Interest Period, if applicable:		, 200

B.	Proposed borrowing

	1.	Amount:		$

	2.	Date Interest Option is to be effective:	, 200

	3.	Interest Option to be applicable (check one):

☐ Alternate Base Rate

☐ LIBOR Rate

	4.	Interest period (check one if applicable):

☐ 1 month

☐ 2 months

☐ 3 months

☐ 6 months

The Company represents and warrants that the Interest Option and the interest period (if applicable) selected above comply with all provisions of the Revolving Credit Agreement and that there exists no Event of Default or any event which, with the passage of time, the giving of notice or both, would be an Event of Default.

WHOLE FOODS MARKET, INC., a Texas corporation

By:
Date: 200	Name:
	Title:	*

* Must be the chief executive officer, president, chief operating officer or chief financial officer of the Company.

EXHIBIT F

FORM OF

ASSIGNMENT AND ACCEPTANCE

Dated:                  , 200

Reference is made to the Revolving Credit Agreement dated as of              , 2007 (as restated, amended, modified, supplemented and in effect from time to time, the “Revolving Credit Agreement”), among Whole Foods Market, Inc., a Texas corporation (the “Company”), the financial institutions from time to time a party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), JPMorgan Chase Bank, N.A., as Collateral Agent and Royal Bank of Canada, as Syndication Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Revolving Credit Agreement.  This Assignment and Acceptance, between the Assignor (as set forth on Schedule I attached hereto and made a part hereof by reference for all purposes) and the Assignee (as set forth on Schedule I hereto and made a part hereof), is dated as of the Effective Date (as set forth on Schedule I hereto attached).

1.  Each Assignor hereby irrevocably sells and assigns to each Assignee without recourse to the Assignor, and each Assignee hereby irrevocably purchases and assumes from such Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the “Assigned Interest”) in and to all such Assignor’s rights and obligations under the Revolving Credit Agreement respecting the credit facility and only the credit facility provided for in the Revolving Credit Agreement (the “Facility”), in a principal amount as set forth on Schedule I.

2.  Each Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Revolving Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Revolving Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its respective obligations under the Revolving Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Revolving Note (if any) held by it and requests that the Agent exchange such Revolving Note for a new Revolving Note payable to such Assignor (if such Assignor has retained any interest in the Facility) and a new Revolving Note payable to such Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3.  Each Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee (as that term is defined in the Revolving Credit Agreement); (ii) confirms that it has received a copy of the Revolving Credit Agreement, together with copies of the financial statements referred to in Section 4.2 thereof, or if later the most recent financial statements delivered pursuant to Section 5.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Revolving Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Revolving Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Revolving Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Revolving Credit Agreement are required to be performed by it as a Lender; (vi) if such Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Revolving Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.

4.  Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with a processing and recordation fee of $3,500, for acceptance by it and the Company and recording by the Agent pursuant to Section 9.11 of the Revolving Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent in it sole and absolute discretion, be at least five Business Days after the execution of this Assignment and Acceptance).

5.  Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to such Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  Each Assignor and each Assignee shall make all appropriate adjustments in payments for periods prior to the Assignment Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

6.  From and after the Effective Date, (i) each Assignee shall be a party to the Revolving Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) each Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Revolving Credit Agreement provided that such Assignor hereby represents and warrants that restrictions set forth in Section 9.11 of the Revolving Credit Agreement pertaining to the minimum amount of assignments has been satisfied.

7.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8.  This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier or electronic format shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule I attached hereto.

[The remainder of this page is intentionally left blank.]

SCHEDULE 1
TO
ASSIGNMENT AND ACCEPTANCE

Effective Date:

                                          , 2007(4)

Assignor

, as Assignor
[Type or print legal name of Assignor]

By
Name:
Title:

Dated: , 200

(4)   This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Assignee

, as Assignee
[Type or print legal name of Assignee]

By:
Name:
Title:

Dated: , 200
Lending Office:

Accepted:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

WHOLE FOODS MARKET, INC.

By:
Name:
Title: *

*   Must be the chief executive officer, president, chief operating officer or chief financial officer of the Company

SCHEDULE 1
TO
ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
Percentage interest assigned		%
Aggregate outstanding principal amount of Revolving Loans assigned	$
Principal amount of Revolving Note payable to Assignor	$

EXHIBIT G-A

FORM OF

SECURITY AGREEMENT A

(See Attached)

SECURITY AGREEMENT A

Dated [                           ], 2007

From

WHOLE FOODS MARKET, INC.,

as Grantor

- and -

the other Grantors referred to herein

as Grantors

to

JPMORGAN CHASE BANK, N.A.

as Collateral Agent

2

T A B L E  O F  C O N T E N T S

SCHEDULES

Schedule I		-	Initial Pledged Equity and Initial Pledged Debt
Schedule II		-	Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule III		-	Changes in Name, Location, Etc.

EXHIBIT

Exhibit A	-		Form of Security Agreement A Supplement

ii

SECURITY AGREEMENT A

SECURITY AGREEMENT dated [                         ], 2007 made by WHOLE FOODS MARKET, INC., a Texas corporation (the “Borrower”), and the other Persons listed on the signature pages hereof (the Borrower and the Persons so listed being, collectively, the “Grantors”), to JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as collateral agent (in such capacity, and together with any successor collateral agent appointed pursuant to this Agreement, the “Collateral Agent”) for the Secured Parties (as defined below).

PRELIMINARY STATEMENTS.

1.                                       The Borrower has entered into a Term Loan Agreement dated as of August [ ], 2007 among the Borrower, Royal Bank of Canada, as administrative agent for the lenders from time to time parties thereto (together with its successors and assigns in such capacity, the “Term Loan Administrative Agent”), JPMorgan Chase Bank, N.A., as Collateral Agent and as syndication agent, and RBC Capital Markets and J. P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Term Loan Agreement”).

2.                                       The Borrower has entered into a Revolving Credit Agreement dated as of August [ ], 2007 among the Borrower, JPMorgan Chase Bank, N.A., as Collateral Agent and as administrative agent for the lenders from time to time parties thereto (together with its successors and assigns in such capacity, the “Revolving Loan Administrative Agent”), Royal Bank of Canada,, as syndication agent, and J. P. Morgan Securities Inc. and RBC Capital Markets, as joint lead arrangers and joint bookrunners (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Revolving Loan Agreement”). The Term Loan Agreement and the Revolving Loan Agreement shall sometimes hereinafter be collectively referred to as the “Loan Agreements.”

3.                                       In connection with the Term Loan Agreement, certain of the Grantors (other than the Borrower) and other affiliated entities have executed and delivered a Master Guaranty Agreement to the Term Loan Administrative Agent dated as of August [ ], 2007, and in connection with the Revolving Loan Agreement, the Grantors (other than the Borrower) and other affiliated entities have executed and delivered a Master Guaranty Agreement to the Revolving Loan Administrative Agent dated as of August [ ], 2007 (both of said Master Guaranty Agreements, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Master Guaranty Agreements”).

4.                                       It is a condition precedent to the making of Loans by the Lenders under the Loan Agreements that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreements.

5.                                       Terms defined in the Loan Agreements and not otherwise defined in this Agreement are used in this Agreement as defined in the Loan Agreements. Further, unless otherwise defined in this Agreement or in the Loan Agreements, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Loan Agreements, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties under each of the Loan Agreements as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the lenders from time to time party to either or both of the Loan Agreements (together with the Collateral Agent, the Term Loan Administrative Agent and the Revolving Loan Administrative Agent, the “Secured Parties”) ,

a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)  (i)  all of such shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations (any and all such interests being the “Equity Interests”) owned by each Grantor, including without limitation, the initial pledged equity listed in Part I of Schedule I hereof, (the “Initial Pledged Equity”), and the certificates, if any, representing any of the foregoing, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all subscription warrants, rights or options issued thereon or with respect thereto; provided that, notwithstanding anything contained herein to the contrary, such Grantor shall not be required to pledge, and the terms “Pledged Equity” and “Collateral” used in this Agreement shall not include, any Equity Interests in any foreign subsidiary acquired, owned, or otherwise held by such Grantor, in each case, that, when aggregated with all of the other shares of stock in such foreign Subsidiary pledged by such Grantor, would result in more than 66% of the shares of stock in such foreign Subsidiary being pledged to the Collateral Agent for the benefit of the Secured Parties under this Agreement;

(ii)                                  all Equity Interests from time to time acquired by each Grantor in any manner (such Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii)                               all investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto.

(b)                                 all indebtedness from time to time owed to such Grantor (such indebtedness being the “Pledged Debt”) including without limitation, the initial pledged debt listed in Part II of Schedule I hereof, (the “Initial Pledged Debt”) and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of all such indebtedness.

(c)                                  all proceeds of, collateral for and supporting obligations relating to, any and all of the foregoing (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) and (b) of this Section 1 and this clause (c)) and, to the extent not otherwise included, all cash.

Notwithstanding the foregoing, “Collateral” shall not include and the Grantors shall not be deemed to have granted a security interest in any property or agreement of such Grantor to the extent (but only so long as) (x) the granting of a security interest thereunder is prohibited by any applicable law or (y) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, lease, license, agreement, instrument or other document giving rise to such property, in each case solely to the extent that such breach or default is not rendered ineffective by the UCC or other applicable law or, in the case of any consent, such consent is actually required to grant such security interest under applicable law.

Section 2. Security for Obligations; Interpretation. This Agreement secures, in the case of each Grantor, the payment of all Indebtedness and other obligations of such Grantor now or hereafter existing under any of the Loan Documents (as defined in each of the Loan Agreements), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under any of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in or related to such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in or related to the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in or related to the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment.

Section 4. Representations and Warranties. Each Grantor represents and warrants as follows:

(a)                                  As of the date hereof, such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule II hereto. Within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule II hereto except as set forth in Schedule III hereto.

(b)                                 Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it pursuant to Schedule I hereof, free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Loan Agreements. Except as permitted under the Loan Agreements, no effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents, filings which have not been authorized by the applicable Grantor or as otherwise permitted under the Loan Agreements.

(c)                                  If such Grantor is an issuer of Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(d)                                 The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof.

(e)                                  This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties under the Loan Agreements a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations; all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor, to the extent required hereunder, have been or will be timely made or taken and are, or will be, in full force and effect (to the extent perfection can be accomplished by such filing or action); such security interest is first priority except for the Liens permitted by the Loan Agreements.

(f)                                    To such Grantor’s knowledge, no material Governmental Authorization by, and no notice to or filing with, any Governmental Authority or other third party is required for the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor.

Section 5. Further Assurances. (a)  Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that the Collateral Agent may reasonably request, in order to perfect and maintain perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) execute or authenticate and file, or authorize the Collateral Agent to file, such financing or continuation statements, or amendments thereto, and as permitted by the terms of this Agreement or otherwise with the Grantor’s consent, such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (ii) upon the occurrence and during the continuance of an Event of Default, take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (iii) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken. Notwithstanding anything to the contrary set forth in this Section 5 or in this Agreement, unless an Event of Default shall have occurred and be continuing, the Grantors shall not be required to take any action to perfect the security interests granted under this Agreement in any Collateral other than (A) executing, authenticating and filing, or authorizing the Collateral Agent to file, financing or continuation statements, or amendments thereto, and (B) delivering any certificated stock certificates (and blank stock powers) representing the Pledged Equity.

(b)                                 Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover the Collateral listed in Section 1 of this Agreement of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c)                                  Upon the occurrence and continuance of an Event of Default, upon the written request of the Collateral Agent, each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 6. Post-Closing Changes. (a)  No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 4(a) of this Agreement without first giving at least 15 days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Agent at any reasonable time during normal business hours upon reasonable advance notice to inspect and make abstracts from such records and other documents. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

Section 7. Voting Rights; Dividends; Etc. (a)  So long as no Event of Default shall have occurred and be continuing:

(i)                                     Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral of such Grantor or any part thereof for any purpose.

(ii)                                  Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents, provided, however, that any and all dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus shall be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement), together with any instruments or certificates evidencing all related Collateral (with any necessary indorsement).

(iii)                               The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)                                 Upon the occurrence and during the continuance of an Event of Default:

(i)                                     All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall, upon five Business Days’ notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(ii)                                  All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement), together with any instruments or certificates evidencing all related Collateral (with any necessary indorsement).

Section 8. Transfers and Other Liens; Additional Shares. Each Grantor agrees that:

(a)                                  It will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of this Agreement or the Loan Agreements, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Loan Agreements.

(b)                                 It will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or except as permitted by the Loan Agreements, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities.

Section 9. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (such appointment to cease upon the payment in full of all the Secured Obligations other than contingent indemnification claims as to which no demand has been made), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)                                  to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b)                                 to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(c)                                  to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

Section 10. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 13.

Section 11. The Collateral Agent’s Duties. (a)  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any fiduciary relationship or any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent (as defined in clause (b) below)) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder in accordance with the express terms hereof, the Collateral Agent shall have no fiduciary relationship or other duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)                                 Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement A to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

(c)                                  Each Secured Party by its acceptance thereof hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to the Collateral Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents.

(d)                                 As to any matters not expressly provided for by the Loan Documents, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions signed by the Term Loan Administrative Agent and the Revolving Loan Administrative Agent provided, however, that the Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement or applicable law. The Collateral Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement or any of the Loan Documents upon written directions signed by the Term Loan Administrative Agent and the Revolving Loan Administrative Agent, except for any such actions (or restraint of actions) which constitute gross negligence or willful misconduct on the part of the Collateral Agent. Any such directions by the Collateral Agent and any action taken by the Collateral Agent and any failure by the Collateral Agent to act, in each case pursuant to such directions, shall be binding on all the Secured Parties and their respective successors and assigns. The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations, or warranties (other than any thereof made by the Collateral Agent or any officer thereof) contained in this Agreement or in any of the Loan Documents, for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, of any of the Loan Documents, or of the Collateral, or for the creation, maintenance, priority or perfection of any Lien created by the Loan Documents.

(e)                                  Subject to the provisions of Section 11(d), the Collateral Agent may consult with independent legal counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action to be taken, suffered, or omitted by it hereunder in good faith and in reliance thereon. The Collateral Agent may execute any of the rights or powers hereunder or perform any duties hereunder either directly or through other agents or attorneys reasonably acceptable to the Required Lenders under each of the Loan Agreements. The Collateral Agent shall not be liable for the misconduct or negligence of any such agent or attorney appointed by it with due care. The foregoing shall not exculpate any such agent or attorney from liability for its own misconduct or negligence.

(f)                                    The Collateral Agent, in its individual capacity and its affiliates may accept deposits from, lend to, and generally engage in any kind of lending, banking, or trust business with, any Grantor or their respective affiliates as if it were not acting as the Collateral Agent. With respect to its commitment and in its capacity as a Lender under each of the Loan Agreements, the Collateral Agent shall have and may exercise the same rights and powers under this Agreement and is subject to the same obligations and liabilities as applicable to any other Lender.

(g)                                 To the extent that Grantors fail to do so under the terms of the Loan Documents, and without limiting the primary obligation of Grantors to do so, the Secured Parties will reimburse the Collateral Agent upon demand and hold the Collateral Agent, its directors, officers, employees, and agents harmless against any and all losses, liabilities, or expenses incurred by the Collateral Agent arising out of or in connection with any action taken pursuant to and consistently with the express written direction of the applicable Secured Parties given under Section 11(d), including any costs and expenses incurred in connection with any investigation, suit (whether or not the Collateral Agent or any other such indemnified person is named as a party thereto), or claim arising out of or related to such action, in proportion to the respective principal amounts of the Indebtedness under the Loan Agreements at the time held by them, provided, that no Secured Party shall be liable under this Section 11(g) for any such losses, liabilities, or expenses incurred by the Collateral Agent as a result of its own breach of this Agreement, gross negligence or willful misconduct.

(h)                                 The Collateral Agent may resign at any time by giving at least forty-five (45) days’ prior written notice of resignation to Grantors and each Secured Party, such resignation to be effective upon the appointment of a successor Collateral Agent as provided in this Section 11. The Collateral Agent may be removed at any time, for or without cause, by an instrument or instruments in writing delivered to the Collateral Agent and Grantors and signed by the Required Lenders under both of the Loan Agreements. In case the office of Collateral Agent shall become vacant for any reason, a successor Collateral Agent may be appointed to fill such vacancy by an instrument or instruments in writing delivered to such successor Collateral Agent, the departing Collateral Agent, each Lender under any Loan Agreement and Grantors. After any such resignation or removal, the provisions of this Section 11 shall continue in effect for the benefit of the departing Collateral Agent with respect to any actions taken or omitted by it while acting as Collateral Agent.

(i)                                     Any corporation or national banking association into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation or national banking association resulting from any merger or consolidation to which the Collateral Agent is a party, or any state or national bank or trust company in any manner succeeding to all or substantially all of the business of the Collateral Agent and shall automatically succeed to all of the rights and obligations of the Collateral Agent hereunder and under the Loan Documents without further action on the part of any of the parties hereto. Such surviving or succeeding corporation or national banking association (if other than the Collateral Agent) shall forthwith deliver to each Secured Party and Grantors written notice of such succession to the rights and obligations of the Collateral Agent hereunder and under the Loan Documents.

Section 12. Remedies. If any Event of Default shall have occurred and be continuing:

(a)                                  The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may in its reasonable discretion deem commercially reasonable and (ii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of or related to the Collateral and (B) exercise all other rights and remedies with respect to the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or three days’ notice of the time and place of any private sale shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                                 Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 13) in whole or in part by the Collateral Agent for the benefit of the Secured Parties against, all or any part of the Secured Obligations in the following order, (i) first, on a pari passu basis, to all Secured Obligations (excluding Secured Obligations arising under the terms of any Credit Facility Hedging Agreements), comparing (1) the aggregate principal amount of the then outstanding term loans under the Term Loan Agreement to (2) the amount of the then effective Aggregate Commitment (as defined in the Revolving Loan Agreement), if the Aggregate Commitment has not been terminated, or the sum of the aggregate principal amount of the then outstanding revolving loans under the Revolving Loan Agreement and the Letter of Credit Exposure Amount (as defined in the Revolving Loan Agreement) then outstanding under the Revolving Loan Agreement, if the Aggregate Commitment has been terminated; provided that the amounts set forth in this clause (i) that will be given pari passu treatment as set forth above shall be limited to amounts (of Aggregate Commitments and Loans under the Term Loan Agreement and Aggregate Commitments or Loans and Letter of Credit Exposure Amount under the Revolving Credit Agreement, or as applicable) which would not give rise to an Event of Default arising under section 7.1(d) of the Term Loan Agreement or the Revolving Credit Agreement as a result of a breach of section 6.1(b) of the Term Loan Agreement or the Revolving Credit Agreement, respectively and (ii) second, on a pari passu basis, to all Secured Obligations arising under the terms of any Credit Facility Hedging Agreements). Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations (other than contingent indemnification claims as to which no demand has been made) shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)                                  All payments received by any Grantor under or in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d)                                 The Collateral Agent is authorized, in connection with any sale of the Collateral pursuant to this Section 12, to deliver or otherwise disclose to any prospective purchaser of the Collateral any information in its possession relating to such Collateral.

Section 13. Indemnity and Expenses.  (a)  Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all actual claims, damages, losses, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel but excluding special, indirect, punitive or consequential damages, whether arising in tort, contract or otherwise) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its directors, shareholders or creditors or any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Merger is consummated.  The Grantors also agree not to assert any claim against the Collateral Agent, any Secured Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the this Agreement.

(b)                                 Each Grantor agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, this Agreement (including, without limitation, the reasonable out-of-pocket fees and expenses of counsel for the Collateral Agent with respect thereto, with respect to advising the Collateral Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with any Grantor or with other creditors of any Grantor or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Collateral Agent and each Secured Party in connection with the enforcement of this Agreement, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Collateral Agent and each Secured Party with respect thereto).

Section 14. Amendments; Waivers; Additional Grantors; Etc.  (a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Term Loan Administrative Agent and the Revolving Loan Administrative Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)                                 Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement A Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement A Supplement.

Section 15. Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or otherwise delivered, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Loan Agreements and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement A Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.  As agreed to among the Borrower, the Collateral Agent and the applicable Secured Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Section 16. Continuing Security Interest; Assignments under the Loan Agreements.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which no demand has been made), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the applicable Loan Agreement(s) (including, without limitation, all or any portion of the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

Section 17. Release; Termination.  (a)  Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, prior to the date of the proposed release, a written request for release describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with the terms of this Agreement.

(b)                                 Upon the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which no demand has been made), and the termination of the Aggregate Commitment (as defined in each of the Loan Agreements), the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 18. Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement.

Section 19. Jurisdiction; Governing Law; Etc.  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b)                                 EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)                                  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d)                                 EACH OF THE GRANTORS AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Rest of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

JPMORGAN CHASE BANK, N.A., AS
COLLATERAL AGENT
By:
Name:
Title:
WHOLE FOODS MARKET, INC.
By:
Name:
Title:
Address for Notices:	[OTHER GRANTORS]

By:
Name:
Title:

Whole Foods Market, Inc.– Security Agreement B

Schedule I to the

Security Agreement A

PLEDGED INTERESTS AND PLEDGED DEBT

Part I

 Initial Pledged Interests

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares of the Same Class of Equity Interest

Part II

Initial Pledged Debt

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s).	Final Scheduled Maturity	Outstanding Principal Amount

Schedule II to the

Security Agreement A

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

Schedule III to the

Security Agreement A

CHANGES IN NAME, LOCATION, ETC.

Exhibit A to the

Security Agreement A

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement A Supplement]

JPMORGAN CHASE BANK, N.A.,

as the Collateral Agent for the

Secured Parties referred to in the

Loan Agreements referred to below

Attn:

WHOLE FOODS MARKET, INC.

Ladies and Gentlemen:

Reference is made to (i) the Term Loan Agreement dated as of August [ ], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, Royal Bank of Canada, as administrative agent for the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., and                as [joint] syndication agent[s],                      as documentation agent,                       as managing agent and RBC Capital Markets and J. P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners (ii)  the Revolving Credit Loan Agreement dated as of August [ ], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Loan Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent for the lenders from time to time parties thereto, Royal Bank of Canada, as syndication agents, and J. P. Morgan Securities Inc. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, and (iii) the Security Agreement A dated [                           ], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement A”) made by the Grantors from time to time party thereto in favor of JPMorgan Chase Bank, N.A. as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties under the Term Loan Agreement and the Revolving Loan Agreement (the Term Loan Agreement and the Revolving Loan Agreement being sometimes hereinafter collectively referred to as the “Loan Agreements”). Terms defined in the Loan Agreements or the Security Agreement A and not otherwise defined herein are used herein as defined in the Loan Agreements or the Security Agreement A.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties under the Loan Documents, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement A.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement A Supplement and the Security Agreement A secures the payment of all Indebtedness and other obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement A Supplement and the Security Agreement A secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3. Supplements to Security Agreement A Schedules. The undersigned has attached hereto supplemental Schedules I through III to Schedules I through III, respectively, to the Security Agreement A, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement A and are complete and correct.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 4 of the Security Agreement A (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

SECTION 5. Obligations Under the Security Agreement A. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement A to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement A to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Security Agreement A Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Name:
Title:

Address for notices:

EXHIBIT G-B

FORM OF

SECURITY AGREEMENT B

(See Attached)

SECURITY AGREEMENT B

Dated [                           ], 2007

From

WHOLE FOODS MARKET, INC.,

as Grantor

- and -

the other Grantors referred to herein

as Grantors

to

JPMORGAN CHASE BANK, N.A.

as Collateral Agent

T A B L E  O F  C O N T E N T S

SCHEDULES

Schedule I	-	Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II	-	Changes in Name, Location, Etc.

EXHIBIT

Exhibit A	-	Form of Security Agreement B Supplement

SECURITY AGREEMENT B

SECURITY AGREEMENT dated [                         ], 20     made by WHOLE FOODS MARKET, INC., a Texas corporation (the “Borrower”), and the other Persons listed on the signature pages hereof (the Borrower and the Persons so listed being, collectively, the “Grantors”), to JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as collateral agent (in such capacity, and together with any successor collateral agent appointed pursuant to this Agreement, the “Collateral Agent”) for the Secured Parties (as defined below).

PRELIMINARY STATEMENTS.

6.                                       The Borrower has entered into a Term Loan Agreement dated as of August [  ], 2007 among the Borrower, Royal Bank of Canada, as administrative agent for the lenders from time to time parties thereto (together with its successors and assigns in such capacity, the “Term Loan Administrative Agent”), JPMorgan Chase Bank, N.A., as Collateral Agent and as syndication agent, and RBC Capital Markets and J. P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Term Loan Agreement”).

7.                                       The Borrower has entered into a Revolving Credit Agreement dated as of August [  ], 2007 among the Borrower, JPMorgan Chase Bank, N.A., as Collateral Agent and as administrative agent for the lenders from time to time parties thereto (together with its successors and assigns in such capacity, the “Revolving Loan Administrative Agent”), Royal Bank of Canada,, as syndication agent, and J. P. Morgan Securities Inc. and RBC Capital Markets, as joint lead arrangers and joint bookrunners (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Revolving Loan Agreement”).  The Term Loan Agreement and the Revolving Loan Agreement shall sometimes hereinafter be collectively referred to as the “Loan Agreements.”

8.                                       In connection with the Term Loan Agreement, certain of the Grantors (other than the Borrower) and other affiliated entities have executed and delivered a Master Guaranty Agreement to the Term Loan Administrative Agent dated as of August [  ], 2007, and in connection with the Revolving Loan Agreement, the Grantors (other than the Borrower) and other affiliated entities have executed and delivered a Master Guaranty Agreement to the Revolving Loan Administrative Agent dated as of August [  ], 2007 (both of said Master Guaranty Agreements, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Master Guaranty Agreements”).

9.                                       In connection with the Loan Agreements, the Grantors have executed and delivered a Security Agreement A to the Collateral Agent dated as of August [  ], 2007 (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement A”), with the understanding that this Agreement and the security interest granted hereunder is in addition to, and not in lieu of, Security Agreement A.

10.                                 Pursuant to Section 5.17 of the Term Loan Agreement and/or Section 5.17 of the Revolving Loan Agreement, either or both of the Term Loan Administrative Agent and/or the Revolving Loan Administrative Agent have requested that the Grantors grant the security interest contemplated by this Agreement.  Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreements.

11.                                 Upon the request of the Collateral Agent in connection with the exercise of its remedies hereunder, the Borrower will open a collateral deposit account (the “Collateral Account”) pursuant to, and subject to the terms of, this Agreement.

12.                                 Terms defined in the Loan Agreements and not otherwise defined in this Agreement are used in this Agreement as defined in the Loan Agreements.  Further, unless otherwise defined in this Agreement or in the Loan Agreements, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties under each of the Loan Agreements as follows:

Section 1.  Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the lenders from time to time party to either or both of the Loan Agreements (together with the Collateral Agent, the Term Loan Administrative Agent and the Revolving Loan Administrative Agent, the “Secured Parties”) , a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Additional Collateral”):

(a)                                  all equipment in all of its forms, including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b)                                 all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c)                                  all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d)                                 the following (collectively, the “Account Collateral”):

(i)                                     the Collateral Account and each other deposit account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account or such other deposit account;

(ii)                                  all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or an Affiliate of the Collateral Agent on its behalf, for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)                               all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(e)                                  the following (collectively, the “Intellectual Property Collateral”):

(i)                                     all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto;

(ii)                                  all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii)                               all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered;

(iv)                              all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)                                 all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)                              all registrations and applications for registration for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii)                           all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii)                        all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”);

(ix)                                any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover proceeds arising from such damages;

(f)                                    all commercial tort claims;

(g)                                 all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Additional Collateral; and

(h)                                 all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Additional Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) and this clause (h) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, in each case, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Additional Collateral, and (B) cash.

Notwithstanding the foregoing, “Additional Collateral” shall not include and the Grantors shall not be deemed to have granted a security interest in any property or agreement of such Grantor to the extent (but only so long as) (x) the granting of a security interest thereunder is prohibited by any applicable law or (y) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, lease, license, agreement, instrument or other document giving rise to such property, in each case solely to the extent that such breach or default is not rendered ineffective by the UCC or other applicable law or, in the case of any consent, such consent is actually required to grant such security interest under applicable law.

Section 2. Security for Obligations; Interpretation.  This Agreement secures, in the case of each Grantor, the payment of all Indebtedness and other obligations of such Grantor now or hereafter existing under any of the Loan Documents (as defined in each of the Loan Agreements), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).  Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under any of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Additional Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Additional Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Additional Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment.

Section 4. Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)                                  As of the date hereof, such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule I hereto.  Within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as set forth in Schedule II hereto.

(b)                                 Such Grantor is the legal and beneficial owner of the Additional Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Loan Agreements.  Except as permitted under the Loan Agreements, no effective financing statement or other instrument similar in effect covering all or any part of such Additional Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents, filings which have not been authorized by the applicable Grantor or as otherwise permitted under the Loan Agreements.

(c)           This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties under the Loan Agreements a valid security interest in the Additional Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations; all filings and other actions necessary to perfect the security interest in the Additional Collateral granted by such Grantor, to the extent required hereunder, have been or will be timely made or taken and are, or will be, in full force and effect (but only to the extent perfection can be accomplished by filing a financial statement in the proper jurisdiction); such security interest is first priority except for the Liens permitted by the Loan Agreements.

(d)           To such Grantor’s knowledge, no material Governmental Authorization by, and no notice to or filing with, any Governmental Authority or other third party is required for the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor.

(e)           As to itself and its material Intellectual Property Collateral (i) to such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, (ii) such Grantor is the exclusive owner of all right, title and interest in and to, or has a valid right to use, all Intellectual Property Collateral subject only to the terms of the IP Agreements and (iii) there is no judgment or decree in respect of any Intellectual Property Collateral that would reasonably be expected to have a Material Adverse Effect.

Section 5. Further Assurances.  (a)  Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that the Collateral Agent may reasonably request, in order to perfect and maintain perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Additional Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will promptly with respect to Additional Collateral of such Grantor:  (i) execute or authenticate and file, or authorize the Collateral Agent to file, such financing or continuation statements, or amendments thereto, and as permitted by the terms of this Agreement or otherwise with the Grantor’s consent, such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (ii) upon the occurrence and during the continuance of an Event of Default, take all action necessary to ensure that the Collateral Agent has control of Additional Collateral consisting of deposit accounts, electronic chattel paper and letter of credit rights as provided in Sections 9-104, 9-105 and 9-107 of the UCC; and (iii) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken. Notwithstanding anything to the contrary set forth in this Section 5 or in this Agreement, unless an Event of Default shall have occurred and be continuing, (A) the Grantors shall not be required to take any action to perfect the security interests granted under this Agreement in any Additional Collateral other than executing, authenticating and filing, or authorizing the Collateral Agent to file, financing or continuation statements, or amendments thereto and (B) landlords and warehousemen shall be not be required to provide access or subordination agreements.

(b)           Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c)           Upon the occurrence and continuance of an Event of Default, upon the written request of the Collateral Agent, each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Additional Collateral of such Grantor and such other reports in connection with such Additional Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 6. As to Equipment and Inventory  Each Grantor will cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear and casualty and condemnation losses excepted, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that such Grantor determines are necessary or desirable to such end.

Section 7. Insurance.  Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in the manner required by the Loan Agreements.

Section 8. Post-Closing Changes; Collections on Receivables and Related Contracts.  (a)  No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 4(a) of this Agreement without first giving at least 15 days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Additional Collateral and will permit representatives of the Collateral Agent at any reasonable time during normal business hours upon reasonable advance notice to inspect and make abstracts from such records and other documents.  If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b)           Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts.  In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction, upon the occurrence and during the continuance of an Event of Default, will take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, upon the occurrence and during the continuance of an Event of Default (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be deemed to be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Collateral Account and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 16(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon.  No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 9. As to Intellectual Property Collateral.  Each Grantor shall take such commercially reasonable actions to take all steps as are reasonable and appropriate under the circumstances (all as determined by the Board of Directors of the Grantor) to preserve and protect each material item of its Intellectual Property Collateral.

Section 10. As to Letter-of-Credit Rights.  Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the

Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.  Upon the occurrence and during the continuance of an Event of Default, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

Section 11. Commercial Tort Claims.  Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim that may arise after the date hereof with an anticipated recovery of at least $5,000,000 and, upon the request of the Collateral Agent, will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all action reasonably necessary to subject such commercial tort claim to the security interest created under this Agreement.

Section 12. Transfers and Other Liens; Additional Shares.  Each Grantor agrees that:

(a)           It will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Additional Collateral, other than sales, assignments and other dispositions of Additional Collateral, and options relating to Additional Collateral, permitted under the terms of this Agreement or the Loan Agreements, or (ii) create or suffer to exist any Lien upon or with respect to any of the Additional Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Loan Agreements.

Section 13. Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (such appointment to cease upon the payment in full of all the Secured Obligations other than contingent indemnification claims as to which no demand has been made), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Additional Collateral,

(b)           to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(c)           to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Additional Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Additional Collateral.

Section 14. Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Additional Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 17.

Section 15. The Collateral Agent’s Duties.  a.  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Additional Collateral and shall not impose any fiduciary relationship or any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the safe custody of any Additional Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent (as defined in clause (b) below)) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder in accordance with the express terms hereof, the Collateral Agent shall have no fiduciary relationship or other duty as to any Additional Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Additional Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Additional Collateral.  The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Additional Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Additional Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)           Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Additional Collateral.  In the event that the Collateral Agent so appoints any Subagent with respect to any Additional Collateral, (i) the assignment and pledge of such Additional Collateral and the security interest granted in such Additional Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement B to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Additional Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Additional Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Additional Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

(c)           Each Secured Party by its acceptance thereof hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to the Collateral Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto.  The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents.

(d)           As to any matters not expressly provided for by the Loan Documents, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions signed by the Term Loan Administrative Agent and the Revolving Loan Administrative Agent provided, however, that the Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement or applicable law. The Collateral Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement or any of the Loan Documents upon written directions signed by the Term Loan Administrative Agent and the Revolving Loan Administrative Agent, except for any such actions (or restraint of actions) which constitute gross negligence or willful misconduct on the part of the Collateral Agent. Any such directions by the Collateral Agent and any action taken by the Collateral Agent and any failure by the Collateral Agent to act, in each case pursuant to such directions, shall be binding on all the Secured Parties and their respective successors and assigns.  The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations, or warranties (other than any thereof made by the Collateral Agent or any officer thereof) contained in this Agreement or in any of the Loan Documents, for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, of any of the Loan Documents, or of the Additional Collateral, or for the creation, maintenance, priority or perfection of any Lien created by the Loan Documents.

(e)           Subject to the provisions of Section 15(d), the Collateral Agent may consult with independent legal counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action to be taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.  The Collateral Agent may execute any of the rights or powers hereunder or perform any duties hereunder either directly or through other agents or attorneys reasonably acceptable to the Required Lenders under each of the Loan Agreements.  The Collateral Agent shall not be liable for the misconduct or negligence of any such agent or attorney appointed by it with due care.  The foregoing shall not exculpate any such agent or attorney from liability for its own misconduct or negligence.

(f)            The Collateral Agent, in its individual capacity and its affiliates may accept deposits from, lend to, and generally engage in any kind of lending, banking, or trust business with, any Grantor or their respective affiliates as if it were not acting as the Collateral Agent.  With respect to its commitment and in its capacity as a Lender under each of the Loan Agreements, the Collateral Agent shall have and may exercise the same rights and powers under this Agreement and is subject to the same obligations and liabilities as applicable to any other Lender.

(g)           To the extent that Grantors fail to do so under the terms of the Loan Documents, and without limiting the primary obligation of Grantors to do so, the Secured Parties will reimburse the Collateral Agent upon demand and hold the Collateral Agent, its directors, officers, employees, and agents harmless against any and all losses, liabilities, or expenses incurred by the Collateral Agent arising out of or in connection with any action taken pursuant to and consistently with the express written direction of the applicable Secured Parties given under Section 15(d), including any costs and expenses incurred in connection with any investigation, suit (whether or not the Collateral Agent or any other such indemnified person is named as a party thereto), or claim arising out of or related to such action, in proportion to the respective principal amounts of the Indebtedness under the Loan Agreements at the time held by them, provided, that no Secured Party shall be liable under this Section 15(g) for any such losses, liabilities, or expenses incurred by the Collateral Agent as a result of its own breach of this Agreement, gross negligence or willful misconduct.

(h)           The Collateral Agent may resign at any time by giving at least forty-five (45) days’ prior written notice of resignation to Grantors and each Secured Party, such resignation to be effective upon the appointment of a successor Collateral Agent as provided in this Section 15.  The Collateral Agent may be removed at any time, for or without cause, by an instrument or instruments in writing delivered to the Collateral Agent and Grantors and signed by the Required Lenders under both of the Loan Agreements.  In case the office of Collateral Agent shall become vacant for any reason, a successor Collateral Agent may be appointed to fill such vacancy by an instrument or instruments in writing delivered to such successor Collateral Agent, the departing Collateral Agent, each Lender under any Loan Agreement and Grantors.  After any such resignation or removal, the provisions of this Section 15 shall continue in effect for the benefit of the departing Collateral Agent with respect to any actions taken or omitted by it while acting as Collateral Agent.

(i)            Any corporation or national banking association into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation or national banking association resulting from any merger or consolidation to which the Collateral Agent is a party, or any state or national bank or trust company in any manner succeeding to all or substantially all of the business of the Collateral Agent and shall automatically succeed to all of the rights and obligations of the Collateral Agent hereunder and under the Loan Documents without further action on the part of any of the parties hereto.  Such surviving or succeeding corporation or national banking association (if other than the Collateral Agent) shall forthwith deliver to each Secured Party and Grantors written notice of such succession to the rights and obligations of the Collateral Agent hereunder and under the Loan Documents.

Section 16. Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Collateral Agent may exercise in respect of the Additional Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Additional Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Additional Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may in its reasonable discretion deem commercially reasonable; (iii) occupy any premises owned by any of the Grantors where the Additional Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Additional Collateral, or otherwise in respect of the Additional Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Additional Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Additional Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or three days’ notice of the time and place of any private sale shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Additional Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Additional Collateral shall be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 17) in whole or in part by the Collateral Agent for the  benefit of the Secured Parties against, all or any part of the Secured Obligations in the following order: (i) first, on a pari passu basis, to all Secured Obligations (excluding Secured Obligations arising under the terms of any Credit Facility Hedging Agreements) comparing (1) the aggregate principal amount of the then outstanding term loans under the Term Loan Agreement to (2) the amount of the then effective Aggregate Commitment (as defined in the Revolving Loan Agreement), if the Aggregate Commitment has not been terminated, or the sum of the aggregate principal amount of the then outstanding revolving loans under the Revolving Loan Agreement and the Letter of Credit Exposure Amount (as defined in the Revolving Loan Agreement) then outstanding under the Revolving Loan Agreement, if the Aggregate Commitment has been terminated; provided that the amounts set forth in this clause (i) that will be given pari passu treatment as set forth above shall be limited to amounts (of Aggregate Commitments and Loans under the Term Loan Agreement and Aggregate Commitments or Loans and Letter of Credit Exposure Amount under the Revolving Credit Agreement, or as applicable) which would not give rise to an Event of Default arising under section 7.1(d) of the Term Loan Agreement or the Revolving Credit Agreement as a result of a breach of section 6.1(b) of the Term Loan Agreement or the Revolving Credit Agreement, respectively and, (ii) second, on a pari passu basis, to all Secured Obligations arising under the terms of any Credit Facility Hedging Agreements).  Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations (other than contingent indemnification claims as to which no demand has been made) shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)           All payments received by any Grantor under or in respect of the Additional Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d)           The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations then due and owing against any funds held with respect to the Account Collateral or in any other deposit account.

(e)           In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

Section 17. Indemnity and Expenses.  (a)  Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all actual claims, damages, losses, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel but excluding special, indirect, punitive or consequential damages, whether arising in tort, contract or otherwise) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 17(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its directors, shareholders or creditors or any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Merger is consummated.  The Grantors also agree not to assert any claim against the Collateral Agent, any Secured Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the this Agreement.

(b)           Each Grantor agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, this Agreement (including, without limitation, the reasonable out-of-pocket fees and expenses of counsel for the Collateral Agent with respect thereto, with respect to advising the Collateral Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with any Grantor or with other creditors of any Grantor or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Collateral Agent and each Secured Party in connection with the enforcement of this Agreement, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Collateral Agent and each Secured Party with respect thereto).

Section 18. Amendments; Waivers; Additional Grantors; Etc.  (a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Term Loan Administrative Agent and the Revolving Loan Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)           Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement B Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Additional Collateral” shall also mean and be a reference to the Additional Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement B Supplement.

Section 19. Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or otherwise delivered, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Revolving Agreements and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement B Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.  As agreed to among the Borrower, the Collateral Agent and the applicable Secured Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Section 20. Continuing Security Interest; Assignments under the Loan Agreements.  This Agreement shall create a continuing security interest in the Additional Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which no demand has been made), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the applicable Loan Agreement(s) (including, without limitation, all or any portion of the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

Section 21. Release; Termination.  (a)  Upon any sale, lease, transfer or other disposition of any item of Additional Collateral of any Grantor in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Additional Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, prior to the date of the proposed release, a written request for release describing the item of Additional Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request, (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with the terms of this Agreement and (iv) with respect to sales of Equipment and Inventory in the ordinary course of business and other sales and dispositions that are explicitly permitted by the Loan Agreements, the Liens granted herein shall be deemed to be released with no further action on the part of any Person.

(b)           Upon the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which no demand has been made) and the termination of the Aggregate Commitment (as defined in each of the Loan Agreements), the pledge and security interest granted hereby shall terminate and all rights to the Additional Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 22. Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement.

Section 23. Jurisdiction; Governing Law, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b)           EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d)           EACH OF THE GRANTORS AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Rest of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

JPMORGAN CHASE BANK, N.A., AS
COLLATERAL AGENT

By:
Name:
Title:
WHOLE FOODS MARKET, INC.
By:
Name:
Title:
Address for Notices:	[OTHER GRANTORS]

By:
Name:
Title:

Schedule I to the
Security Agreement B

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

Schedule II to the
Security Agreement B

CHANGES IN NAME, LOCATION, ETC.

Exhibit A to the
Security Agreement B

FORM OF SECURITY AGREEMENT B SUPPLEMENT

[Date of Security Agreement B Supplement]

JPMORGAN CHASE BANK, N.A.,
as the Collateral Agent for the
Secured Parties referred to in the
Loan Agreements  referred to below

Attn:

WHOLE FOODS MARKET, INC.

Ladies and Gentlemen:

Reference is made to (i) the Term Loan Agreement dated as of August [  ], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, Royal Bank of Canada, as administrative agent for the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., and            as [joint] syndication agent[s],             as documentation agent,                  as managing agent and RBC Capital Markets and J. P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, (ii)  the Revolving Credit Loan Agreement dated as of August [  ], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Loan Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent for the lenders from time to time parties thereto, Royal Bank of Canada, as syndication agents, and J. P. Morgan Securities Inc. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, and (iii) the Security Agreement B dated [                   ], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement B”) made by the Grantors from time to time party thereto in favor of JPMorgan Chase Bank, N.A. as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties under the Term Loan Agreement and the Revolving Loan Agreement (the Term Loan Agreement and the Revolving Loan Agreement being sometimes hereinafter collectively referred to as the “Loan Agreements”).  Terms defined in the Loan Agreements or the Security Agreement B and not otherwise defined herein are used herein as defined in the Loan Agreements or the Security Agreement B.

SECTION 1.  Grant of Security.  The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties under the Loan Documents, a security interest in, all of its right, title and interest in and to all of the Additional Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement B.

SECTION 2.  Security for Obligations.  The grant of a security interest in the Additional Collateral by the undersigned under this Security Agreement B Supplement and the Security Agreement B secures the payment of all Indebtedness and other obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this Security Agreement B Supplement and the Security Agreement B secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such

Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3.  Supplements to Security Agreement B Schedules.  The undersigned has attached hereto supplemental Schedules I and II to Schedules I and II, respectively, to the Security Agreement B, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement B and are complete and correct.

SECTION 4.  Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 4 of the Security Agreement B (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

SECTION 5.  Obligations Under the Security Agreement B.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement B to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement B to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6.  Governing Law.  This Security Agreement B Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Name:
Title:

Address for notices:

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 1.1(a)

Disclosed Divestitures

Part A

1.             Sale of Henry’s and Sun Harvest stores, and related Southern California distribution center.

Part B

2.             Divestiture of such of the Wild Oats stores as may be mandated by the FTC/DOJ in connection with their legal challenge to consummation of the Transactions.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 1.1(b)

EBIT/EBITDA

(in millions)

For the Fiscal Quarter ending on 1/14/07

•      EBIT shall be:  $95.2

•      EBITDA shall be:  $154.4

For the Fiscal Quarter ending on 4/08/07

•      EBIT shall be:  $86.1

•      EBITDA shall be:  $135.2

For the Fiscal Quarter ending on 6/01/07

•      EBIT shall be:  $89.5

•      EBITDA shall be:  $138.2

2

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 1.1(c)

Guarantors

[*CONFIDENTIAL*]

Allegro Coffee Company, a Colorado corporation

Mrs. Gooch’s Natural Food Markets, Inc., a California corporation

Nature’s Heartland, Inc., a Massachusetts corporation

The Sourdough, A European Bakery, Inc., a Texas corporation

WFM Beverage Corp., a Texas corporation

WFM Beverage Holding Company, a Texas corporation

WFM Gift Card, LLC, a Virginia limited liability company

WFM Hawaii, LLC, a Hawaii limited liability company

WFM IP Investments, Inc., a Delaware corporation

WFM IP Management, Inc., a Delaware corporation

WFM Northern Nevada, Inc., a Delaware corporation

WFM Private Label Management, Inc., a Delaware corporation

WFM Private Label, L.P., a Delaware limited partnership

WFM Procurement Investments, Inc., a Delaware corporation

WFM Properties Scottsdale, LLC, a Delaware limited liability company

WFM Properties, L.P., a Texas limited partnership

WFM Purchasing Management, Inc., a Delaware corporation

WFM Purchasing, L.P., a Delaware limited partnership

WFM Select Fish, Inc., a Delaware corporation

WFM Southern Nevada, Inc., a Delaware corporation

WFMI Merger Co., a Delaware corporation

3

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Whole Food Company, Inc., a Louisiana corporation

Whole Foods Market Brand 365, LLC, a California limited liability company

Whole Foods Market California, Inc., a California corporation

Whole Foods Market Distribution, Inc., a Delaware corporation

Whole Foods Market Finance, Inc., a Delaware corporation

Whole Foods Market Group, Inc., a Delaware corporation

Whole Foods Market IP, L.P., a Delaware limited partnership

Whole Foods Market Pacific Northwest, Inc., a Delaware corporation

Whole Foods Market Procurement, Inc., a Delaware corporation

Whole Foods Market Rocky Mountain/Southwest I, Inc., a Delaware corporation

Whole Foods Market Rocky Mountain/Southwest, L.P., a Texas limited partnership

Whole Foods Market Services, Inc., a Delaware corporation

Whole Foods Market Southwest Investments, Inc., a Delaware corporation

4

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

SCHEDULE 1.1 (d)

EXISTING LETTERS OF CREDIT

I.              WHOLE FOODS MARKET, INC.

LOC #		ISSUER	BENEFICIARY	AMOUNT	EXPIRATION

a.	i-463934	JPMorgan Chase Bank, N.A.	*CONFIDENTIAL*	*CONFIDENTIAL*	*CONFIDENTIAL*
b.	SBD-231337	JPMorgan Chase Bank, N.A.	*CONFIDENTIAL*	*CONFIDENTIAL*	*CONFIDENTIAL*
c.	TDTS-636991	JPMorgan Chase Bank, N.A.	*CONFIDENTIAL*	*CONFIDENTIAL*	*CONFIDENTIAL*
d.	TDTS-230794	JPMorgan Chase Bank, N.A.	*CONFIDENTIAL*	*CONFIDENTIAL*	*CONFIDENTIAL*

II.            WILD OATS MARKETS, INC.

LOC #		ISSUER	BENEFICIARY	AMOUNT	EXPIRATION

a.	3085815	Bank of America	Capitol Indemnity Corporation and/or Platte River Ins. Co.	$1,075,000.00	11/30/2007

b.	3078322	Bank of America	Liberty Mutual Insurance Company	$7,448,000.00	9/30/2007

c.	3076234	Bank of America	Park Blvd Holdings, a California Limited Partnership	$100,000.00	11/30/2007

d.	3076235	Bank of America	Pinecrest Plaza LLC, a Florida Ltd Liability Company	$549,514.00	11/30/2007

e.	3076236	Bank of America	Travelers Indemnity Company	$6,035,000.00	9/30/2007

f.	3076237	Bank of America	Travelers Indemnity Company	$422,000.00	9/30/2007

5

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 2.1(a)

Commitments

Name of Lender	Commitment	Commitment Percentage
JPMorgan Chase Bank, N.A.	$50,000,000.00	20.0%
Royal Bank of Canada	$50,000,000.00	20.0%
Wells Fargo Bank, N A	$42,500,000.00	17.0%
LaSalle Bank Midwest, N.A.	$30,000,000.00	12.0%
Wachovia Bank, N.A.	$30,000,000.00	12.0%
Fortis Capital	$20,000,000.00	8.0%
U.S. Bank, National Association	$17,500,000.00	7.0%
Bank of America, N.A.	$10,000,000.00	4.0%
Total	$250,000,000.00	100%

6

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 3.2(e)

Litigation

None

7

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 4.8

Subsidiaries

[*CONFIDENTIAL*]

5.             Allegro Coffee Company, a Colorado corporation

[*CONFIDENTIAL*]

9.             Fresh & Wild Holding Limited, a company incorporated in England and Wales

10.           Fresh & Wild Limited, a company incorporated in England and Wales (Parent: Fresh & Wild Holding Limited)

11.           Freshlands Holdings Limited, a company incorporated in England and Wales (Parent: Fresh & Wild Limited)

12.           Freshlands Limited, a company incorporated in England and Wales (Parent: Freshlands Holdings Limited)

[*CONFIDENTIAL*]

19.           Mrs. Gooch’s Natural Food Markets, Inc., a California corporation

20.           Nature’s Heartland, Inc., a Massachusetts corporation (Parent: Whole Foods Market Group, Inc.)

[*CONFIDENTIAL*]

26.           The Sourdough, A European Bakery, Inc., a Texas corporation (Parent: Whole Foods Market Southwest Investments, Inc.)

[*CONFIDENTIAL*]

28.           WFM Beverage Corp., a Texas corporation (Parent: WFM Beverage Holding Company)

29.           WFM Beverage Holding Company, a Texas corporation

[*CONFIDENTIAL*]

31.           WFM Gift Card, LLC, a Virginia limited liability company (Parent: Whole Foods Market Group, Inc.

8

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

32.           WFM Hawaii, LLC, a Hawaii limited liability company (Parent: Mrs. Gooch’s Natural Food Markets, Inc.)

[*CONFIDENTIAL*]

34.           WFM IP Investments, Inc., a Delaware corporation

35.           WFM IP Management, Inc., a Delaware corporation

36.           WFM Northern Nevada, Inc., a Delaware corporation (Parent: Whole Foods Market California, Inc.)

37.           WFM Private Label Management, Inc., a Delaware corporation (Parent: Whole Foods Market Procurement, Inc.)

38.           WFM Private Label, L.P., a Delaware limited partnership (General Partner (0.01%): WFM Private Label Management, Inc.; Limited Partner (99.99%): WFM Procurement Investments, Inc.)

39.           WFM Procurement Investments, Inc., a Delaware corporation (Parent: Whole Foods Market Procurement, Inc.)

[*CONFIDENTIAL*]

42.           WFM Properties Holdings, Inc., a Delaware corporation

43.           WFM Properties Investments, Inc., a Delaware corporation (Parent: WFM Properties Holdings, Inc.)

44.           WFM Properties Management, Inc., a Delaware corporation (WFM Properties Holdings, Inc.)

[*CONFIDENTIAL*]

46.           WFM Properties Scottsdale, LLC, a Delaware limited liability company (Parent: GBD Properties, Inc.)

47.           WFM Properties, L.P., a Texas limited partnership (General Partner (0.01%): WFM Properties Management, Inc.; Limited Partner (99.99%): WFM Properties Investments, Inc.)

48.           WFM Purchasing Management, Inc., a Delaware corporation (Parent: Whole Foods Market Procurement, Inc.)

9

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

49.           WFM Purchasing, L.P., a Delaware limited partnership (General Partner (0.01%): WFM Purchasing Management, Inc.; Limited Partner (99.99%): WFM Procurement Investments, Inc.)

50.           WFM Select Fish, Inc., a Delaware corporation

51.           WFM Southern Nevada, Inc., a Delaware corporation (Parent: Mrs. Gooch’s Natural Food Markets, Inc.)

52.           WFMI Merger Co., a Delaware corporation

53.           Whole Food Company, Inc., a Louisiana corporation (Parent: Whole Foods Market Southwest Investments, Inc.

54.           Whole Foods Market Brand 365, LLC, a California limited liability company (Parent: Whole Foods Market Services, Inc.)

55.           Whole Foods Market California, Inc., a California corporation

56.           Whole Foods Canada, Inc., a Canada corporation

57.           Whole Foods Market Distribution, Inc., a Delaware corporation

58.           Whole Foods Market Finance, Inc., a Delaware corporation

59.           Whole Foods Market Group, Inc., a Delaware corporation

60.           Whole Foods Market IP, L.P., a Delaware limited partnership (General Partner (0.01%): WFM IP Management, Inc.; Limited Partner (99.99%): WFM IP Investments, Inc.)

61.           Whole Foods Market Pacific Northwest, Inc., a Delaware corporation

62.           Whole Foods Market Procurement, Inc., a Delaware corporation

63.           Whole Foods Market Rocky Mountain/Southwest I, Inc., a Delaware corporation

64.           Whole Foods Market Rocky Mountain/Southwest, L.P., a Texas limited partnership (General Partner (1%): Whole Foods Market Rocky Mountain/Southwest I, Inc.; Limited Partner (99%): Whole Foods Market Southwest Investments, Inc.)

65.           Whole Foods Market Services, Inc., a Delaware corporation

66.           Whole Foods Market Southwest Investments, Inc., a Delaware corporation

10

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

67.           YellowFrames Limited, a company incorporated in England and Wales (Parent: Fresh & Wild Limited)

11

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 4.13

Assumed Names

Whole Foods Market

Fresh Fields

Fresh Fields Whole Foods Market

Merchant of Vino

Whole Foods Market Southwest, L.P.

Whole Foods Market Southwest

Whole Foods Market Southwest Distribution Center

Whole Foods Market Rocky Mountain, L.P.

Whole Foods Market Rocky Mountain

Whole Hearth

12

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 4.16

Agreements

1.             All credit agreements for borrowed money (other than the indebtedness governed hereby), indentures and capitalized leases and all Property subject to any Lien securing such Indebtedness or lease obligation

None other than as summarized in Company’s SEC filings or with respect to liens described in Section 6.2(b) through 6.2(i)

2.             Letter of credit and guaranty for which the liability or potential liability of the Company and its Subsidiaries on a consolidated basis is in excess of $250,000

                None other than as summarized in Company’s SEC filings

3.             Other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any indebtedness for borrowed money of the Company or any of its Subsidiaries (other than the Indebtedness hereunder and Indebtedness secured by Incidental Liens)

                None other than as summarized in Company’s SEC filings or with respect to liens described in Section 6.2(b) through 6.2(i)

4.             Obligations of the Company or any of its Subsidiaries to issuers of appeal bonds issued for account of the Company or any of its Subsidiaries.

None

13

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

Schedule 6.2(a)

Liens

Mrs. Gooch Natural Food Markets, Inc.

11/26/02; Citicorp Vendor Finance (Equipment Lease); #0233660421

Whole Foods Market California, Inc.

11/24/02; US Bancorp (Equipment Lease); #0226860364

3/21/05; Robert Reiser & Co. (Equipment Lease); #05-7019828060

6/29/06; United Rentals, Inc. (Equipment Lease); #06-7075949885

5/24/07; Bank of America Leasing & Capital (Equipment Lease); #07-7115128719

5/25/07; Bank of America Leasing & Capital (Equipment Lease) (2 filings); #07-7115332170

7/23/07; Bank of America Leasing & Capital (Equipment Lease); # 07-7122379816

7/24/07; Bank of America Leasing & Capital (Equipment Lease); #07-7122591034

Whole Foods Market Distribution, Inc.

12/05/03; Recycle America Alliance, LLC (Equipment Lease); #33194050

Whole Foods Market Group, Inc.

9/3/02; American Bank Note Company, as agent for USPS (Consignment); #22214041

9/25/02; IBM Credit Corporation (Equipment Lease); #22469553

10/23/02; IBM Credit Corporation (Equipment Lease); #22769119

7/17/03; Patriot Commercial Leasing Co. (Equipment Lease); #30309347

2/28/03; American Bank Note Company, as agent for USPS (Consignment); #30498843

2/5/03; Crown Credit Company (Equipment Lease); #30571797

3/10/03; Crown Credit Company (Equipment Lease); #30576762

2/28/03; Crown Credit Company (Equipment Lease) (2 filings); #30687692, #30687734

11/13/03; Crown Credit Company (Equipment Lease); #32987553

4/29/04; Crown Credit Company (Equipment Lease); #41198490

9/7/04; Crown Credit Company (Equipment Lease); #42507442

1/20/05; Crown Credit Company (Equipment Lease); #50223173

2/14/05; Crown Credit Company (Equipment Lease); #50494329

2/25/05; Crown Credit Company (Equipment Lease); #50613555

4/12/05; Crown Credit Company (Equipment Lease); #51116608

8/8/05; Crown Credit Company (Equipment Lease) (3 filings); #52438548; 52442847

8/25/05; Crown Credit Company (Equipment Lease); #52647692

3/10/03; US Bancorp (Equipment Lease); #30576762

3/31/03; US Bancorp (Equipment Lease); #30879927

4/28/03; US Bancorp (Equipment Lease); #31260093

14

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*].  The redacted portions have been filed separately with the SEC.

11/26/03; US Bancorp (Equipment Lease); #33125294

3/10/04; US Bancorp (Equipment Lease); #30576762

3/16/04; US Bancorp (Equipment Lease); #40729923

9/7/06; US Bancorp (Equipment Lease); #42507442

4/15/03; IOS Capital LLC (Equipment Lease); #30972052

7/27/04; IOS Capital LLC (Equipment Lease); #42162065

3/12/04; Robert Reiser & Co. (Equipment Lease); #4078888

2/11/04; IOS Capital LLC (Equipment Lease); #40511099

3/8/07; IOS Capital LLC (Equipment Lease); #0867464

1/8/04; Konica Minolta Business Solutions (Equipment Lease); #40044737

4/1/05; Greater Bay Bank (Equipment Lease); #50993692

10/6/04; First Access (Equipment Lease); #42808394

8/30/05; Robert Reiser & Co. (Equipment Lease); #52688258

7/28/06; Robert Reiser & Co. (Equipment Lease); #62611614

12/14/06; Robert Reiser & Co. (Equipment Lease); #64372520

3/20/07; Robert Reiser & Co. (Equipment Lease); #1028397

9/7/05; Citicapital Technology Finance (Equipment Lease); #52762764

9/23/05; Citicapital Technology Finance (Equipment Lease); #52996289

5/30/06; NMHG Financial Services (Equipment Lease); #61817121

Whole Foods Market, Inc.

6/10/04; Crown Credit Company (Equipment Lease); #04-0070989027

6/15/04; Crown Credit Company (Equipment Lease) (2 filings); #04-0071408034, #04-0071408145

6/21/04; Crown Credit Company (Equipment Lease) (2 filings); #04-0072049804, #04-0072062556

6/24/04; Crown Credit Company (Equipment Lease); #04-0072582240

6/29/04; Crown Credit Company (Equipment Lease); #04-0072992124

10/14/04; Crown Credit Company (Equipment Lease); #04-0085079881

10/25/04; Crown Credit Company (Equipment Lease); #04-0086111233

5/23/05; Crown Credit Company (Equipment Lease); #05-0016055860

5/24/05; Crown Credit Company (Equipment Lease) (2 filings); #05-0016243415, #05-001623526

12/19/05; Crown Credit Company (Equipment Lease); #05-0038612843

3/18/02; NCR Corporation (Equipment Lease); #02-0022852708

4/29/02; NMHG Financial Services (Equipment Lease); #02-0027956536

9/11/03; American Bank Note, as agent for USPS (Consignment); #04-0041483498

9/30/05; IBM Credit (Equipment Lease); #05-0030547216

6/26/07; US Express Leasing (Equipment Lease); #07-0021504998

Allegro Coffee Company, Inc.

2/11/05; Air Liquide Industrial US, LP (Equipment Lease); #20052016259

15